UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Insurance Management Solutions Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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801 94th Avenue North

St. Petersburg, Florida 33702

Dear Shareholder:

You are cordially invited to attend a Special Meeting (the “Special Meeting”) of the Shareholders of Insurance Management Solutions Group, Inc. (“IMSG”), to be held on                                 , 2003, at IMSG’s offices at 801 94th Avenue North, St. Petersburg, Florida. The Special Meeting will begin at 3:00 p.m. local time.

At the Special Meeting, you will be asked to consider and vote solely upon a proposal to approve the merger of IMSG and a subsidiary of Fiserv, Inc. (“Fiserv”), pursuant to an Agreement and Plan of Merger, dated as of April 9, 2003 (the “Merger Agreement”), by and among IMSG, Fiserv and certain direct and indirect subsidiaries of Fiserv. The transactions contemplated by the Merger Agreement are collectively referred to herein as the “Fiserv Merger.” In the Fiserv Merger, (i) each share of IMSG common stock issued and outstanding immediately prior to the Fiserv Merger (other than shares owned by Bankers Insurance Group, Inc. and its subsidiaries (the “Principal Shareholders”)) will be converted into the right to receive $3.30 per share in cash, without interest, and (ii) each share of IMSG common stock owned by the Principal Shareholders will be converted into the right to receive $3.26 per share in cash, without interest. As a result of the Fiserv Merger, IMSG will become an indirect wholly-owned subsidiary of Fiserv. A copy of the Merger Agreement (without exhibits and schedules) is attached as Appendix A to, and a description of the Merger Agreement is included in, the accompanying Proxy Statement.

In connection with its review and consideration of the Fiserv Merger, the Board of Directors of IMSG retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) to render an opinion to the IMSG Board of Directors as to the fairness, from a financial point of view, to the shareholders of IMSG (other than the Principal Shareholders) of the consideration to be received in the Fiserv Merger by the shareholders of IMSG (other than the Principal Shareholders). A copy of the opinion of Houlihan Lokey is attached as Appendix B to, and a description of its opinion is included in, the accompanying Proxy Statement.

YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE FISERV MERGER IS FAIR TO AND IN THE BEST INTERESTS OF IMSG AND ITS SHAREHOLDERS, HAS APPROVED AND ADOPTED THE FISERV MERGER (SUBJECT TO IMSG SHAREHOLDER APPROVAL) AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE FISERV MERGER. In arriving at its recommendation, the Board of Directors gave careful consideration to a number of factors, as described in the enclosed Proxy Statement, regarding the fairness to IMSG and its shareholders of the consideration to be received by the shareholders of IMSG pursuant to the Fiserv Merger.

DETAILS OF THE MERGER AGREEMENT AND THE FISERV MERGER APPEAR IN THE ACCOMPANYING PROXY STATEMENT. PLEASE GIVE THIS MATERIAL YOUR CAREFUL ATTENTION.

It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and mail it promptly using the enclosed, pre-addressed, postage-paid, return envelope. If you attend the Special Meeting, you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

Sincerely,

David M. Howard

Chairman of the Board, President and

Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE RETURN YOUR PROXY PROMPTLY

                , 2003

801 94th Avenue North

St. Petersburg, Florida 33702

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD                                 , 2003

A Special Meeting of Shareholders of Insurance Management Solutions Group, Inc. (“IMSG”) will be held at IMSG’s offices at 801 94th Avenue North, St. Petersburg, Florida, on                         ,                  , 2003. The Special Meeting will begin at 3:00 p.m. local time and will be held for the following purposes:

1. To consider and vote on a proposal to approve the merger by IMSG with a wholly-owned indirect subsidiary of Fiserv, Inc. (“Fiserv”), pursuant to an Agreement and Plan of Merger, dated as of April 9, 2003, by and among IMSG, Fiserv, Fiserv Solutions, Inc., a subsidiary of Fiserv (“Fiserv Solutions”), and Fiserv Merger Sub, Inc., a subsidiary of Fiserv Solutions (“Fiserv Merger Sub”). (The transactions contemplated by the Merger Agreement are collectively referred to herein as the “Fiserv Merger.”); and

2. To transact any other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF IMSG HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE FISERV MERGER AND HAS DETERMINED THAT THE MERGER AGREEMENT AND THE FISERV MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, IMSG AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF IMSG RECOMMENDS THAT THE SHAREHOLDERS OF IMSG VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE FISERV MERGER AT THE SPECIAL MEETING.

Under Florida law, approval of the Merger Agreement and the Fiserv Merger requires the affirmative vote of the holders of a majority of IMSG’s issued and outstanding shares of common stock, $.01 par value per share (“IMSG Common Stock”). In addition, the Merger Agreement provides, as a condition to closing of the Fiserv Merger, that the Merger Agreement and Fiserv Merger be approved by at least 50.01% of the issued and outstanding shares of IMSG Common Stock that are not owned or controlled by Bankers Insurance Group, Inc. (“BIG”) and certain of its direct and indirect subsidiaries (together with BIG, the “Principal Shareholders”). Each share of IMSG Common Stock is entitled to one vote on all matters to come before the Special Meeting. The IMSG Common Stock constitutes the only outstanding class of capital stock of IMSG. The Principal Shareholders own, as of the record date for the Special Meeting, an aggregate of 8,354,884 shares, or approximately 68.1% of the total issued and outstanding shares, of IMSG Common Stock. The Principal Shareholders have agreed, pursuant to an Agreement to Facilitate Merger with Fiserv, Fiserv Solutions and Fiserv Merger Sub (a copy of which is attached (without schedules) as Appendix C to the accompanying Proxy Statement), to vote all of such shares of IMSG Common Stock “FOR” the Merger Agreement and the Fiserv Merger.

Florida law provides that you may dissent from the Fiserv Merger. To perfect your dissenters’ rights under the Florida Business Corporation Act (the “FBCA”), you must first notify IMSG in writing prior to the Special Meeting that you intend to demand payment for your shares and you must not vote your shares in favor of the Merger Agreement and the Fiserv Merger. If the Fiserv Merger is approved by IMSG’s shareholders, IMSG will then notify you that you are entitled to demand payment for your shares and instruct you of the necessary steps in order to obtain such payment. If you do not comply with the procedures governing dissenters’ rights set forth under Florida law and explained elsewhere in the accompanying Proxy Statement, you may not be entitled to payment for your shares. A copy of the relevant provisions of Florida law is attached as Appendix D to the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of IMSG, as of the close of business on                      , 2003, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder for a proper purpose during normal business hours at our offices for a period of at least ten days preceding the Special Meeting. Information relating to the matters to be considered and voted on at the Special Meeting is set forth in the Proxy Statement accompanying this notice.

By order of the Board of Directors,

Anthony M. Marando

Corporate Secretary

                        , 2003

Your vote is important. To assure your representation

at the Special Meeting, please vote on the matter to be considered at the Special Meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope.

801 94th Avenue North

St. Petersburg, Florida 33702

This proxy statement (the “Proxy Statement”) is being furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Insurance Management Solutions Group, Inc. (“IMSG”) for the Special Meeting (the “Special Meeting”) of Shareholders to be held at IMSG’s offices at 801 94th Avenue North, St. Petersburg, Florida on             ,     , 2003, at 3:00 p.m. local time, or any adjournment or postponement thereof.

If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the Special Meeting. Your giving of a proxy does not affect your right to vote in person if you attend the Special Meeting. You may revoke your proxy at any time prior to the voting thereof.

Shares of IMSG common stock, $.01 par value per share (“IMSG Common Stock”), are currently traded on the OTC Bulletin Board under the symbol “INMG.OB.” On April 8, 2003, the last trading day before IMSG and Fiserv announced the signing of the Merger Agreement, the last sale price of IMSG Common Stock reported on the OTC Bulletin Board was $2.70 per share. On             , 2003, the most recent practicable trading day prior to the date of this Proxy Statement, the last sale price of IMSG Common Stock on the OTC Bulletin Board was $         per share.

As used in this Proxy Statement, unless the context otherwise requires, the term “IMSG” refers to Insurance Management Solutions Group, Inc. and its subsidiaries. All information regarding IMSG contained in this Proxy Statement has been supplied by IMSG. All information regarding Fiserv and its direct and indirect subsidiaries contained in this Proxy Statement has been supplied by Fiserv.

This Proxy Statement and the accompanying proxy are first being mailed on or about             , 2003 to shareholders entitled to vote at the Special Meeting.

Shareholders of record as of the close of business on                 , 2003 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. At that date, there were 12,276,063 shares of IMSG Common Stock outstanding and entitled to vote. Each outstanding share of IMSG Common Stock is entitled to one vote on all matters submitted to a vote of shareholders.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections appointed for the Special Meeting, who will also determine whether a quorum is present for the transaction of business. IMSG’s Amended and Restated Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of IMSG Common Stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one matter presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved.

Under Florida law, approval of the Merger Agreement and the Fiserv Merger (each as hereinafter defined) requires the affirmative vote of the holders of a majority of the issued and outstanding shares of IMSG Common Stock. In addition, the Merger Agreement provides, as a condition to closing of the Fiserv Merger, that the Merger Agreement and Fiserv Merger be approved by at least 50.01% of the issued and outstanding shares of

IMSG Common Stock that are not owned or controlled by Bankers Insurance Group, Inc. (“BIG”) and certain of its direct and indirect subsidiaries (together with BIG, the “Principal Shareholders”). The Principal Shareholders own, as of the Record Date, an aggregate of 8,354,884 shares, or approximately 68.1% of the total issued and outstanding shares, of IMSG Common Stock. The Principal Shareholders have agreed to vote all of such shares “for” the approval of the Merger Agreement and the Fiserv Merger.

You are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. You are urged to indicate your vote in the space provided on the proxy. Proxies solicited by the Board of Directors of IMSG will be voted in accordance with the directions given by the giver of the proxy. If no instructions are made, signed proxies will be voted “FOR” the approval of the Merger Agreement and the Fiserv Merger, as more fully described in this Proxy Statement. Returning your completed proxy will not prevent you from voting in person at the Special Meeting if you are present and wish to do so.

If you give a proxy you may revoke it at any time before it is exercised by: (i) filing with the Corporate Secretary of IMSG written notice that you wish to revoke your proxy; (ii) submitting a properly executed proxy bearing a later date; or (iii) appearing at the Special Meeting and giving the Corporate Secretary notice of your intention to vote in person. Proxies solicited by this Proxy Statement may be exercised only at the Special Meeting and any adjournment or postponement thereof and will not be used for any other meeting. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by the inspector of elections designated by the Board of Directors, who will not be employed by IMSG or any of its affiliates.

The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by IMSG. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mails, by directors, officers and regular employees of IMSG without additional compensation for those activities. IMSG also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of IMSG Common Stock held of record to the beneficial owners of such shares. IMSG will reimburse such record holders for their reasonable out-of-pocket expenses.

SUMMARY OF TERMS

This summary highlights selected information in this Proxy Statement and may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement and the other documents we refer you to for a more complete understanding of the matters being considered at the Special Meeting. See “Where You Can Find More Information.” A copy of the Merger Agreement (without exhibits and schedules) is attached as Appendix A to this Proxy Statement and is incorporated by reference herein. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

Parties to the Fiserv Merger (page 13)	IMSG is a Florida corporation organized in 1996. IMSG, through its wholly-owned subsidiaries, Insurance Management Solutions, Inc. and Colonial Claims Corporation, provides comprehensive policy and claims outsourcing services to the property and casualty (“P&C”) insurance industry, with an emphasis on providing these services to the flood insurance market. IMSG Common Stock currently trades on the OTC Bulletin Board under the symbol INMG.OB. IMSG’s principal executive offices are located at 801 94th Avenue North, St. Petersburg, Florida 33702.

Fiserv is a leading technology resource for information management systems used by the financial industry. Fiserv, a Wisconsin corporation, was formed on July 31, 1984, through the combination of two major regional data processing firms located in Milwaukee, Wisconsin and Tampa, Florida. These firms—First Data Processing of Milwaukee and Sunshine State Systems of Tampa—began their operations in 1964 and 1971, respectively, as the data processing operations of their parent financial institutions. Historically, operations were expanded by developing a range of services for these parent organizations as well as other financial institutions. Since its organization in 1984, Fiserv has grown through the continuing development of highly specialized services and product enhancements, the addition of new clients and the acquisition of firms complementing the Fiserv organization.

With its principal executive offices located at 255 Fiserv Drive, Brookfield, Wisconsin 53045, Fiserv provides information management technology and related services to banks, broker-dealers, credit unions, financial planners and investment advisers, insurance agents and companies, leasing companies, mortgage lenders and savings institutions. Fiserv operates centers nationwide for full-service financial data processing, software system development, item processing and check imaging, technology support and related product businesses. In addition, Fiserv has business support centers in Argentina, Australia, Columbia, Indonesia, the Philippines, Poland, Singapore and the United Kingdom. Fiserv Solutions is a Wisconsin corporation and a wholly-owned subsidiary of Fiserv. It is the principal operating subsidiary of Fiserv. Fiserv Merger Sub is a Florida corporation and a wholly-owned subsidiary of Fiserv Solutions. It was formed solely for purposes of consummating the Fiserv Merger and has no operations other than in connection therewith.

Date, Time and Place of the Special Meeting (page 1)	The Special Meeting will be held on , 2003, at 3:00 p.m. local time at IMSG’s offices at 801 94th Avenue North, St. Petersburg, Florida.

Purpose of the Special Meeting (page 13)	At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement and the Fiserv Merger. If IMSG shareholder approval of the Merger Agreement and Fiserv Merger is obtained at the Special

Meeting, the IMSG Board expects to complete the Fiserv Merger within three business days of the Special Meeting.

Record Date and Shareholders Entitled to Vote (page 1)	You are entitled to vote at the Special Meeting if you owned shares of IMSG Common Stock at the close of business on , , 2003, the Record Date for the Special Meeting. You will have one vote for each share of IMSG Common Stock that you owned on the Record Date. As of the Record Date, there were 12,276,063 shares of IMSG Common Stock outstanding and entitled to vote at the Special Meeting.

Shareholder Approval of the Merger Agreement and the Fiserv Merger (page 13)	In order to approve the Merger Agreement and the Fiserv Merger, we will need to obtain the affirmative vote of the holders of a majority of the issued and outstanding shares of IMSG Common Stock entitled to vote at the Special Meeting. The Principal Shareholders, which own collectively approximately 68.1% of the shares of IMSG Common Stock entitled to vote at the Special Meeting, have agreed pursuant to an Agreement to Facilitate Merger (attached hereto as Appendix C, without schedules, and further described herein) to vote all of their shares in favor of approval of the Merger Agreement and Fiserv Merger.

In addition, the Merger Agreement provides, as a condition to consummation of the Fiserv Merger, that the Merger Agreement and Fiserv Merger be approved by at least 50.01% of the issued and outstanding shares of IMSG Common Stock entitled to vote at the Special Meeting that are not owned or controlled by the Principal Shareholders.

Background of and IMSG’s Reasons for the Fiserv Merger (page 14)	IMSG’s Board of Directors consulted with senior management and its advisors and considered a number of factors, including those set forth below, in reaching its decisions to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement and to recommend that IMSG’s shareholders vote “FOR” approval of the Merger Agreement and the Fiserv Merger. The material factors considered by IMSG’s Board of Directors include: (i) the historical and projected financial performance of IMSG; (ii) trends and competitive conditions in the industry in which IMSG competes; (iii) the increased costs of IMSG operating as an independent public company; (iv) the market price of IMSG Common Stock and the merger consideration; (v) the fairness opinion rendered by Houlihan Lokey; (vi) prior offers and negotiations with third parties and alternatives to the Fiserv Merger; (vii) the terms of the Merger Agreement, including the required shareholder approvals; (viii) the availability of dissenters’ rights; (ix) the likelihood of closing the Fiserv Merger; and (x) the effect of the Fiserv Merger on employees and customers of IMSG.

Recommendation of the Board of Directors (page 19)	The Board of Directors of IMSG unanimously determined that the terms of the Merger Agreement and the Fiserv Merger are advisable and fair to, and in the best interests of, IMSG and its shareholders and has unanimously approved the Merger Agreement and the Fiserv Merger. The Board of Directors of IMSG unanimously recommends that you vote “FOR” the approval of the Merger Agreement and the Fiserv Merger.

Regulatory Matters (page 27)	The consummation of the Fiserv Merger does not require any significant federal or state regulatory filings or approvals other than the filing of Articles of Merger with the Department of State of the State of Florida and the federal filings required under applicable U.S. securities laws in connection with this Proxy Statement.

Interests of IMSG Directors and Officers in the Fiserv Merger (page 26)

IMSG’s shareholders should be aware that some directors and executive officers of IMSG have interests in the Fiserv Merger that are different from, or in addition to, those of IMSG shareholders generally. These interests include the following:

•   certain IMSG directors are affiliates of the Principal Shareholders, which collectively beneficially own approximately 68.1% of the outstanding shares of IMSG Common Stock and have entered into an agreement pursuant to which the Principal Shareholders have, among other things, agreed to vote their shares of IMSG Common Stock in favor of the approval of the Merger Agreement and the Fiserv Merger; and

•   each of the directors and officers of IMSG will be entitled to continued indemnification by IMSG and Fiserv, as well as to continued director and officer insurance coverage.

The Merger Agreement (page 29)	The Merger Agreement (without exhibits and schedules) is attached to this Proxy Statement as Appendix A. We encourage you to read the Merger Agreement in its entirety, as it is the legal document that governs the Fiserv Merger. The closing of the Fiserv Merger is conditioned upon several conditions, some of which are summarized in this Proxy Statement and all of which are set forth in the Merger Agreement. We and Fiserv and its affiliates each made representations and warranties and other agreements, all of which are set forth in the Merger Agreement.

Consideration to be Received in the Fiserv Merger (page 29)	At the effective time of the Fiserv Merger, Fiserv Merger Sub will be merged with and into IMSG, with IMSG, as the surviving corporation, becoming a wholly-owned subsidiary of Fiserv Solutions. At the effective time of the Fiserv Merger, (i) each share of issued and outstanding IMSG Common Stock (other than the 8,354,884 shares (the “BIG Shares”) of IMSG Common Stock owned by the Principal Shareholders) will be converted into the right to receive $3.30 in cash, without interest, and (ii) each BIG Share shall be converted into the right to receive $3.26 in cash, without interest.

Opinion of Houlihan Lokey (page 20)	The Board of Directors of IMSG retained Houlihan Lokey to render a fairness opinion with respect to the consideration to be paid to the Company’s shareholders (other than the Principal Shareholders) pursuant to the Fiserv Merger. On April 4, 2003, Houlihan Lokey delivered its opinion to the Board of Directors of IMSG that, as of the date of its opinion, the consideration to be received in connection with the Fiserv Merger by the shareholders of IMSG other than the Principal Shareholders is fair to those shareholders from a financial point of view. A copy of the opinion of Houlihan Lokey is attached as Appendix B to, and a description of its opinion is included in, this Proxy Statement. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. The opinion does not constitute a recommendation to any shareholder as to how to vote with respect to matters relating to the Fiserv Merger.

Dissenters’ Rights (page 40)	The Florida Business Corporation Act grants dissenters’ rights in the Fiserv Merger to the holders of IMSG Common Stock. If you choose to exercise those rights and do so properly, you will be entitled to obtain payment of the fair value of your shares if and when the Fiserv Merger is effectuated. It is very important that you review your rights in detail. If you choose to exercise your dissenters’ rights, you must carefully follow certain procedures set out in this Proxy Statement or you may permanently lose your right to exercise dissenters’ rights.

Certain U.S. Federal Income Tax Consequences (page 27)	The Fiserv Merger will be a taxable transaction for all United States taxpayers who hold shares of IMSG Common Stock. If you are a United States taxpayer, any gain you recognize will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted basis of the shares of IMSG Common Stock you own. Tax matters are complicated, and the tax consequences of the Fiserv Merger to any particular IMSG shareholder will depend on the shareholder’s particular tax situation. You should consult your own tax advisor regarding the tax consequences of the Fiserv Merger to you.

Conduct of IMSG’s Business Prior to the Fiserv Merger (page 31)	IMSG has agreed that, except as otherwise contemplated by the Merger Agreement, IMSG, including its subsidiaries, will use commercially reasonable efforts to conduct its operations in its ordinary and usual course of business.

No Solicitation (page 31)	IMSG has agreed, subject to limited exceptions set forth in the Merger Agreement, not to initiate or engage in discussions with any other party about a business combination with the other person or provide any nonpublic information to any other person prior to the termination of the Merger Agreement.

Shareholders’ Meeting (page 32)	IMSG has agreed to use commercially reasonable efforts to convene the Special Meeting as soon as practicable. Under the Merger Agreement, IMSG’s Board of Directors is required to recommend the approval of the Merger Agreement and the Fiserv Merger by the shareholders at the Special Meeting, unless it complies with certain requirements under the Merger Agreement. The IMSG Board may not withdraw, or modify in a manner adverse to Fiserv, its recommendation unless IMSG has complied with the nonsolicitation covenants of the Merger Agreement and such withdrawal or modification is required under applicable law in order for the IMSG Board to comply with its fiduciary duties.

Conditions to Completion of the Fiserv Merger (page 33)

A number of conditions must be satisfied or waived before the Fiserv Merger will be completed, including, among others:

•   the absence of any order, decree or injunction that prevents or materially delays the completion of the Fiserv Merger or materially limits Fiserv Solution’s ability to exercise full rights of ownership of IMSG or its assets or business;

•   the approval of the Merger Agreement and the Fiserv Merger by (i) the holders of a majority of the outstanding shares of IMSG Common Stock and (ii) the holders of at least 50.01% of the outstanding shares of IMSG Common Stock not owned or controlled by the Principal Shareholders;

• the accuracy of the respective representations and warranties of IMSG and Fiserv, subject to materiality exceptions;

• the fulfillment in all material respects of the covenants of IMSG and Fiserv under the Merger Agreement; and

•   the absence of any action or proceeding arising by reason of the Fiserv Merger which is reasonably likely to have a material adverse effect on any party or prevent the consummation of the Fiserv Merger.

Termination of the Merger Agreement (page 34)	Fiserv and IMSG may mutually agree to terminate the Merger Agreement at any time. In addition, either Fiserv or IMSG may terminate the Merger Agreement if specified events do or do not occur. These events include:

• if the Fiserv Merger is not completed by October 9, 2003, other than as a result of the failure by the party proposing to terminate the Merger Agreement to perform its obligations;

• if a court or governmental body permanently prohibits the Fiserv Merger or a proceeding for it to do so is pending on and after April 9, 2004;

• if the IMSG shareholders fail to approve the Merger Agreement and the Fiserv Merger at the Special Meeting; or

• if a party has materially breached any of its representations, warranties or obligations and the other party has not materially breached its obligations under the Merger Agreement.

Fiserv may also terminate the Merger Agreement if:

• IMSG has materially breached its nonsolicitation covenants under the Merger Agreement;

• the IMSG Board of Directors has recommended to the IMSG shareholders, approved, accepted or entered into an agreement regarding an alternative transaction;

• the IMSG Board of Directors has withdrawn or modified in a manner adverse to Fiserv its recommendation of the Fiserv Merger; or

•   a tender offer or exchange offer for 15% or more of the IMSG Common Stock is commenced and IMSG’s Board of Directors, within ten business days thereafter, fails to recommend against acceptance thereof or takes no position with respect thereto.

IMSG may also terminate the Merger Agreement under certain circumstances if the IMSG Board of Directors reasonably determines in good faith, after consultation with its legal and financial advisors, that an alternative transaction is more favorable to IMSG’s shareholders than the Fiserv Merger.

Termination Payment (page 35)	IMSG must pay Fiserv a termination fee of $1,200,000 if the Merger Agreement is terminated under certain circumstances including: (i) the failure of IMSG’s shareholders to approve the Merger Agreement and the Fiserv Merger at the Special Meeting and IMSG entering into an agreement for, or consummating, an alternative transaction within twelve months of termination of the Merger Agreement; (ii) IMSG materially breaching its nonsolicitation covenants under the Merger Agreement, the IMSG Board of Directors recommending an alternative transaction, a withdrawal or modification by the IMSG Board of Directors in a manner adverse to Fiserv of its recommendation of the Fiserv Merger, the IMSG
Board of Directors failing to recommend against, or taking no position with respect to, certain tender offers or exchange offers, and in any such event IMSG entering into an agreement for, or consummating, an alternative transaction within twelve months of termination of the Merger Agreement; or (iii) the IMSG Board of Directors
authorizing IMSG to enter into an agreement concerning an alternative transaction or
IMSG entering into an alternative transaction if the IMSG Board reasonably determines in good faith, after consultation with its legal and financial advisors, that the alternative transaction is more favorable to IMSG shareholders than the Fiserv
Merger. These circumstances are described in detail in “The Merger Agreement—
Termination Payment; Expenses.”

APPENDICES

APPENDIX A:  AGREEMENT AND PLAN OF MERGER

APPENDIX B:  OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

APPENDIX C:  AGREEMENT TO FACILITATE MERGER

APPENDIX D:  FLORIDA DISSENTERS’ RIGHTS STATUTES

QUESTIONS AND ANSWERS

ABOUT THE SPECIAL MEETING

Q.	Who is soliciting my proxy?

A.	The Board of Directors of Insurance Management Solutions Group, Inc. (“IMSG”).

Q.	When and where is the Special Meeting being held?

A.	The Special Meeting is being held at 3:00 p.m., local time, on , , 2003, at IMSG’s offices, 801 94th Avenue North, St. Petersburg, Florida.

Q.	What am I being asked to vote upon at the Special Meeting?

A.	You are being asked to vote to approve the Merger Agreement entered into among Fiserv, Fiserv Solutions, Fiserv Merger Sub and IMSG and the Fiserv Merger contemplated thereby. In the Fiserv Merger, Fiserv Merger Sub, a wholly-owned subsidiary of Fiserv Solutions, will be merged with and into IMSG. After the Fiserv Merger is completed, IMSG, which will be the company surviving the Fiserv Merger, will be a wholly-owned indirect subsidiary of Fiserv.

Q.	Why is IMSG proposing to merge?

A.	The Board of Directors of IMSG has thoroughly considered the advantages and disadvantages of the proposed Fiserv Merger. As described in greater detail in this Proxy Statement, the Board of Directors believes that it is in the best interests of IMSG and its shareholders to complete the Fiserv Merger. The IMSG Board of Directors has considered, among other factors, IMSG’s historical and projected financial performance, the highly competitive nature of the industry in which IMSG competes and IMSG’s position in that industry, the increased costs of operating as an independent public company, the decline in IMSG’s volume of outsourcing business and the difficulty of further reducing costs in the short run to mitigate the losses in revenues resulting therefrom, the market price of IMSG Common Stock and the merger consideration, the fairness opinion rendered by Houlihan Lokey, prior offers and negotiations with third parties, the terms of the Merger Agreement, the availability of dissenters’ rights, and the likelihood of closing the Fiserv Merger. Based on its consideration of these and other factors, the IMSG Board believes that IMSG would not be able to compete effectively in this industry in the future as an independent company and that the Fiserv Merger is fair to, and in the best interests of, IMSG and its shareholders.

Q.	What will I receive in the Fiserv Merger for each of my shares of IMSG Common Stock?

A.	If the Fiserv Merger is completed, you will receive $3.30 in cash for each of your shares of IMSG Common Stock (unless you are a Principal Shareholder, in which case you will receive $3.26 in cash for each of your shares of IMSG Common Stock). No interest will be paid on this amount. Under some circumstances, this amount could be reduced by stock transfer and withholding taxes applicable to you.

Q.	Has the Board of Directors obtained a “fairness opinion” in connection with the Fiserv Merger?

A.	Yes. The Board of Directors has obtained an opinion dated April 4, 2003 from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an independent investment banking firm, that the consideration to be received by the IMSG shareholders other than the Principal Shareholders in the Fiserv Merger is fair to those shareholders from a financial point of view.

Q.	What is the determination and recommendation of the IMSG Board of Directors with respect to the Fiserv Merger?

A.

The IMSG Board of Directors unanimously determined that the terms of the Merger Agreement and the Fiserv Merger are advisable and fair to, and in the best interests of, IMSG and its shareholders and has unanimously approved the Merger Agreement and the Fiserv Merger. The IMSG Board of Directors unanimously recommends that the shareholders of IMSG vote “FOR” the approval of the Merger Agreement and the Fiserv Merger.

Q.	Will shareholders have dissenters’ rights?

A.	Yes. You will have the right to dissent from the proposed Fiserv Merger and to receive payment for the “fair value” of your shares of IMSG Common Stock, as provided by Florida state law. To exercise your dissenters’ rights, you must follow the detailed procedures set forth in the Florida Business Corporation Act. See “Dissenters’ Rights.”

Q.	What vote is required for IMSG shareholders to approve the Merger Agreement and the Fiserv Merger?

A.	Approval of the Merger Agreement and the Fiserv Merger requires both (i) the affirmative vote of the holders of a majority of the shares of IMSG Common Stock outstanding on the Record Date and (ii) the affirmative vote of the holders of at least 50.01% of the shares of IMSG Common Stock outstanding on the Record Date that are not owned or controlled by the Principal Shareholders. Failure to vote, abstentions and broker non-votes will not be deemed to be cast either “FOR” or “AGAINST” the Merger Agreement and the Fiserv Merger. However, because approval of the Merger Agreement and the Fiserv Merger requires the affirmative vote of the holders of a majority of the outstanding shares of IMSG Common Stock and the holders of at least 50.01% of the shares of IMSG Common Stock that are not owned or controlled by the Principal Shareholders, the failure to vote, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement and the Fiserv Merger. In connection with the Merger Agreement, the Principal Shareholders, which collectively beneficially own approximately 68.1% of the outstanding shares of IMSG Common Stock, entered into an Agreement to Facilitate Merger with Fiserv, pursuant to which they have agreed to vote their shares of IMSG Common Stock in favor of approval of the Merger Agreement and the Fiserv Merger. See “The Fiserv Merger—Interests of Certain Persons in the Merger—Agreement to Facilitate Merger.”

Q.	What should I do now?

A.	Please carefully read this Proxy Statement, then mail your signed and dated proxy card in the enclosed envelope, as soon as possible, so that your shares of IMSG Common Stock will be represented at the Special Meeting. If you sign and send in your proxy and do not indicate how you want to vote, IMSG will count your proxy as a vote in favor of approval of the Merger Agreement and the Fiserv Merger. If you abstain from voting or do not vote your shares by proxy or in person, it will have the same effect as a vote against approval of the Merger Agreement and the Fiserv Merger.

Q.	Should I send in my stock certificates now?

A.	No. Please do not send in your stock certificates with your proxy card. If the Fiserv Merger is completed, you will receive written instructions for exchanging your IMSG stock certificates for cash.

Q.	Can I revoke or change my vote after I have mailed a signed proxy card?

A.	Yes. You can change your vote in one of three ways at any time before your proxy is used:

•	You can revoke your proxy by sending a written notice to the Corporate Secretary of IMSG stating that you would like to revoke your proxy;

•	You can complete and submit a new, later-dated proxy card; or

•	You can attend the Special Meeting and vote in person. (You will not revoke your proxy simply by attending the Special Meeting unless you complete a ballot.)

You cannot change your vote by fax or telephone. If you have instructed a broker to vote your shares, then you must follow directions received from your broker to change your vote.

Q.	How are shares held in “street name” by my broker or nominee voted?

A.	A broker or nominee will vote shares nominally held in its name (or in what is commonly called “street name”) only if you provide the broker or nominee with written instructions on how to vote. Without such instructions such shares will not be voted. If you hold shares in this manner, we urge you to instruct your broker or nominee in writing to vote shares held in street name for the Merger Agreement and the Fiserv Merger.

Q.	What if I don’t send back a proxy card or vote my shares in person at the Special Meeting?

A.	If you don’t return your proxy card or vote your shares in person at the Special Meeting, each share of your IMSG Common Stock will be treated as a vote against approval of the Merger Agreement and the Fiserv Merger.

Q.	Will I owe taxes as a result of the Fiserv Merger?

A.	The Fiserv Merger will be a taxable transaction for all United States taxpayers who hold shares of IMSG Common Stock. If you are a United States taxpayer, any gain you recognize will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of the shares of IMSG Common Stock you own. You should consult your tax advisor on how specific tax consequences of the Fiserv Merger apply to you.

Q.	When do you expect the Fiserv Merger to be completed?

A.	IMSG and Fiserv are working to complete the Fiserv Merger as quickly as possible. If IMSG shareholders approve the Merger Agreement and the Fiserv Merger at the Special Meeting, then IMSG and Fiserv expect to complete the merger shortly after the Special Meeting.

Q.	Who can help answer my questions?

A.	If you have questions about the Merger Agreement or the Fiserv Merger, including how to complete and return your proxy card, or if you need additional copies of this Proxy Statement or the enclosed proxy card, you should contact David M. Howard, Chairman of the Board, President and Chief Executive Officer of IMSG, at:

Insurance Management Solutions Group, Inc.

801 94th Avenue North

St. Petersburg, FL 33702

(727) 803-2040

ITEM 1.    APPROVAL OF MERGER AGREEMENT AND THE FISERV MERGER

At the Special Meeting, holders of IMSG Common Stock will be asked to consider and vote upon a proposal to approve the merger of IMSG with a wholly-owned indirect subsidiary of Fiserv pursuant to the Merger Agreement. A copy of the Merger Agreement (without exhibits and schedules) is attached as Appendix A to this Proxy Statement. See “The Merger Agreement.” Pursuant to the applicable provisions of the Florida Business Corporation Act (the “FBCA”) and the Merger Agreement, IMSG is required to obtain the affirmative vote of the holders of a majority of the outstanding shares of IMSG Common Stock approving the Merger Agreement and the Fiserv Merger prior to consummating such transaction. In addition, the Merger Agreement provides, as a condition to consummating the Fiserv Merger, that the Merger Agreement and the Fiserv Merger be approved by at least 50.01% of the issued and outstanding shares of IMSG Common Stock that are not owned or controlled by the Principal Shareholders. The Principal Shareholders own, as of the Record Date, an aggregate of 8,354,884 shares, or approximately 68.1% of the total issued and outstanding shares, of IMSG Common Stock. Pursuant to an Agreement to Facilitate Merger between Fiserv and the Principal Shareholders, the Principal Shareholders have agreed to vote all of such shares “FOR” the approval of the Merger Agreement and the Fiserv Merger.

THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE FISERV MERGER (SUBJECT TO SHAREHOLDER APPROVAL) AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE FISERV MERGER.

THE FISERV MERGER

General

The Merger Agreement, which was executed and delivered by IMSG, Fiserv and the other parties thereto on April 9, 2003, provides for the merger of Fiserv Merger Sub with and into IMSG. At the effective time of the Fiserv Merger, the separate existence of Fiserv Merger Sub will cease, and IMSG, as the surviving corporation, will continue to exist under, and be governed by, the FBCA. The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of IMSG will continue to be the Articles of Incorporation and Bylaws of the surviving corporation until amended in accordance with the provisions thereof and applicable law.

Parties to the Fiserv Merger

IMSG

IMSG is a Florida corporation organized in 1996. IMSG, through its wholly-owned subsidiaries, Insurance Management Solutions, Inc. and Colonial Claims Corporation, provides comprehensive policy and claims outsourcing services to the P&C insurance industry, with an emphasis on providing these services to the flood insurance market. IMSG Common Stock currently trades on the OTC Bulletin Board under the symbol INMG.OB. IMSG’s principal executive offices are located at 801 94th Avenue North, St. Petersburg, Florida 33702.

Fiserv

Fiserv is a leading technology resource for information management systems used by the financial industry. Fiserv, a Wisconsin corporation, was formed on July 31, 1984, through the combination of two major regional data processing firms located in Milwaukee, Wisconsin and Tampa, Florida. These firms—First Data Processing of Milwaukee and Sunshine State Systems of Tampa—began their operations in 1964 and 1971, respectively, as the data processing operations of their parent financial institutions. Historically, operations were expanded by developing a range of services for these parent organizations as well as other financial institutions. Since its organization in 1984, Fiserv has grown through the continuing development of highly specialized services and product enhancements, the addition of new clients and the acquisition of firms complementing the Fiserv organization.

With its principal executive offices located at 255 Fiserv Drive, Brookfield, Wisconsin 53045, Fiserv provides information management technology and related services to banks, broker-dealers, credit unions, financial planners and investment advisers, insurance agents and companies, leasing companies, mortgage lenders and savings institutions. Fiserv operates centers nationwide for full-service financial data processing, software system development, item processing and check imaging, technology support and related product businesses. In addition, Fiserv has business support centers in Argentina, Australia, Columbia, Indonesia, the Philippines, Poland, Singapore and the United Kingdom.

Fiserv Solutions is a Wisconsin corporation and a wholly-owned subsidiary of Fiserv. It is the principal operating subsidiary of Fiserv. Fiserv Merger Sub is a Florida corporation and a wholly-owned subsidiary of Fiserv Solutions. It was formed solely for purposes of consummating the Fiserv Merger and has no prior operating history.

Background of the Merger Agreement and the Fiserv Merger

From the middle of 2001 through early 2002, IMSG received a number of unsolicited indications of interest from third parties regarding potential transactions involving either an acquisition of IMSG as a whole or the purchase of some portion of IMSG’s policy and claims administration services business. The IMSG Board of Directors instructed David M. Howard, President and Chief Executive Officer of IMSG, to lead a process of evaluating such potential transactions. During this period, IMSG entered into discussions or preliminary negotiations with several of these unaffiliated third parties, none of which resulted in a definitive agreement.

During January 2002, IMSG engaged in informal discussions with BIG regarding a potential purchase of IMSG by BIG. BIG’s management indicated that due to BIG’s liquidity position and other issues, BIG was not interested in pursuing an acquisition of IMSG at that time.

At a regularly-scheduled meeting held on January 30, 2002, the Board determined that it was appropriate to consider strategic alternatives for IMSG, including selling IMSG, selling certain assets of IMSG, a debt or equity financing and/or a going-private transaction. To help ensure that potential strategic alternatives were evaluated and negotiations were conducted in the best interests of IMSG’s shareholders and without conflicts of interests, the Board established a Special Committee. The Special Committee was granted the power and authority to do any and all things deemed necessary or advisable to evaluate potential strategic alternatives and negotiate and approve or disapprove of the terms thereof, including the power to select and retain professional advisors at IMSG’s expense.

The Special Committee was originally comprised of five members, John A. Grant, Jr., William D. Hussey, John S. McMullen, Alejandro M. Sanchez and E. Ray Solomon, all directors of IMSG who were not affiliated with BIG and who were not officers or employees of IMSG. Mr. McMullen was appointed as Chairman of the Special Committee. Mr. Sanchez resigned as a director of IMSG on May 21, 2002 to pursue other interests. Mr. Hussey resigned as a director of IMSG on January 7, 2003 for health reasons.

Following the formation of the Special Committee, IMSG proceeded to contact potential buyers of the flood processing services portion of IMSG’s business. At least six entities, including Fiserv, expressed an interest in pursuing the possible acquisition of this portion of IMSG’s business. Three of these entities, including Fiserv, made due diligence visits to IMSG and submitted written indications of interest for the purchase of IMSG’s flood processing services business, ranging in present value from $25.0 million to $31.0 million. In addition, during this time, BIG began exploring the possible sale of its flood insurance book of business, which then represented IMSG’s largest source of revenue.

The Special Committee held a number of meetings from mid-February to mid-March 2002, during which the Special Committee considered the retention of financial advisors, retained Fowler White Boggs Banker P.A. as its independent legal counsel, and considered various possible strategic alternatives for IMSG, including the sale of IMSG’s flood processing services business to an unaffiliated third party and a going-private transaction. The Special Committee also reviewed in detail IMSG’s various relationships with BIG and its affiliates (collectively referred to, for purposes of this section only, as “BIG”), focusing on the fact that BIG was both IMSG’s majority shareholder and largest customer. Based upon the relationships between IMSG and BIG, the Special Committee noted that it would be unrealistic for the Special Committee to proceed with any strategic alternative that was not supported by BIG.

In March 2002, the Special Committee identified and Mr. McMullen, the Chairman of the Special Committee, interviewed three firms to serve as its financial advisor. Based upon its review of the credentials of and interviews with each of the candidates, on March 27, 2002 the Special Committee selected Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) to serve as its independent financial advisor.

Beginning in March 2002, representatives of BIG engaged in discussions with representatives of the Special Committee as to a possible transaction with BIG, including the potential terms on which BIG might purchase the shares of IMSG Common Stock held by persons other than the Principal Shareholders or support a transaction between IMSG and an unaffiliated third party which would result in a transfer by the Principal Shareholders of all of their shares of IMSG Common Stock to such third party. These discussions continued until May 2002, at which time BIG advised IMSG that it was not interested, at that time, in pursuing further discussions as to the terms of any proposal pursuant to which BIG would purchase the shares of IMSG Common Stock owned by persons other than the Principal Shareholders (the “Public Shares”), but remained committed to considering terms upon which it would support a transaction involving the sale of all of the shares of IMSG Common Stock held by the Principal Shareholders to a third party.

On April 3, 2002, Mr. Howard and Robert M. Menke, the Chairman of BIG and a member of IMSG’s Board, met with representatives of Fiserv, which had expressed a possible interest in acquiring the flood processing services business of IMSG for a purchase price of approximately $17.5 million, plus a contingent payment of up to $7.5 million one year later based upon post-closing business retention. After this meeting, no further negotiations took place with Fiserv until late October 2002.

On May 3, 2002, IMSG received a general, non-binding letter of intent from a third party interested in acquiring IMSG’s flood processing services business for a suggested purchase price between $29.5 million and $31.0 million. The letter of intent contained a number of provisions which were of concern to both management of IMSG and the Special Committee, including a provision that would prevent IMSG from continuing or initiating discussions regarding the sale of IMSG or IMSG’s flood processing services business with anyone other than the party to the letter of intent. Following the receipt of this letter of intent, management of IMSG discussed at length a possible transaction with the party proposing the letter of intent. At a meeting on May 15, 2002, the Special Committee reviewed the terms contained in the letter of intent and concluded that it was not in the best interests of IMSG and its shareholders to execute the letter of intent in its then current form. The Special Committee instructed Mr. Howard to continue discussions with the interested party on behalf of IMSG and to keep the Special Committee fully apprised of any developments.

IMSG received a letter dated May 13, 2002 from another third party expressing its interest in a possible acquisition of all of the outstanding shares of IMSG Common Stock in a stock-for-stock merger transaction pursuant to which shares of IMSG Common Stock would be valued at $3.75 per share. In discussions with this third party, Mr. McMullen was advised that this potential acquiror was interested in an acquisition of IMSG as a part of the potential acquiror’s attempts to purchase the flood insurance book of business owned by BIG.

In May 2002, Mr. McMullen, Chairman of the Special Committee, held additional discussions with both potential third-party purchasers in an attempt to reach an agreement on price and other significant terms. At a meeting of the Special Committee held on May 23, 2002, Mr. McMullen advised the Special Committee that both potential acquirors had conducted substantial due diligence with respect to IMSG and its business and expected to complete their due diligence efforts in the near future. The Special Committee instructed Mr. McMullen and Mr. Howard to continue IMSG’s efforts to reach agreement on price and terms with such potential third-party purchasers.

By the end of June 2002, however, the Special Committee’s efforts to reach an agreement on price and terms with the potential acquiror of all of the outstanding shares of IMSG Common Stock broke down because the potential acquirer was unable, based upon its continuing due diligence, to arrive at a determination of the value of IMSG in the range then under discussion.

On July 12, 2002, the Special Committee discussed the progress that had been made to date by Mr. McMullen and Mr. Howard in their continued discussions with the potential acquiror of IMSG’s flood processing services business. Mr. Howard advised the Special Committee that this potential acquiror of IMSG’s flood processing services business had recognized the need to coordinate its acquisition efforts with the potential acquiror of BIG’s flood insurance book of business, since the acquiror of the flood book would become the largest customer of the acquiror of IMSG’s flood processing services business. Mr. Howard noted that the potential acquiror of BIG’s flood insurance book of business had expressed some reservations regarding the acquisition of IMSG’s flood processing services business by the potential acquiror. These reservations related primarily to the potential acquiror’s lack of prior processing experience.

The potential acquiror of IMSG’s flood processing services business informed IMSG that it would likely be unable to reach an agreement with the party attempting to acquire BIG’s flood insurance book of business. Consequently, the Special Committee reviewed its other alternatives, noting that there were no other third-party purchasers that continued to express an interest in acquiring IMSG or its flood processing services business. The Special Committee further determined that it would be unlikely to find a third-party purchaser for IMSG or its flood processing services business in light of the fact that it appeared likely that BIG would enter into an agreement to sell its flood insurance book of business. Accordingly, the Special Committee reviewed the strategic alternatives reasonably available to it and concluded that it should again explore a possible going-private transaction with BIG. Following its July 12, 2002 meeting, the Special Committee again asked BIG to consider a possible going-private transaction.

During July 2002, discussions began between representatives of BIG and representatives of the Special Committee regarding the possibility of a self-tender offer by IMSG for the Public Shares, including the offer price and probability of closing such tender offer. By letter dated July 17, 2002, BIG advised the Special Committee that it would be prepared to support a self-tender offer by IMSG at $3.00 per share and would commit not to tender any shares owned by BIG, subject to certain conditions. Subsequent to the delivery of BIG’s July 17 letter to the Special Committee, representatives of BIG from time to time held discussions with representatives of the Special Committee regarding the July 17 letter and the potential terms upon which BIG might support a self tender.

On August 16, 2002, IMSG announced an intention to commence a cash tender offer for all of the then-outstanding shares of IMSG Common Stock at a price of $3.08 per share, net to the seller in cash. The tender offer was to have been made pursuant to an Agreement and Plan of Merger, dated August 15, 2002 (the “BIG Agreement”), by and among IMSG, BIG and certain direct and indirect subsidiaries of BIG. Pursuant to the BIG Agreement, BIG and certain of its subsidiaries had agreed not to tender their shares of IMSG Common Stock in response to the tender offer. Also pursuant to the BIG Agreement, IMSG agreed to loan BIG and/or Bankers Underwriters, Inc., a wholly-owned subsidiary of BIG (“BUI”), up to $7.0 million under a revolving line of credit (the “Line of Credit”), secured by the insurance flood book of BUI. Houlihan Lokey was retained by the Special Committee specifically to analyze the fairness to the holders of Public Shares, from a financial point of view, of the proposed purchase price in the self-tender offer and follow-on merger, as well as the fairness, from a financial point of view, of the financial terms of the Line of Credit.

In late October 2002, IMSG was contacted by Fiserv regarding its potential interest in acquiring IMSG or its business. Thereafter, the Special Committee of the Company’s Board of Directors determined that it would be appropriate to further investigate this possibility. On October 29, 2002, Mr. McMullen and Mr. Howard met with Curt Lund, Vice President of Fiserv and President of National Flood Services, Inc. (“NFS”), a Fiserv subsidiary, to discuss Fiserv’s interest in acquiring IMSG.

On October 31, 2002, after several days of negotiations, Fiserv delivered to IMSG an executed non-binding proposal, which contemplated the acquisition by Fiserv of all of the outstanding shares of IMSG Common Stock (including the shares held by the Principal Shareholders) for $3.40 per share, subject to the following conditions: (i) at closing, IMSG would have a cash balance of $26,500,000, and any shortfall would be made up from the proceeds otherwise to be received by the Principal Shareholders; (ii) FNF would agree to enter into a vendor agreement with NFS under similar terms to the then-current agreement between BIG and IMSG; (iii) Fiserv would be adequately protected and/or assured that it would be protected against any existing lawsuits or lawsuits arising out of this transaction; and (iv) normal due diligence procedures would be completed by Fiserv. In early November 2002, Mr. McMullen met with Mr. Menke, on behalf of BIG, who indicated that BIG was not prepared to commit to the cash balance guaranty or the indemnity requirements contemplated by the proposal.

Thereafter, on November 21, 2002, the Board of Directors of IMSG, upon the recommendation of the Special Committee, withdrew its approval of, and the Company terminated its intent to commence, the tender offer. IMSG, the Special Committee and the Board of Directors took these actions because the Special Committee and the Board of Directors each concluded that termination of the tender offer and the BIG Agreement was in the best interests of IMSG and its shareholders and was required by its fiduciary duties. In reaching this conclusion, the Special Committee and the Board of Directors considered, among other things: (a) IMSG’s ongoing negotiations with Fiserv regarding its possible acquisition of IMSG or its business; (b) the results of further due diligence undertaken by the Special Committee based upon information not available to the Special Committee at the time it first determined to recommend approval of the tender offer; (c) ongoing concerns regarding whether IMSG would have sufficient cash available in the event it proceeded with the tender offer; and (d) the fact that, on October 15, 2002, BIG had executed an agreement with Fidelity National Financial, Inc. (“FNF”), pursuant to which FNF would acquire First Community Insurance Company (“FCIC”), a subsidiary of BIG and a fifty-state licensed insurance carrier, and certain assets of BIG, including the rights to issue new and renewal flood insurance policies underwritten by BIG and certain of its subsidiaries.

During November and early December 2002, Fiserv performed extensive due diligence with respect to IMSG and met with FNF to negotiate the terms of a service agreement to be entered into in the event Fiserv was to acquire IMSG.

In mid-December 2002, Fiserv revised its non-binding proposal as follows: (i) the offer price was reduced to $3.30 per share; (ii) at closing, IMSG would be required to have a net worth of $31,500,000, with any shortfall to be made up out of the proceeds otherwise to be received by BIG pursuant to the transaction; (iii) BIG would indemnify Fiserv for all lawsuits relating to IMSG’s initial public offering or in which BIG is a named defendant; (iv) Fiserv would obtain a perpetual software license for software utilized by IMSG; and (v) the definitive agreement would contain a non-compete agreement relating to flood insurance processing. In late December 2002, after extensive negotiations, BIG and Fiserv reached a tentative agreement regarding certain obligations of BIG in connection with the proposed transaction. During this time, IMSG and Fiserv continued to negotiate the terms of the proposed Merger Agreement.

On January 3, 2002, BIG consummated the sale of FCIC and certain assets of BIG, including, the rights to issue new and renewal flood insurance policies underwritten by BIG and certain of its subsidiaries, to FNF. The transaction involved more than 360,000 flood insurance policies originated through a nationwide network of approximately 10,000 independent agents in conjunction with the National Flood Insurance Program. At the time of consummation of this transaction between BIG and FNF, IMSG received payment in full of all amounts due and owing (approximately $6.7 million) from BIG under the Line of Credit established by IMSG in favor of BIG and BUI in August 2002.

Effective as of the consummation of the foregoing transaction between BIG and FNF, IMSG entered into a new Service Agreement with FCIC, now a wholly-owned subsidiary of FNF, pursuant to which IMSG continues to provide policy administration, claims administration, data processing and other related services to FCIC in connection with FCIC’s WYO Flood Insurance Program. FCIC’s WYO Program currently consists solely of the flood insurance book of business previously administered by IMSG on behalf of BIG. The Audit Committee of the Board of Directors of IMSG approved the new Service Agreement with FCIC on December 26, 2002.

On January 6, 2003, Mr. Howard informed the Special Committee that he believed Fiserv’s offer to be the best proposal that had been presented to the Special Committee since its formation and that, in his opinion, no one was going to offer more for IMSG in the foreseeable future than Fiserv was currently offering. In addition, he informed the Special Committee that Fiserv had indicated that it would cease its efforts to acquire IMSG if the definitive terms of a transaction were not reached in the near future. Thereafter, IMSG and Fiserv continued to negotiate the terms of the proposed Merger Agreement.

On January 20, 2003, the Special Committee determined that (i) the price under discussion was within an acceptable range of values for IMSG, (ii) any delay in the current negotiations with Fiserv would cause Fiserv to discontinue negotiations, and (iii) the Special Committee was of the opinion that IMSG should concentrate on its discussions with Fiserv to see if an acceptable transaction could be negotiated. In addition, the Special Committee unanimously determined that, in light of the fact that no material independence or conflict issues were apparent in allowing the full Board to carry out the current merger negotiations with Fiserv, all further discussions and negotiations should be directed by and under the supervision of the full Board. In reaching this conclusion, the Special Committee considered, among other things, (1) the fact that it was no longer considering a possible going private transaction, (2) the fact that it believed the interests of IMSG and BIG with respect to the negotiation of the terms of the proposed merger agreement with Fiserv were substantially similar, (3) the importance of negotiating the proposed merger agreement and related documentation on a timely basis, (4) the continuing existence of the Special Committee in the event any material conflicts of interest between IMSG and BIG arose in the course of the ongoing negotiations, and (5) the costs associated with the Special Committee continuing to meet as a separate body. On January 20, 2003, the Board unanimously authorized management of IMSG to continue its negotiations with Fiserv. The Board also determined to maintain the Special Committee in the event any material conflicts of interest between IMSG and BIG arose in the course of the ongoing negotiations with Fiserv.

At its January 20, 2003 meeting, the Board discussed the engagement of an investment banking firm to render a fairness opinion regarding the consideration to be received by the shareholders of IMSG (other than the Principal Shareholders) in the proposed Fiserv Merger. After reviewing the credentials of, and the results of the interviews with, three firms, the Board selected Houlihan Lokey primarily because of its experience and expertise in performing valuation and fairness analyses.

During February and March 2003, Fiserv continued to negotiate the terms of the Merger Agreement and related documentation with IMSG and the Agreement to Facilitate with BIG.

At a Special Meeting held March 28, 2003, the Board received an in-depth presentation of Houlihan Lokey regarding its fairness opinion in connection with the proposed Fiserv Merger. Representatives of Houlihan Lokey stated that, in Houlihan Lokey’s opinion, the consideration of $3.30 per share to be received by the holders of IMSG Common Stock (other than the Principal Shareholders) pursuant to the proposed Fiserv Merger was fair, from a financial point of view. Thereafter, the Board unanimously authorized management to move forward with the finalizing of the Merger Agreement and all related documentation. Houlihan Lokey subsequently delivered its written opinion to the Board on April 4, 2003.

On April 7, 2003, after extensive discussions with IMSG management and its legal advisors regarding the terms of the Merger Agreement and the directors’ legal duties and responsibilities, the Board unanimously approved the Merger Agreement and the Fiserv Merger and determined that the Fiserv Merger is advisable, fair to and in the best interests of IMSG’s shareholders. IMSG and Fiserv subsequently executed the Merger Agreement on April 9, 2003.

IMSG’s Reasons for the Fiserv Merger; Recommendation of the Board Of Directors

THE BOARD OF DIRECTORS OF IMSG BELIEVES THAT THE FISERV MERGER IS IN THE BEST INTERESTS OF IMSG AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE FISERV MERGER AND RECOMMENDS THAT IMSG’S SHAREHOLDERS VOTE FOR THE APPROVAL THEREOF.

As described above under “Background of the Merger Agreement and the Fiserv Merger,” the decision of the Board of Directors to approve the Merger Agreement and the Fiserv Merger followed months of exploring and analyzing the advantages and disadvantages of merging or otherwise selling IMSG. In evaluating the Merger Agreement and the Fiserv Merger, the members of the IMSG Board relied upon their knowledge of the business, financial condition and prospects of IMSG, as well as the advice of IMSG’s legal and financial advisors. In making its recommendation to the shareholders of IMSG, the Board of Directors considered the following factors, which were determined by the Board to materially favor a decision to consummate the Fiserv Merger:

•	Historical and Projected Financial Performance. The Board considered IMSG’s recent financial performance. The Board also considered the fact that, as a result of the Fiserv Merger, existing shareholders would be unable to benefit from any future growth of IMSG. In this regard, the Board considered the decline in IMSG’s volume of outsourcing business and the difficulty of further reducing costs in the short run to mitigate the losses in revenues resulting therefrom.

•	Industry Trends and Competitive Conditions. The Board considered its belief that IMSG may be unable to compete effectively in the increasingly competitive flood insurance outsourcing services market without combining with a larger organization with more resources and greater market presence. Over the past year, the number of competitors in the market for flood insurance outsourcing services—the Company’s principal market—has been reduced due to several consolidating acquisitions by certain principal competitors. During the same period, entire books of business and related flood insurance policies were sold from one carrier to another as certain carriers exited the flood insurance market. This reduction in the number of carriers writing flood insurance policies would likely make it more difficult for IMSG to attract new customers for its flood insurance outsourcing services.

•	Increased Costs of Being a Public Company. The Board considered the costs of remaining an independent public company, including the increased costs of compliance related to the recent corporate governance rules adopted or proposed by the Securities and Exchange Commission and Nasdaq, auditing fees and directors’ and officers’ insurance.

•	Market Price and Premium. In evaluating the consideration payable to IMSG shareholders (other than the Principal Shareholders) pursuant to the Fiserv Merger, the Board of Directors noted that it represents a premium of approximately 18.9% to the average closing market price of IMSG Common Stock for the twenty trading days immediately prior to the announcement by the Company, on April 9, 2003, of the execution of the Merger Agreement.

•	Houlihan Lokey Fairness Opinion. Prior to making its determination, the Board also received and considered the opinion of Houlihan Lokey that the consideration to be received in the Fiserv Merger by the shareholders of IMSG other than the Principal Shareholders is fair to those shareholders from a financial point of view, as of the date of the opinion. See “—Information Regarding Opinion of Houlihan Lokey.” The full text of the Houlihan Lokey opinion is attached as Appendix B to this Proxy Statement.

•	Prior Offers. The Board considered the prior offers and negotiations with third parties (both by the Board and the Special Committee thereof), and the failure of those negotiations to result in a superior binding offer, in its decision to approve and recommend the Merger Agreement and the Fiserv Merger. See “—Background of the Merger Agreement and the Fiserv Merger.”

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, as well as the likelihood of consummating the Fiserv Merger, in reaching its determination.

•	Availability of Dissenters’ Rights. The Board of Directors also considered the fact that dissenters’ rights will be available to holders of IMSG Common Stock in connection with the Fiserv Merger. See “Dissenters’ Rights.”

•	Effect on Employees and Customers. As permitted under the FBCA, the Board considered the likely effects of the Fiserv Merger on IMSG’s employees and customers.

The Board of Directors also considered the following potentially material negative factors in its deliberations concerning the Fiserv Merger:

•	Limited Ability to Consider Unsolicited Business Combination Proposals. The Board considered the limited ability of IMSG under the Merger Agreement to provide information to, or enter into discussions with, other potential business combination partners who might make an unsolicited proposal to acquire IMSG.

•	Costs Associated with the Fiserv Merger. The Board also considered the significant costs required to complete the Fiserv Merger, especially in light of the need to obtain the shareholder approvals required under Florida law and the Merger Agreement.

•	Disruption of Operations. The Board evaluated the substantial management time and effort required to effectuate the Fiserv Merger and the related disruption to IMSG’s operations, including the disruption which would result if the Fiserv Merger were not consummated after the Merger Agreement had been entered into.

•	Inability to Benefit from Any Future Growth or Improved Operating Performance. The Board also considered the fact that, as a result of the Fiserv Merger, existing shareholders would be unable to benefit from any future growth or improved operating performance of IMSG, whether due to increased storm activity, increased business from existing customers or new customers, or any other factor.

•	Tax Effects of Fiserv Merger. The Board evaluated the likely tax effects of the Fiserv Merger on IMSG’s shareholders. See “—Certain U.S. Federal Income Tax Consequences.”

•	Potential Conflicts of Interest. The Board considered the fact that certain persons, including directors and officers of IMSG, have interests in the Fiserv Merger that are different from, or in addition to, those of IMSG shareholders generally. See “—Interests of Certain Persons in the Fiserv Merger.”

The Board did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the potential advantages of the Fiserv Merger.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board. The Board of Directors did not attempt to quantify or otherwise assign relative weights to the specific factors it considered nor did it determine that any factor was of particular importance. A determination of various weightings would, in the view of the Board of Directors, be impractical. In addition, individual members of the Board may have given different weight to different factors. Rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the Board.

Information Regarding Opinion of Houlihan Lokey

Opinion of Financial Advisor

The Board of Directors of IMSG retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) to render an opinion as to the fairness, from a financial point of view, to the holders of IMSG Common Stock (other than the Principal Shareholders) of the consideration to be received by them in connection with the Fiserv Merger (the “Opinion”). Houlihan Lokey is a nationally-recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. Based upon a review of the credentials of, and interviews with, several candidates, IMSG selected Houlihan Lokey primarily because of its experience and expertise in performing valuation and fairness analyses. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in IMSG.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Houlihan Lokey in formulating its Opinion. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusions reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the IMSG Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the process underlying its analyses and opinions.

The consideration to be received by IMSG’s shareholders in connection with the Fiserv Merger consists of: (i) $3.30 per share in cash, without interest (“Public Shareholder Merger Consideration”), for all shares held by shareholders other than the Principal Shareholders; and (ii) $3.26 per share in cash, without interest, for all shares held by the Principal Shareholders. For purposes hereof, “Public Shareholders” refers to the shareholders of the Company other than the Principal Shareholders.

The Opinion does not address IMSG’s underlying business decision to effect the Fiserv Merger and does not address the Principal Shareholders’ decision to accept consideration of $3.26 per share. The Opinion does not constitute, and should not be construed as, a recommendation to any shareholder as to how such shareholder should vote on the Fiserv Merger. Houlihan Lokey has not acted as IMSG’s financial advisor. The IMSG Board did not request, and accordingly, Houlihan Lokey did not undertake to negotiate any portion of the Merger Agreement or the Fiserv Merger, nor did Houlihan Lokey solicit alternative transactions.

THE COMPLETE TEXT OF HOULIHAN LOKEY’S WRITTEN OPINION TO THE IMSG BOARD OF DIRECTORS DATED APRIL 4, 2003, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE SHAREHOLDERS OF IMSG ARE URGED TO, AND SHOULD, READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. THE ENGAGEMENT OF HOULIHAN LOKEY AND ITS OPINIONS ARE FOR THE BENEFIT OF THE BOARD. THE OPINION ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE PUBLIC SHAREHOLDER MERGER CONSIDERATION TO THE PUBLIC SHAREHOLDERS.

For purposes of formulating the Opinion, Houlihan Lokey: (i) reviewed IMSG’s Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002; (ii) reviewed income statement and balance sheet projections and other projected financial data provided by the management of IMSG (“Management”) on or subsequent to February 25, 2003 for the fiscal years 2003 through 2005, which Management represented to Houlihan Lokey to be its best estimate of the Company’s future expectations; (iii) reviewed the Full Service Vendor Agreement between IMSG and First Community Insurance Company (“FCIC” or “Fidelity”) as filed as an exhibit to IMSG’s Current Report on Form 8-K, dated January 3, 2003; (iv) reviewed industry analyses from various sources; (v) met with certain members of Management to discuss the operations, financial condition, future prospects and projected operations and performance of IMSG, as well as the Fiserv Merger; (vi) reviewed drafts of documents pertaining to the Fiserv Merger, including the Merger Agreement and Agreement to Facilitate, which Management attested were in substantially final form; (vii) reviewed the historical market prices and trading volume for IMSG’s publicly traded securities; (viii) reviewed certain other publicly available financial data for certain companies that it deemed comparable to

IMSG, and publicly available prices and premiums paid in other transactions that it considered similar to the Fiserv Merger; and (ix) conducted such other studies, analyses and inquiries as it deemed appropriate.

In assessing the fairness from a financial point of view of the Public Shareholder Merger Consideration to be received by the Public Shareholders in connection with the Fiserv Merger, Houlihan Lokey: (i) analyzed the trading value of IMSG’s publicly traded equity securities; (ii) independently valued the common equity of IMSG on a pre-transaction basis using widely accepted valuation methodologies; (iii) considered the fairness of the Fiserv Merger to the Public Shareholders from a financial point of view; and (iv) reviewed the valuation implications to the Public Shareholders of alternatives to the Fiserv Merger.

Independent Valuation of IMSG Common Stock

Houlihan Lokey independently analyzed the common equity of IMSG using widely accepted valuation methodologies. The current price of IMSG Common Stock, the Market Multiple Approach, the Comparable Transaction Approach, the Discounted Cash Flow Approach, and the Liquidation Approach were each considered as indications of value. Based on Houlihan Lokey’s analysis, it was determined that the Market Multiple Approach, the Discounted Cash Flow Approach and the Liquidation Approach were all valid indicators of value to varying degrees.

Current Stock Price

This approach provides an indication of value based upon the current market price of IMSG Common Stock. Because of IMSG Common Stock’s low trading volume and overall float turnover (as shown in the following tables), this approach was not relied upon as an accurate indicator of value. In addition, IMSG’s intent to consummate a self-tender transaction at $3.08 was announced in an SEC filing on August 15, 2002. The closing stock price five trading days prior to the announcement was $1.75, and since the announcement the stock has traded at a relatively low volume and at a discount to the self-tender price. The average daily volume of shares traded was 6,860 for the 52 weeks ended August 8, 2002 and 6,220 for the 52 weeks ended March 25, 2003.

Although this approach was not relied upon as an accurate indicator of value, the Public Shareholder Merger Consideration represents an 88.6% premium to the price five days prior to the announcement of the proposed self-tender transaction and a 20.9% premium to the price on March 25, 2003. The following charts and tables summarize the trading history of IMSG Common Stock.

	30 Day	60 Day	90 Day	180 Day	360 Day	720 Day
	(shares in thousands)
Total Shares Traded	52.7	176.5	294.4	1,107.4	2,300.9	7,914.7
Average Share Price	$2.63	$2.67	$2.73	$2.63	$2.78	$1.97

IMSG Volume and Trading Statistics

Float	Shares Outstanding	Float/ Outstanding	Daily Value Traded (90 Day Avg.)	Institutional Holders	Analysts Covering
	($ and shares in thousands)
2,800.0	12,276.1	22.8%	$8.8	8	0

Market Multiple Approach

This approach provides indications of value based upon comparisons of the subject operating company to market values and arm’s-length pricing evidence of companies involved in the same or similar lines of business. The valuation process involves the determination of market ratios (“pricing multiples”) and performance fundamentals. For purposes of this analysis, Houlihan Lokey reviewed pricing evidence from a group of six publicly-traded companies (the “Comparable Companies”) engaged in the insurance services or outsourcing industries (“industry”). These multiples were calculated for the Comparable Companies based upon daily trading prices. A comparative risk analysis between IMSG and the Comparable Companies was conducted that incorporated both quantitative and qualitative risk factors which relate to, among other things, the nature of the industry in which IMSG and the Comparable Companies are engaged. One of the Comparable Companies, Crawford & Company, stood out as IMSG’s closest public peer, while the others were less similar in terms of size or operational characteristics.

As a result of Houlihan Lokey’s analysis, it was concluded that IMSG is a poorer performer than the Comparable Companies, including Crawford & Company, in almost all operational categories in addition to having a much greater customer concentration, implying greater inherent investment risk. Although Houlihan Lokey felt that it would not be unreasonable to take a significant discount to the multiples indicated from the Comparable Companies, including Crawford & Company, due to the greater relative risk of the Company, the trading multiples of Crawford & Company were utilized in the analysis.

Because of the fundamental changes in the operations of the business over the course of fiscal 2002, Houlihan Lokey determined that the earnings from the past year were inappropriate to use in determining the current value of IMSG. According to Management, the projections for fiscal 2003 provide the best representation of the current normalized operating level for IMSG. The projected fiscal 2003 revenue and EBITDA were applied to the chosen multiples to yield an indicated equity value per share range under the Market Multiple Approach of $2.69 to $2.76.

Comparable Transaction Approach

This approach involves an analysis of acquisitions of controlling interests in companies (“Comparable Transactions”) with operations deemed to be reasonably comparable to IMSG’s principal business operations. For purposes of this analysis, Houlihan Lokey analyzed eight announced transactions between July 1996 and March 2003 where financial information was publicly disclosed. However, none of the transactions proved to be relevant in determining a value indication for IMSG because the transactions took place too long ago, were too small, or were executed based on perceived internet/software capabilities. Because of the lack of relevant transaction data, the Comparable Transaction Approach was considered to be inappropriate as part of this analysis.

Discounted Cash Flow Approach

This approach measures the present worth of anticipated future economic benefits (i.e., net income or net cash flow). The net income or net cash flow is forecasted into future years and converted to a present value equivalent using an appropriate discount rate. This discount rate should consider the time value of money, inflation, and the risk inherent in ownership of the company.

IMSG provided Houlihan Lokey with income statement projections for IMSG for the years ended December 31, 2003, December 31, 2004 and December 31, 2005 under both a base case and an aggressive case scenario, as well as balance sheet and capital expenditure forecasts. For purposes of this analysis, Houlihan Lokey determined debt-free cash flows by using the tax-affected operating income from the projections, subtracting necessary capital expenditures and adding depreciation and amortization as provided by Management, and subtracting the net working capital additions necessary to achieve IMSG’s projected growth.

The approach utilized a discount rate range of 14.0 percent to 16.0 percent as determined by an industry-based weighted average cost of capital with an additional risk premium of 2.0 percent added to reflect company-specific risk factors. Houlihan Lokey believes that the company-specific risk premium is appropriate due to (i) IMSG’s high customer concentration with Fidelity, (ii) IMSG’s small size relative to other comparables and (iii) the limited historical data to support IMSG’s most recent projections which show a significant improvement in operating margins. An exit multiple range of 5.0 to 6.0 times EBITDA was determined based on the market multiple of Crawford & Company.

Based on the foregoing assumptions, an indicated equity per share valuation range of $2.59 to $2.70 was determined from this approach under the base case, and an indicated equity value per share valuation range of $2.79 to $2.93 was determined from this approach under the aggressive case.

Liquidation Approach

This approach involves estimating the value of IMSG on a liquidation basis. Houlihan Lokey analyzed the assets, liabilities and lease obligations of IMSG to determine a reasonable estimate of the cash that would be available to shareholders subsequent to the sale of all of IMSG’s assets and payment of all of IMSG’s obligations. The Liquidation Approach yielded an indication of value of $3.09 per share.

Fairness of the Transaction

Houlihan Lokey analyzed the fairness from a financial point of view of the Public Shareholder Merger Consideration to be received by the Public Shareholders in connection with the Fiserv Merger. Based on the foregoing valuation methodologies, and in reliance thereon, the Public Shareholder Merger Consideration met or exceeded the value of IMSG on a per share basis as indicated by each of the methodologies utilized. Therefore, Houlihan Lokey has rendered its opinion that, subject to the assumptions and limiting conditions discussed previously and below, the Public Shareholder Merger Consideration to be received by the Public Shareholders in connection with the Fiserv Merger is fair from a financial point of view as of the date of Houlihan Lokey’s Opinion.

Assumptions and Limiting Conditions

Houlihan Lokey relied upon the accuracy and completeness of all of the financial, accounting, legal, tax, operating and other information provided to it by IMSG and assumed that all such information was complete and accurate in all material respects and that no material changes occurred in the information reviewed between the date the information was provided and the date of the Opinion. In particular, Houlihan Lokey relied upon and assumed, without independent verification, that (i) the financial forecasts and projections provided by IMSG, and the related discussions with Management, were prepared in good faith and reflect the only available estimates of the future financial condition of IMSG (as of the dates of such forecasts and projections), and (ii) there has been no material change in the assets, financial condition, results of operations, business or prospects of IMSG since the date of the most recent financial statements made available to Houlihan Lokey. Houlihan Lokey also assumed that there are no facts or information regarding IMSG that would cause the information supplied by IMSG to be incomplete or misleading or fail to fairly represent the financial condition and results of operations of IMSG in any material respect.

Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to IMSG and did not assume any responsibility with respect to it. Management has supplied Houlihan Lokey with all relevant information related to the Fiserv Merger and Houlihan Lokey has no duty to resolve any conflicts that may occur within such information. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of IMSG. Houlihan Lokey’s Opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated at the date of the Opinion.

Houlihan Lokey’s Opinion is directed to the IMSG Board of Directors, and does not constitute a recommendation to any shareholder of IMSG or any other person. In addition, Houlihan Lokey has not acted as IMSG’s financial advisor, and the Opinion does not address IMSG’s underlying business decision to effect the Fiserv Merger, nor does it address the Principal Shareholders’ decision to accept consideration of $3.26 per share.

Fees and Expenses

Pursuant to an agreement dated February 21, 2003 (“Agreement”), Houlihan Lokey was retained by the IMSG Board to analyze the fairness, from a financial point of view, of the consideration to be received by the Public Shareholders in connection with the Fiserv Merger. IMSG has agreed to pay Houlihan Lokey a fee of $150,000 for its services in connection with the Agreement, plus reasonable out-of-pocket expenses, not to exceed a maximum of $12,000, that may be incurred by Houlihan Lokey in connection with the Agreement. In addition to its out-of-pocket expenses, Houlihan Lokey will be reimbursed for reasonable fees and expenses of its legal counsel in connection with the Agreement and Opinion. IMSG has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services, including certain liabilities arising under the federal securities laws.

Interests of Certain Persons in the Fiserv Merger

Agreement to Facilitate Merger

On April 9, 2003, the Principal Shareholders entered into an Agreement to Facilitate Merger (the “Agreement to Facilitate”) with Fiserv, Fiserv Solutions and Fiserv Merger Sub. The text of the Agreement to Facilitate (excluding schedules) is attached to this Proxy Statement as Appendix C and is incorporated by reference into this Proxy Statement.

Pursuant to the Agreement to Facilitate, the Principal Shareholders have agreed to, among other things:

•	vote all shares of IMSG Common Stock presently owned or owned in the future by the Principal Shareholders for which the Principal Shareholders have voting power (i) in favor of the approval and adoption of the Merger Agreement and the Fiserv Merger, and (ii) against any action that could reasonably be expected to impede, interfere, delay or discourage the Fiserv Merger or result in a breach of representation, warranty, covenant or agreement of IMSG;

•	not solicit, initiate, encourage or accept any acquisition proposal other than the Merger Agreement;

•	not participate in any discussions, conversations, negotiations and other communications regarding any acquisition proposal other than the Merger Agreement;

•	accept as consideration for their shares of IMSG Common Stock $3.26 per share in cash, without interest; and

•	not engage or invest in any competitive business relationship with IMSG or Fiserv.

As of the Record Date, the Principal Shareholders collectively beneficially owned an aggregate of 8,354,884 shares of IMSG Common Stock, representing approximately 68.1% of the outstanding shares of IMSG Common Stock eligible to vote at the Special Meeting.

In light of the size of the Principal Shareholders’ holdings in IMSG Common Stock and the history of discussions as to a possible sale transaction, the Principal Shareholders agreed to accept $3.26 per share in cash, without interest, as consideration for their shares of IMSG Common Stock to increase the likelihood of the consummation of the Fiserv Merger. The Principal Shareholders believed that by agreeing to accept a reduced share price for their shares of IMSG Common Stock and a higher relative price per share for the Public Shareholders, the Fiserv Merger was more likely to be approved by the requisite vote of the Public Shareholders at the Special Meeting.

Indemnification; D&O Insurance

The Merger Agreement provides that the articles of incorporation and bylaws of IMSG, as the surviving corporation in the Fiserv Merger, will have the provisions with respect to indemnification and exculpation from liability set forth in IMSG’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws as of the date of the Merger Agreement, and that such provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at or prior to the effective time of the Fiserv Merger were directors, officers, employees or agents of IMSG or its subsidiaries.

The Merger Agreement further provides that IMSG, as the surviving corporation in the Fiserv Merger, will indemnify (and advance expenses as incurred to the fullest extent permitted under applicable law to) each current or former officer or director of IMSG or any of its subsidiaries (the “Indemnified Persons”) against all liabilities, losses, claims, damages, costs and expenses (including reasonable attorney’s fees and expenses) arising out of or in connection with, in whole or in part, the Merger Agreement or Fiserv Merger or the fact that such Indemnified Person was or is an officer or director of IMSG or any of its subsidiaries. Pursuant to the Merger Agreement, Fiserv and Fiserv Solutions, jointly and severally, agreed to guarantee the payment and performance of IMSG, as the surviving corporation in the Fiserv Merger, under such indemnification provisions.

The Merger Agreement also provides that, immediately prior to the effective time of the Fiserv Merger, IMSG will obtain “tail insurance coverage” to continue in effect following the effective time of the Fiserv Merger the coverage provided to current and former directors and officers of IMSG as of the date of the Merger Agreement, and naming BIG as an additional insured. IMSG, as the surviving corporation in the Fiserv Merger, cannot cancel this “tail insurance coverage” prior to December 31, 2004, and the cost thereof is to be shared evenly by IMSG and BIG (provided that BIG will also pay any additional premium as a result of its being named as an additional insured).

Administration Services

Following the consummation of the Fiserv Merger, IMSG will continue to provide BIG and certain of its affiliated insurance company subsidiaries with certain administration services on a month-to-month basis in accordance with the terms of the existing service arrangements between such entities. Other than as described in the Proxy Statement, BIG and its affiliates have no present plans, agreements or understandings regarding any future relationships with Fiserv or any of its affiliates.

As of May 31, 2003, BIG owed IMSG an aggregate of approximately $5.6 million pursuant to the service agreement between IMSG and BIG. It is currently anticipated that this obligation will be paid in full following consummation of the Fiserv Merger out of the consideration received by the Principal Shareholders for their shares of IMSG Common Stock.

Regulatory Approvals

The consummation of the Fiserv Merger does not require any significant federal or state regulatory filings or approvals other than the filing of Articles of Merger with the Department of State of the State of Florida and the federal filings required under applicable U.S. securities laws in connection with this Proxy Statement.

Certain U.S. Federal Income Tax Consequences

The following is a discussion of certain federal income tax consequences of the Fiserv Merger to holders of IMSG Common Stock. The discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, Internal Revenue Service (“IRS”) rulings and judicial and administrative decisions in effect as of the date of this Proxy Statement. Due to the complexity of the Code, the following discussion is limited to certain United States federal income tax aspects of the Fiserv Merger for a shareholder of IMSG who is a citizen or resident of the United States and who, on the date on which the Fiserv Merger is completed, holds shares of IMSG Common Stock as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from amendments to the Code after the date of this Proxy Statement. The following discussion does not address taxpayers subject to special treatment under the U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to shareholders who hold their shares as part of a hedge, straddle or conversion transaction. The following discussion does not address potential foreign, state, local and other tax consequences of the Fiserv Merger. ALL IMSG SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE FOREIGN, STATE AND LOCAL TAX CONSEQUENCES, OF THE DISPOSITION OF THEIR SHARES OF IMSG COMMON STOCK IN THE FISERV MERGER.

For U.S. federal income tax purposes, the Fiserv Merger will be treated as a taxable sale or exchange of IMSG Common Stock for cash by each IMSG shareholder (including any shareholder who properly exercises dissenters’ rights). Accordingly, the federal income tax consequences to the IMSG shareholders receiving cash will generally be as follows:

•	the shareholders may recognize a capital gain or loss by reason of the disposition of his, her or its shares of IMSG Common Stock pursuant to the Fiserv Merger;

•	the capital gain or loss, if any, will be long-term with respect to shares of IMSG Common Stock with a holding period of more than 12 months as of the effective time of the Fiserv Merger; and

•	the amount of capital gain or loss to be recognized by each shareholder will be measured by the difference between the amount of cash received by the shareholder in connection with the Fiserv Merger, or cash received in connection with the exercise of dissenters’ rights, and the shareholder’s tax basis in the shares of IMSG Common Stock at the effective time of the Fiserv Merger.

Cash payments made pursuant to the Fiserv Merger, including any cash paid to an IMSG shareholder who properly exercises dissenters’ rights, will be reported to the extent required by the Code to IMSG shareholders and the IRS. These amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, backup withholding of the tax at a rate of 30% may apply to certain non-corporate shareholders who fail to supply IMSG or EquiServe, Inc., as paying agent, certain certifications required by the IRS. Backup withholding will not apply to a shareholder who furnishes a taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal or who provides a certificate of foreign status on Form W-8BEN, or who is otherwise exempt from backup withholding.

Expenses and Other Fees in Connection with the Fiserv Merger

Each party will bear its own expenses in connection with the Fiserv Merger, whether or not the Fiserv Merger is actually consummated.

Recent Developments of IMSG

On June 5, 2003, the Company received a Notice of Dispute from a former unaffiliated third-party customer. This Notice of Dispute alleges that the Company materially breached its services agreement with this former customer by failing to design, construct, acquire or implement a software system that would enable it to provide the services set forth in the agreement. The former customer is seeking return of the $1.0 million implementation charge it paid upon execution of the services agreement, plus attorney’s fees and any other cost, loss, damage or expense it incurred as a result of the Company’s failure to perform. The former customer subsequently notified the Company, pursuant to a letter dated June 18, 2003, that it intends to proceed with arbitration of this matter under the terms of the services agreement, although no such proceeding has been commenced as of the date hereof.

As previously disclosed, the Company’s services agreement with this former customer was terminated in 2000, and the Company has previously recorded a liability for a settlement accrual of $800,000 relating to this matter. Management of the Company believes, however, that the allegations made by the former customer are without merit (and/or subject to available defenses) and intends to vigorously defend any proceeding brought against it by the former customer. Nevertheless, no assurances can be given with respect to the outcome of this matter, and an adverse outcome in any such proceeding could have a material adverse effect on the Company’s business, financial condition and results of operations.

THE MERGER AGREEMENT

The following is a brief summary of certain provisions of the Merger Agreement. It is not intended to be a complete description of all the terms of the Merger Agreement. THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A (WITHOUT EXHIBITS AND SCHEDULES) AND IS INCORPORATED HEREIN BY REFERENCE. THE TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT. ALL SHAREHOLDERS ARE URGED TO CAREFULLY READ THE MERGER AGREEMENT IN ITS ENTIRETY.

The Fiserv Merger

The Merger Agreement provides that, at the effective time of the Fiserv Merger, Fiserv Merger Sub, a wholly-owned subsidiary of Fiserv Solutions, will merge with and into IMSG. Fiserv Solutions is a wholly-owned subsidiary of Fiserv. Fiserv Merger Sub was created solely for the purpose of the Fiserv Merger and has no assets or operations other than in connection therewith. IMSG will be the surviving corporation in the Fiserv Merger and will become a wholly-owned indirect subsidiary of Fiserv.

Completion of the Fiserv Merger

The Fiserv Merger will become effective upon the filing of articles of merger with the Department of State of the State of Florida, unless the parties specify a later time in the articles of merger. The parties will file the articles of merger with the Department of State of the State of Florida as soon as practicable after all conditions to the Fiserv Merger are fulfilled and waived, unless the Merger Agreement has been terminated.

Consideration to be Received in the Fiserv Merger

At the time the Fiserv Merger becomes effective, each issued and outstanding share of IMSG Common Stock, other than the shares of IMSG Common Stock owned by the Principal Shareholders (the “BIG Shares”), and other than shares of IMSG Common Stock held by shareholders properly exercising dissenters’ rights under Florida law, will be converted into the right to receive $3.30 in cash, without interest. Each BIG Share will be converted into the right to receive $3.26 in cash, without interest.

Effect of the Fiserv Merger on Shares of IMSG Common Stock

IMSG Common Stock is currently traded on the OTC Bulletin Board under the symbol “INMG.OB.” Upon consummation of the Fiserv Merger, IMSG Common Stock will no longer be traded on the OTC Bulletin Board and will no longer be registered pursuant to the Securities Exchange Act of 1934, as amended.

Exchange Procedures

Promptly after the effective time of the Fiserv Merger, EquiServe, Inc., as paying agent (the “Paying Agent”), will mail to each person who was, at the effective time, a holder of record of IMSG Common Stock a letter with instructions on how to exchange IMSG Common Stock certificates for the cash merger consideration.

Please do not send in your IMSG Common Stock certificates until you receive this “letter of transmittal” and instructions from the Paying Agent. Do not return your IMSG Common Stock certificates with the enclosed proxy card. If your shares of IMSG Common Stock are held through a broker, your broker will surrender your shares for cancellation.

After you deliver the letter of transmittal, duly executed and completed in accordance with its instructions, and your IMSG Common Stock certificates, to the Paying Agent, Fiserv will cause a check in the amount of consideration that you are entitled to, less any required tax withholdings, to be made to you. The IMSG Common Stock certificates you surrender will be canceled. After the completion of the Fiserv Merger, there will be no further transfers of IMSG Common Stock, and IMSG Common Stock certificates presented for transfer after the effective time of the Fiserv Merger will be canceled and exchanged for the merger consideration. If payment is to be made to a person other than the registered holder of the shares of IMSG Common Stock, the certificate surrendered must be properly endorsed or in proper form for transfer and any transfer or similar taxes must be paid by the person requesting the transfer or that person must establish to IMSG’s or the Paying Agent’s satisfaction that such tax has been paid or is not applicable.

If your IMSG Common Stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of those certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares, and, if requested, you must provide a bond or indemnity. The Paying Agent will send you instructions on how to provide such evidence.

If you do not return a completed letter of transmittal and your IMSG Common Stock certificates to the Paying Agent within 180 days after the effective time of the Fiserv Merger, you may be required to look to Fiserv, as a general creditor, for payment of the cash merger consideration.

Representations And Warranties

In the Merger Agreement, Fiserv, Fiserv Solutions and Fiserv Merger Sub, on the one hand, and IMSG, on the other hand, have each made representations and warranties with respect to, among other things:

•	corporate matters, including organization, corporate power and good standing;

•	capitalization of the parties;

•	authorization, execution, delivery and enforceability of the Merger Agreement;

•	absence of violations of organizational documents or other obligations as a result of the contemplated transactions;

•	government approvals of the contemplated transactions;

•	litigation;

•	compliance with laws; and

•	brokers’ and finders’ fees with respect to the Fiserv Merger.

In addition, IMSG has made representations and warranties to Fiserv, Fiserv Solutions and Fiserv Merger Sub with respect to, among other things:

•	absence of certain changes or events;

•	title to IMSG’s properties and the absence of liens and encumbrances;

•	accuracy of information contained in reports filed with the U.S. Securities and Exchange Commission (“SEC”) and financial statements;

•	intellectual property;

•	owned and leased real property;

•	material contracts;

•	labor controversies;

•	use of real property;

•	environmental matters;

•	accounting disclosure matters;

•	restrictions on business activities;

•	employee benefits;

•	insurance;

•	bank accounts;

•	minute and stock books;

•	tax matters;

•	related party transactions; and

•	required approvals for the Merger Agreement and the Fiserv Merger.

Fiserv, Fiserv Solutions and Fiserv Merger Sub have also made representations and warranties to IMSG with respect to their financial ability to consummate the Fiserv Merger.

Conduct of IMSG’s Business Prior to the Fiserv Merger

IMSG has agreed that, except as otherwise contemplated by the Merger Agreement, IMSG, including its subsidiaries, will use commercially reasonable efforts to conduct its operations in its ordinary and usual course of business. IMSG has also agreed to use its commercially reasonable efforts to preserve its business organization, retain its officers and employees and maintain existing relationships with licensors, suppliers, distributors, customers and others with whom it does business.

No Solicitation

Except as described below in this section, IMSG has agreed that it will not, and will cause its subsidiaries and their officers, directors, employees, financial advisors, counsel, representatives and agents not to:

•	directly or indirectly solicit, initiate, encourage or facilitate the making of an acquisition proposal;

•	participate or engage in or encourage negotiations or discussions with, or provide any nonpublic information to, any person relating to an acquisition proposal, or which may reasonably be expected to lead to an acquisition proposal; or

•	agree to or endorse any acquisition proposal;

The Merger Agreement provides that these restrictions will not prohibit IMSG or its Board of Directors from taking and disclosing to IMSG’s shareholders a position contemplated by Rule 14e-2 under the Securities Exchange Act of 1934, as amended, or from making any legally required disclosure to IMSG’s shareholders.

An “acquisition proposal” is an offer or proposal for:

•	a transaction or series of related transactions pursuant to which:

•	any person who does not currently own 15% or more of the outstanding shares of IMSG Common Stock acquires 15% or more of the outstanding shares of IMSG Common Stock, including a tender offer or an exchange offer which, if completed, would result in any such person acquiring 15% or more of the outstanding shares of IMSG Common Stock; or

•	any person who currently owns more than 15% of the outstanding shares of IMSG Common Stock acquires 50% or more of the outstanding shares of IMSG Common Stock, including a tender offer or an exchange offer which, if completed, would result in any such person acquiring 50% or more of the outstanding shares of IMSG Common Stock (provided, however, that no transfer of IMSG Common Stock permitted by the Agreement to Facilitate shall be deemed to constitute an acquisition proposal);

•	a merger or other business combination involving IMSG pursuant to which:

•	any person who does not currently own 15% or more of the outstanding shares of IMSG Common Stock acquires securities representing 15% or more of the aggregate voting power of all outstanding securities of the company surviving the merger or business combination; or

•	any person who currently owns more than 15% of the outstanding shares of IMSG Common Stock acquires securities representing 50% or more of the aggregate voting power of all outstanding securities of the company surviving the merger or business combination; or

•	any other transaction pursuant to which any person or entity acquires control of assets, including the outstanding equity securities of any IMSG subsidiary, having a fair market value equal to 15% or more of the fair market value of all of the assets of IMSG immediately prior to such a transaction.

However, the Merger Agreement does not prohibit IMSG’s Board of Directors from, prior to obtaining shareholder approval of the Fiserv Merger, furnishing nonpublic information to or entering into discussions or negotiations with any person that makes an unsolicited superior proposal if:

•	the failure of IMSG’s Board of Directors to take action with respect to such superior proposal would be a breach of its fiduciary duties to its shareholders or otherwise under applicable law;

•	prior to first furnishing nonpublic information to or entering into substantive discussions and negotiations with such person, IMSG:

•	provides prior written notice of at least three business days to Fiserv of its intention to so furnish information or enter into discussions or negotiations, and

•	receives from such person a confidentiality agreement; and

•	IMSG provides Fiserv with all material nonpublic information regarding IMSG that is to be provided to such person that Fiserv has not previously received and keeps Fiserv reasonably informed of the status and the material terms and conditions and all other material information with respect to any such discussions or negotiations.

In addition, IMSG has agreed that it will notify Fiserv within three business days if it or its representatives receives an acquisition proposal or if any discussions or negotiations are sought to be initiated or continued concerning an acquisition proposal.

A “superior proposal” is a bona fide acquisition proposal that the IMSG Board of Directors reasonably and in good faith determines, after consultation with its financial advisors and outside counsel, to be more favorable to IMSG’s shareholders than the Fiserv Merger.

Shareholders’ Meeting

IMSG has agreed to use commercially reasonable efforts to convene the Special Meeting as soon as practicable, but not earlier than twenty business days after this Proxy Statement is first mailed to IMSG’s shareholders. Under the Merger Agreement, IMSG’s Board of Directors is required to recommend the approval of the Merger Agreement and the Fiserv Merger by the shareholders at the Special Meeting. The IMSG Board may not withdraw, or modify in a manner adverse to Fiserv, its recommendation unless:

•	IMSG has complied in all material respects with the nonsolicitation covenants of the Merger Agreement described above; and

•	such withdrawal or modification is required under applicable law in order for the IMSG Board to comply with its fiduciary duties.

Officers’ and Directors’ Indemnification and Insurance

See “The Merger—Interests of Certain Persons in the Fiserv Merger—Indemnification; D&O Insurance” for a description of the provisions of the Merger Agreement relating to Fiserv’s and IMSG’s obligations following the Fiserv Merger with respect to IMSG’s directors and officers.

Miscellaneous Covenants

The Merger Agreement contains other covenants, including those relating to access to information, consents and authorizations, employee matters, tax matters, the preparation and distribution of this Proxy Statement, state takeover statutes, shareholder litigation, confidentiality, further actions by the parties, mutual notification of specified matters and public announcements regarding the Fiserv Merger.

Expenses

Each party has agreed to bear its own fees and expenses in connection with the Fiserv Merger.

Conditions to Completion of the Fiserv Merger

The respective obligations of Fiserv (including Fiserv Solutions and Fiserv Merger Sub) and IMSG to consummate the Fiserv Merger are subject to the fulfillment of the following conditions:

•	there will not be any order, decree or injunction that prevents the completion of the Fiserv Merger or materially limits Fiserv Solution’s ability to exercise full rights of ownership of IMSG or its assets or business;

•	the holders of a majority of the outstanding shares of IMSG Common Stock as of the Record Date will have voted to approve the Merger Agreement and the Fiserv Merger; and

•	the holders of at least 50.01% of the outstanding shares of IMSG Common Stock as of the Record Date that are not owned or controlled by the Principal Shareholders will have voted to approve the Merger Agreement and the Fiserv Merger.

The obligations of IMSG to consummate the Fiserv Merger are subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Fiserv, Fiserv Solutions and Fiserv Merger Sub contained in the Merger Agreement will be true and correct as of the effective time of the Fiserv Merger (except to the extent those representations and warranties are specifically made as of another date), provided that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties (considered collectively) would reasonably be expected to have a material adverse effect on Fiserv, Fiserv Solutions and Fiserv Merger Sub collectively or would prevent any of them from consummating the Fiserv Merger;

•	each of Fiserv, Fiserv Solutions and Fiserv Merger Sub will have performed and complied in all material respects with its covenants under the Merger Agreement to be performed or complied with thereby prior to the effective time of the Fiserv Merger;

•	IMSG will have received from Fiserv’s general counsel an opinion regarding specified matters;

•	no legal action or proceeding will have been instituted which would reasonably be expected to have a material adverse effect on Fiserv, Fiserv Solutions or Fiserv Merger Sub or prevent any of them from consummating the Fiserv Merger; and

•	IMSG will have received copies of specified supporting documents.

The obligations of Fiserv Merger Sub to effect the Fiserv Merger are subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of IMSG contained in the Merger Agreement will be true and correct as of the effective time of the Fiserv Merger (except to the extent those representations and warranties are specifically made as of another date), provided that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties (considered collectively) would reasonably be expected to have a material adverse effect on IMSG or would prevent IMSG from consummating the Fiserv Merger;

•	IMSG will have performed and complied in all material respects with its covenants under the Merger Agreement to be performed or complied with by IMSG prior to the effective time of the Fiserv Merger;

•	Fiserv, Fiserv Solutions and Fiserv Merger Sub will have received from IMSG’s counsel an opinion regarding specified matters;

•	no legal action or proceeding will have been instituted against IMSG or against Fiserv, Fiserv Solutions or Fiserv Merger Sub, arising by reason of the Fiserv Merger pursuant to the Merger Agreement, which would reasonably be expected to have a material adverse effect on IMSG;

•	IMSG will have delivered to Fiserv an affidavit regarding certain tax matters; and

•	Fiserv, Fiserv Solutions, Fiserv Merger Sub and their counsel will have received copies of specified supporting documents.

Termination

The Merger Agreement may be terminated at any time prior to the effective time of the Fiserv Merger in any of the following circumstances:

•	by mutual consent of all the parties;

•	by either Fiserv (including Fiserv Solutions and Fiserv Merger Sub) or IMSG if:

•	the Fiserv Merger is not consummated by October 9, 2003, provided that this termination right is not available to any party whose failure to fulfill any obligation under the Merger Agreement or material breach of the Merger Agreement resulted in the failure to complete the Fiserv Merger on or before such date;

•	any court or governmental body has issued a final nonappealable order, decree or ruling (which order, decree or ruling the parties will use their commercially reasonable efforts to lift or reverse) permanently restraining or enjoining the Fiserv Merger or a proceeding that seeks such an order is pending on or after April 9, 2004, provided that the terminating party has used commercially reasonable efforts to cause any such proceeding to be dismissed as to all parties; or

•	the IMSG shareholders have failed to approve the Merger Agreement and the Fiserv Merger at the Special Meeting (as described under “—Conditions to Completion of the Fiserv Merger” above), provided that this termination right is not available to any party whose failure to perform any material obligation under the Merger Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of shareholders of IMSG;

•	by Fiserv (including Fiserv Solutions and Fiserv Merger Sub) if:

•	IMSG has breached in any material respect its nonsolicitation covenants set forth in the Merger Agreement;

•	the Board of Directors of IMSG has recommended to IMSG’s shareholders, approved, accepted or entered into an agreement regarding a superior proposal;

•	the Board of Directors of IMSG has withdrawn or modified in a manner adverse to Fiserv its recommendation of the Fiserv Merger;

•	a tender offer or exchange offer for 15% or more of the outstanding shares of IMSG Common Stock is commenced, and IMSG’s Board, within ten business days thereafter, fails to recommend against acceptance of such tender offer or exchange offer by IMSG’s shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by IMSG’s shareholders; or

•	IMSG has materially breached any of its representations, warranties or obligations under the Merger Agreement such that the conditions to Fiserv’s consummating the Fiserv Merger cannot be satisfied, and Fiserv (including Fiserv Solutions and Fiserv Merger Sub) has not materially breached its obligations under the Merger Agreement; and

•	by IMSG if:

•	prior to the IMSG shareholders approving the Merger Agreement and the Fiserv Merger, if IMSG has not materially breached its nonsolicitation covenants and other obligations under the Merger Agreement, IMSG’s Board of Directors has authorized IMSG to enter into a binding agreement concerning a transaction that constitutes a superior proposal and IMSG notifies Fiserv that IMSG intends to enter into such a binding agreement and Fiserv does not make, within ten days of receiving the notice described above, any offer that the IMSG Board of Directors reasonably and in good faith determines, after consultation with its legal and financial advisors, is at least as favorable to IMSG’s shareholders as the superior proposal; or

•	Fiserv has materially breached any of its representations, warranties or obligations under the Merger Agreement such that the conditions to IMSG’s consummating the Fiserv Merger cannot be satisfied, and IMSG has not materially breached its obligations under the Merger Agreement.

Effect of Termination

If the Merger Agreement is terminated, then the Merger Agreement will be void and have no effect, without any liability on the part of any party, except that no termination of the Merger Agreement will relieve any party from liability for any willful breach of the covenants or agreements contained in the Merger Agreement and IMSG may have to pay Fiserv a termination fee as described below.

Termination Payment; Expenses

IMSG must pay Fiserv a termination fee of $1,200,000 if the Merger Agreement is terminated:

•	by Fiserv because the IMSG shareholders have failed to approve the Merger Agreement and the Fiserv Merger at the Special Meeting, and within twelve months of termination of the Merger Agreement IMSG shall have entered into an agreement for, or consummated, a transaction which would constitute an acquisition proposal;

•	by Fiserv because either (i) IMSG materially breached its nonsolicitation covenants under the Merger Agreement, (ii) the Board of Directors of IMSG has recommended to IMSG’s shareholders, approved, accepted or entered into an agreement regarding a superior proposal, (iii) the Board of Directors of IMSG has withdrawn or modified in a manner adverse to Fiserv its recommendation of the Merger, or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of IMSG Common Stock is commenced, and IMSG’s Board, within ten business days thereafter, fails to recommend against acceptance of such tender offer or exchange offer by IMSG’s shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by IMSG’s shareholders; and within twelve months of termination of the Merger Agreement for any of the reasons specified in (i) - (iv) above, IMSG shall have entered into an agreement for, or consummated, a transaction which would constitute an acquisition proposal; or

•

by IMSG if, prior to the IMSG shareholders approving the Merger Agreement and the Fiserv Merger, IMSG has not materially breached its nonsolicitation covenants and other obligations under the Merger Agreement, IMSG’s Board of Directors has authorized IMSG to enter into a binding agreement concerning a transaction that constitutes a superior proposal and IMSG notifies Fiserv that IMSG intends to enter into such a binding agreement and Fiserv does not make, within ten days of receiving the notice described above, any offer that the IMSG Board of Directors reasonably and in good faith determines, after consultation with its legal and financial advisors, is at least as favorable to IMSG’s shareholders as the superior proposal.

Amendment and Waiver

The Merger Agreement may not be amended except by an instrument in writing signed by all of the parties.

At any time prior to the effective time of the Fiserv Merger, any party to the Merger Agreement may:

•	extend the time for performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties in the Merger Agreement or any document delivered pursuant to the Merger Agreement; or

•	waive compliance by any other party with any of the agreements or conditions contained in the Merger Agreement, to the extent permitted by law.

Any such extension or waiver will only be valid if it is set forth in a written instrument signed by the party to be bound.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of IMSG Common Stock, as of the Record Date for the Special Meeting, with respect to: (i) each of IMSG’s directors; (ii) each of IMSG’s executive officers; (iii) all directors and executive officers of IMSG as a group; and (iv) each person known by IMSG to own beneficially more than 5% of the IMSG Common Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned.

	Shares Beneficially Owned
Name	Shares	Percent
Bankers Insurance Group, Inc.(1)	8,354,884	68.1%
Western International Insurance Company(2)	700,000	*
David M. Howard	13,000	*
Anthony R. Marando	—	*
David K. Meehan	2,200	*
Robert M. Menke(3)	162,200	1.3%
John A. Grant, Jr.	—	*
E. Ray Solomon	5,500	*
John S. McMullen(4)	350,000	2.8%
All directors and executive officers as a group (7 persons)(3)(4)	532,900	4.3%

*	Less than 1%
(1)	Includes shares held by Bankers Insurance Corporation (“BIC”), Bankers Security Insurance Company (“BSIC”) and Bonded Builders Service Corp. (“BBSC”), each a direct or indirect wholly-owned subsidiary of BIG (defined below). The business addresses of Bankers Insurance Group, Inc. (“BIG”), BIC, BSIC and BBSC are all 360 Central Avenue, St. Petersburg, Florida 33701. BIG is an indirect subsidiary of Bankers International Financial Corporation, Ltd. (“BIFC”), a Cayman Islands corporation wholly owned by Bankers International Financial Corporation II Trust, a discretionary charitable trust. The sole trustee of this trust is Ansbacher (Cayman) Limited (“Ansbacher”), a Cayman Island corporation unaffiliated with BIG, IMSG or their respective officers or directors. Pursuant to the trust’s declaration of trust, Independent Foundation for the Pursuit of Charitable Endeavors, Ltd., a not for profit Cayman Islands corporation (“IFPCE”), possesses the discretionary power to (i) direct the trustee to appoint the trust fund to another trust for the benefits of one or more of the beneficiaries of the trust and (ii) remove the trustee and appoint one or more new trustees outside the Cayman Islands. A majority vote of the directors of IFPCE is required to take either of these actions. The Articles of Association of IFPCE provide that the Board of Directors shall consist of seven members, three of whom shall be the top three executives of Bankers International Financial Corporation, a Florida corporation and subsidiary of BIFC, three of whom shall be Mr. Robert M. Menke and his lineal descendants, and one of whom shall be a director elected by a majority vote of the remaining six directors (or, if they cannot agree, appointed by a court of competent jurisdiction). Until his death or adjudication of incompetency, Robert M. Menke shall have five votes and all other directors shall have one vote, and Robert M. Menke’s presence at a meeting shall be required for a quorum. As of April 30, 2003, the directors of IFPCE included David K. Meehan and Robert M. Menke.
(2)	Western International Insurance Company (“WIIC”) is a wholly-owned subsidiary of Venture Capital Company (“VCC”). The business address of VCC and WIIC is Bank America Building, Fort Street, Georgetown, Grand Cayman, British West Indies. VCC is a Cayman Island corporation wholly owned by Venture II Trust, a discretionary charitable trust. The sole trustee of this trust is Cayman National Trust Company Limited, a Cayman bank unaffiliated with BIG, IMSG or their respective officers or directors. Pursuant to the trust’s declaration of trust, IFPCE possesses the same discretionary powers as described in note (1) above.
(3)	Excludes an aggregate of 9,054,884 shares held by BIG, BIC, BSIC, BBSC and WIIC. See Notes (1) and (2) above. All shares are held by Robert M. Menke Trust U/A dated 5/17/95, a revocable trust pursuant to which Robert M. Menke is the sole trustee and lifetime beneficiary.

(4)	Includes 150,000 shares held directly by Mr. McMullen, 110,000 shares held by Andros Associates, Inc., 45,000 shares held by the Kenneth S. McMullen Family Trust and 45,000 shares held by the Gertrude B. McMullen Family Trust. Mr. McMullen owns 99% of the outstanding equity securities of Andros Associates, Inc., is the sole trustee and sole beneficiary of the Kenneth S. McMullen Trust, and is the sole trustee and sole beneficiary of the Gertrude B. McMullen Trust.

SHAREHOLDER PROPOSALS

IMSG presently intends to hold a 2003 annual meeting of shareholders only if the Fiserv Merger is not completed on or before October 9, 2003, and has not yet set the date thereof. If a 2003 annual meeting of shareholders is to be held, the deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in IMSG’s proxy statement for its 2003 annual meeting of shareholders will be a reasonable time before IMSG begins to print and mail its proxy materials, which deadline will be set forth in a quarterly report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

If a shareholder wishes to have a proposal considered at the 2003 annual meeting but does not use the process set forth in Rule 14a-8, IMSG’s Amended and Restated Bylaws control the timely filing of such proposals. Under IMSG’s Amended and Restated Bylaws, a shareholder proposal is not timely unless the shareholder proposing the proposal has given timely notice in writing to the Corporate Secretary of IMSG. To be timely, a shareholder’s notice must be received at the principal business office of IMSG no later than the date designated for receipt of shareholders’ proposals in a prior public disclosure by IMSG. If there has been no such prior public disclosure, then to be timely a shareholder’s notice must be delivered or mailed to and received at the principal business office of IMSG not less than 60 days nor more than 90 days prior to the 2003 annual meeting; provided, however, that in the event less than 70 days’ notice of the date of the 2003 annual meeting is given to shareholders by notice or prior public disclosure, notice, to be timely, must be received by IMSG not later than the close of business on the tenth day following the day on which IMSG gave notice of or made a public disclosure of the date of the 2003 annual meeting. After the expiration of the notice period, notice to IMSG of a shareholder proposal submitted other than pursuant to rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of IMSG for the 2003 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal.

VOTING PROCEDURES/REVOKING YOUR PROXY

Vote Required; Quorum; Voting of Proxies

Under the FBCA, approval of the Merger Agreement and the Fiserv Merger requires the affirmative vote of the holders of a majority of the issued and outstanding shares of IMSG Common Stock as of the Record Date. In addition, the Merger Agreement requires approval by the affirmative vote of holders of at least 50.01% of the outstanding shares of IMSG Common Stock that are not owned or controlled by the Principal Shareholders. Failures to vote, abstentions and broker non-votes will not be deemed to be cast either “FOR” or “AGAINST” the Merger Agreement and the Fiserv Merger. However, because approval of the Merger Agreement and the Fiserv Merger requires the affirmative vote of the holders of both (i) a majority of the outstanding shares of IMSG Common Stock and (ii) at least 50.01% of the shares of IMSG Common Stock that are not owned or controlled by the Principal Shareholders, failures to vote, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement and the Fiserv Merger.

The presence at the Special Meeting, either in person or by proxy, of at least a majority of the shares of IMSG Common Stock outstanding on the Record Date is necessary to constitute a quorum to transact business at the Special Meeting. If a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed in order to solicit addition proxies.

Those who fail to return a proxy or attend the Special Meeting will not count towards determining the required quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present. Broker non-votes are shares held by brokers or nominees on behalf of customers that are represented at the meeting but with respect to which the broker or nominee has not been instructed how to vote. Brokers holding shares of IMSG Common Stock in street name for customers are prohibited from voting those customers’ shares regarding the Merger Agreement and the Fiserv Merger in the absence of specific instructions from those customers.

Shares of IMSG Common Stock represented by properly executed proxies received in time for the Special Meeting will be voted in accordance with instructions indicated on the proxies. Except for the broker non-votes, proxies that do not contain voting instructions will be voted “FOR” approval of the Merger Agreement and the Fiserv Merger, and as determined by the IMSG Board of Directors as to any other matter that may properly come before the Special Meeting.

Revocability of Proxies

Proxies may be revoked if you:

•	deliver a signed, written revocation letter, dated later than the proxy, to the Corporate Secretary of IMSG at the address set forth on the first page of this Proxy Statement;

•	deliver a signed proxy, dated later than the previous one, to the Corporate Secretary of IMSG at the address set forth on the first page of this Proxy Statement; or

•	attend the Special Meeting and vote in person or by proxy. Attending the Special Meeting alone will not revoke your proxy.

Adjournment and Postponement

If a quorum is not present at the time the Special Meeting is convened, or if for any other reason IMSG believes that additional time should be allowed for the solicitation of proxies, then IMSG may postpone the Special Meeting or may adjourn the Special Meeting with or without a vote of shareholders. If IMSG proposes to postpone or adjourn the Special Meeting by a vote of shareholders, then the persons named in the enclosed form of proxy will vote all shares of IMSG Common Stock for which they have voting authority in favor of a postponement or adjournment. However, these persons will not vote any shares of IMSG Common Stock for which they have been instructed to vote against the approval of the Merger Agreement and the Fiserv Merger in favor of that postponement or adjournment.

Solicitation

The cost of this solicitation will be borne by IMSG. In addition to solicitation by mail, proxies may be solicited by certain of IMSG’s directors and officers, personally or by telephone, facsimile, e-mail or telegram, without additional compensation. IMSG will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of IMSG Common Stock. The Company estimates that the total costs associated with the solicitation of proxies will be approximately $150,000.

DISSENTERS’ RIGHTS

Set forth below is a summary of dissenters’ rights available to IMSG’s shareholders relating to the Merger Agreement and Fiserv Merger to be considered at the Special Meeting. This summary is not intended to be a complete statement of applicable Florida law and is qualified in its entirety by reference to Sections 607.1301, 607.1302 and 607.1320 of the FBCA, set forth in their entirety as Appendix D to this Proxy Statement.

Right to Dissent

Shareholders of IMSG are entitled to dissent from the Fiserv Merger discussed in this Proxy Statement and obtain payment of the fair value of their shares of IMSG Common Stock if and when the Fiserv Merger is effectuated. A shareholder entitled to dissent and to obtain payment for the shareholder’s shares under Chapter 607 of the FBCA may not challenge the corporate action (i.e., the Fiserv Merger) creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or IMSG.

Under Section 607.1302 of the FBCA, a shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name.

Procedures for Exercise of Dissenters’ Rights

The notice accompanying the Proxy Statement states that shareholders are entitled to assert dissenters’ rights under Chapter 607 of the FBCA. An IMSG shareholder who wishes to assert dissenters’ rights must: (a) cause IMSG to receive, before the vote is taken on the Merger Agreement and the Fiserv Merger, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the Fiserv Merger is effectuated; and (b) not vote his or her shares in favor of the Fiserv Merger. A vote, by proxy or in person, against the Merger Agreement and the Fiserv Merger will not constitute written notice of the shareholder’s intention to demand payment. A shareholder’s failure to vote against the Merger Agreement and the Fiserv Merger will not constitute a waiver of his or her right to demand payment, provided the shareholder otherwise complies with the requirements set forth herein. A SHAREHOLDER WHO DOES NOT SATISFY THE FOREGOING REQUIREMENTS WILL NOT BE ENTITLED TO DEMAND PAYMENT FOR HIS OR HER SHARES UNDER CHAPTER 607 OF THE FBCA.

If the Fiserv Merger is approved by IMSG’s shareholders, IMSG must give a written notice to dissenters who are entitled to demand payment for their shares. The notice required to be given by IMSG must be given no later than 10 days after the date IMSG’s shareholders approve the Merger Agreement and the Fiserv Merger. A shareholder who is given a dissenters’ notice to assert dissenters’ rights and who wishes to exercise dissenters’ rights must, in accordance with the terms of the dissenters’ notice, within 20 days cause IMSG to receive a payment demand and simultaneously deposit his or her share certificates with IMSG. Any shareholder that fails to file such election to dissent within the 20-day period will be bound by the terms of the Merger Agreement and the Fiserv Merger. Upon filing a notice of election to dissent, a shareholder shall only be entitled to payment as provided under Chapter 607 of the FBCA and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by a shareholder at any time before an offer is made by IMSG to pay for his or her shares. After IMSG makes an offer to purchase, no notice of election may be withdrawn unless IMSG consents thereto.

A SHAREHOLDER WHO DOES NOT DEMAND PAYMENT AS REQUIRED BY THE DATE OR DATES SET FORTH IN THE DISSENTERS’ NOTICE IS NOT ENTITLED TO PAYMENT FOR HIS OR HER SHARES.

Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after the Fiserv Merger is effected, whichever is later (but in no case later than 90 days from the shareholders’ authorization date), IMSG shall make a written offer to each dissenting shareholder who has made demand as provided in Section 607.1320 of the FBCA to pay an amount IMSG estimates to be the fair value for the shares. If the Fiserv Merger has not been consummated before the expiration of the 90-day period after the shareholders’ authorization date, the offer may be made conditional upon consummation of the Fiserv Merger. The notice and offer shall be accompanied by:

(1)	a balance sheet of IMSG as of the latest available date; and

(2)	a profit and loss statement of IMSG for the twelve-month period ended on the date of the balance sheet.

If within 30 days after the making of such offer a shareholder accepts the offer, payment for such shareholder’s shares shall be made within 90 days after the making of such offer or the consummation of the Fiserv Merger, whichever is later. Upon payment of the agreed value for the shares, the dissenting shareholder shall cease to have any interest in the shares of IMSG Common Stock. If IMSG fails to make an offer within the period specified above or if IMSG makes an offer that any dissenting shareholder fails to accept, then IMSG, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days of the Fiserv Merger, or at IMSG’s election at any time within 60 days of the Fiserv Merger, will file an action in any court of competent jurisdiction in Pinellas County, Florida, requesting that the fair value of such shares be determined.

A DISSENTER MAY LOSE THE RIGHT TO DEMAND PAYMENT UNLESS THE DISSENTER CAUSES IMSG TO RECEIVE THE NOTICE REQUIRED WITHIN 30 DAYS AFTER IMSG MADE OR OFFERED PAYMENT FOR THE SHARES OF THE DISSENTER.

Judicial Appraisal of Shares

If a demand for payment made by a dissatisfied dissenter as set forth above is unresolved, IMSG may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares. IMSG must commence the proceeding described above in any court of competent jurisdiction in Pinellas County, Florida. IMSG must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The proceeding will be entitled to the same discovery rights as parties in other civil proceedings. IMSG will pay each shareholder the amount found to be due such shareholder, if any, within 10 days after the final determination of the proceedings.

The court in an appraisal proceeding will determine the costs and expenses of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against IMSG, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding and to whom IMSG has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which IMSG offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of IMSG. These statements may be made directly in this document or may be “incorporated by reference” from other documents filed with the SEC. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this Proxy Statement or in documents incorporated by reference herein.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties, and the Private Securities Litigation Reform Act provides a “safe harbor” for these statements. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:

•	the ability of IMSG and Fiserv to consummate the Fiserv Merger in a timely manner or at all;

•	the failure of IMSG’s shareholders to approve the Merger Agreement and the Fiserv Merger;

•	changes in competitive pressures in IMSG’s business process outsourcing line of business and changes in that industry which may affect IMSG’s business, financial condition and results of operations; and

•	changes in general economic or business conditions.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement or, in the case of documents incorporated by reference, the date of such documents.

All subsequent written and oral forward-looking statements attributable to IMSG or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. All forward-looking statements included in this document are based on information available to IMSG on the date hereof and IMSG assumes no obligation to update any such forward-looking statement. Among the factors that could cause actual results to differ materially are the risks discussed under the caption “Item 1. Business—Risk Factors” included in IMSG’s Annual Report on Form 10-K for the year ended December 31, 2002. Prospective investors should also consult the risks described from time to time in IMSG’s Reports on Forms 10-Q, 8-K and 10-K.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s web site (www.sec.gov). You may also read and copy any document that IMSG files with the SEC at the SEC’s public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities.

We “incorporate by reference” into this Proxy Statement the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Proxy Statement, and information that we file subsequently with the SEC will automatically update this Proxy Statement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this Proxy Statement and before the Fiserv Merger is consummated.

For IMSG:

Annual Report on Form 10-K for the year ended December 31, 2002;

Quarterly Report on Form 10-Q for the three months ended March 31, 2003; and

Current Report on Form 8-K filed April 9, 2003.

You may request a copy of these filings, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into the filing, at no cost to you by contacting us at the following address:

Insurance Management Solutions Group, Inc.

Anthony R. Marando

Chief Financial Officer and Corporate Secretary

801 94th Avenue North

St. Petersburg, FL 33702

(727) 803-2040, ext. 6353

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST COPIES OF OUR SEC FILINGS NO LATER THAN             , 2003.

You should rely only on the information delivered with, or stated or incorporated by reference in, this Proxy Statement. IMSG has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date on the front of this document.

OTHER MATTERS

Management of IMSG knows of no matter to be brought before the Special Meeting which is not referred to in the Notice of Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares of IMSG Common Stock represented by proxy in accordance with their judgment on those matters.

By Order of the Board of Directors,

Anthony R. Marando

Corporate Secretary

St. Petersburg, Florida

            , 2003

APPENDIX A

AGREEMENT AND PLAN OF MERGER

Among

FISERV, INC.,

FISERV SOLUTIONS, INC.,

FISERV MERGER SUB, INC.

And

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

Dated as of April 9, 2003

i

ii

INDEX TO EXHIBITS    [intentionally omitted]

Exhibit	Description

A	Articles of Merger

B	Form of Agreement to Facilitate Merger

C	Form of Opinion of Counsel to the Company

D	Form of FIRPTA Affidavit of the Company

E	Required Consents

F	Form of Opinion of Counsel to Fiserv, Fiserv Solutions and Fiserv Sub

INDEX TO SCHEDULES    [intentionally omitted]

Schedule	Description

I	Disclosure Schedule

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 9, 2003, among FISERV, INC., a Wisconsin corporation (“Fiserv”), FISERV SOLUTIONS, INC., a Wisconsin corporation (“Fiserv Solutions”) and a wholly-owned subsidiary of Fiserv, FISERV MERGER SUB, INC., a Florida corporation (“Fiserv Sub”) and a wholly-owned subsidiary of Fiserv Solutions, and INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, as of December 31, 2002, the Company had issued and outstanding 12,276,063 shares of common stock, par value $0.01 per share (the “Company Common Stock” or “Shares”); and

WHEREAS, Fiserv, Fiserv Solutions and Fiserv Sub desire that Fiserv Sub merge with and into the Company and, to realize the benefits thereof, the Company also desires that Fiserv Sub merge with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth herein and in accordance with the Florida Business Corporation Act (the “Florida Law”), and that each outstanding share of Company Common Stock, excluding any such shares held in the treasury of the Company, be converted into the right to receive cash, without interest, as provided herein (Fiserv Sub and the Company being hereinafter sometimes referred to as the “Constituent Corporations” and the Company, after the Merger as the surviving entity, being hereinafter sometimes referred to as the “Surviving Corporation”);

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

ARTICLE I

MERGER

SECTION 1.01  The Merger.    At the Effective Time (as hereinafter defined), Fiserv Sub shall be merged with and into the Company on the terms and conditions hereinafter set forth as permitted by and in accordance with the Florida Law. Thereupon, the separate existence of Fiserv Sub shall cease, and the Company, as the Surviving Corporation, shall continue to exist under and be governed by the Florida Law. The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, each as in effect at the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.

SECTION 1.02  Articles of Merger.    As soon as practicable following satisfaction or waiver of the conditions specified in Article VII hereof, and provided that this Agreement has not been terminated and abandoned pursuant to Article VIII hereof, the Company and Fiserv Sub will cause the Articles of Merger in substantially the form of Exhibit A attached hereto (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Florida as provided under the Florida Law.

SECTION 1.03  Effective Time of the Merger.    The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Florida or at such other date or time thereafter as the parties may agree in writing and as shall be provided in the Articles of Merger. The date and time of such effectiveness is herein sometimes referred to as the “Effective Time”.

ARTICLE II

DIRECTORS AND OFFICERS

SECTION 2.01  Directors.    From and after the Effective Time, the members of the Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Fiserv Sub (as constituted immediately prior to the Effective Time) until changed in accordance with the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Surviving Corporation and applicable law.

SECTION 2.02  Officers.    From and after the Effective Time, the officers of the Surviving Corporation shall consist of the officers of the Company (as constituted immediately prior to the Effective Time) until changed in accordance with the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Surviving Corporation and applicable law.

ARTICLE III

CONVERSION OF SHARES

SECTION 3.01  Conversion of Shares.

(a)    Upon the Effective Time, (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the 8,354,884 shares (the “BIG Shares”) of Company Common Stock owned beneficially and of record by Bankers Insurance Company, a Florida corporation (“BIC”), Bankers Security Insurance Company, a Florida corporation (“BSIC”), Bonded Builders Service Corp., a Florida corporation (“BBSC”), and Bankers Insurance Group, Inc., a Florida corporation and the parent of BIC, BSIC and BBSC (“BIG” and, collectively with BIC, BSIC and BBSC, the “Principal Shareholders”), and other than any shares of Company Common Stock to be canceled pursuant to Section 3.01(b) and any Dissenting Shares (as hereinafter defined)) shall, without any further action, be converted into the right to receive $3.30 in cash, without interest, and (ii) each BIG Share shall, without any further action, be converted into the right to receive $3.26 in cash, without interest (such cash payments, collectively, the “Merger Consideration”).

(b)    All shares of Company Common Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company or Fiserv, Fiserv Solutions or Fiserv Sub or any other subsidiary of Fiserv immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

(c)    Each share of common stock of Fiserv Sub, par value $.01 per share (“Fiserv Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share (“Surviving Corporation Common Stock”).

SECTION 3.02  Exchange of Company Common Stock.

(a)    As soon as reasonably practicable, but in no event more than five days after the Effective Time, Fiserv shall cause Fiserv’s stock transfer agent or such other person as Fiserv may reasonably appoint to act as paying agent (the “Paying Agent”) to mail to each holder of record (other than Fiserv, Fiserv Solutions, Fiserv Sub or any other subsidiary of Fiserv or the Company) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (“Company Certificates”) (i) a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Company Certificate(s) shall pass, only upon delivery of the Company Certificate(s) to the Paying Agent) and (ii) instructions for such holder’s use in effecting the surrender of the Company Certificates in exchange for payment of the Merger Consideration. Prior to or contemporaneously with the Effective Time, Fiserv shall cause to be deposited with the Paying Agent amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 3.01(a) to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are to receive the Merger Consideration.

(b)    Upon surrender to the Paying Agent of one or more Company Certificates for cancellation, together with a duly-executed letter of transmittal, the Paying Agent shall distribute to the holder of such Company Certificate(s) a bank check (or other immediately available funds) in the amount of cash into which the shares of Company Common Stock represented by the Company Certificate(s) shall have been converted pursuant to Section 3.01(a), and the Company Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, it shall be a condition to the payment of the Merger Consideration that the Company

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Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Paying Agent any transfer or other taxes required, or (ii) establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not payable.

(c)    After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article III. As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the Florida Law. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate shall, after the Effective Time, represent for all purposes only the right to receive the cash value of such Shares as provided in Section 3.01(a) hereof.

(d)    In the event any Company Certificate shall have been lost, stolen, or destroyed, the Paying Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificate, upon the making of an affidavit of that fact by the holder thereof, such cash as may be required pursuant to Section 3.01(a); provided, however, that Fiserv may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Company Certificates to deliver a bond in such sum as Fiserv may reasonably direct (but in no event in an amount greater than the amount of cash to which such owner is entitled pursuant to Section 3.01(a)) as indemnity against any claim that may be made against Fiserv or the Paying Agent with respect to such Company Certificates alleged to have been lost, stolen, or destroyed.

(e)    Notwithstanding anything to the contrary in this Section 3.02, none of Fiserv, Fiserv Solutions or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

SECTION 3.03  Exchange of Fiserv Sub Common Stock.    From and after the Effective Time, each outstanding certificate previously representing shares of Fiserv Sub Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Fiserv Sub Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Fiserv a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Fiserv Sub Common Stock, which shall be canceled.

SECTION 3.04  Dissenting Shares.

(a)    No Conversion. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a shareholder who has demanded and perfected dissenters’ rights for such shares in accordance with the Florida Law, including Sections 607.1301, 607.1302 and 607.1320 of the Florida Law, and who has not effectively withdrawn or lost such appraisal or dissenters’ rights (“Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration pursuant to Section 3.01(a), but the holder thereof shall only be entitled to such rights as are granted by the Florida Law.

(b)    Withdrawal or Loss of Dissenters’ Rights. Notwithstanding the provisions of Section 3.04(a), if any holder of shares of Company Common Stock who is otherwise entitled to exercise dissenters’ rights under the Florida Law shall effectively withdraw or lose (through failure to exercise, perfect or otherwise) such dissenters’ rights, then, as of the later of the Effective Time and the occurrence of such event, such shareholder’s shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Company Certificate(s) representing such shares.

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(c)    Notice, etc. The Company shall give Fiserv and Fiserv Solutions (i) prompt notice of any written demands for the exercise of dissenters’ rights in respect of any shares of Company Common Stock, withdrawals of such demands, and any other similar instruments served pursuant to the Florida Law (including instruments concerning dissenters’ rights) and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) of Fiserv and Fiserv Solutions, or as may be required by applicable law, voluntarily make any payment with respect to any demands for the exercise of dissenters’ rights in respect of any shares of Company Common Stock or offer to settle or settle any such demands.

SECTION 3.05  Closing.    The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (a) at the offices of Fiserv, 255 Fiserv Drive, Brookfield, WI 53045 at 10 a.m., local time, not later than the third business day after the date on which the last of the conditions set forth in Article VII hereof is satisfied or waived or (b) at such other time and place as the parties hereto may agree in writing.

ARTICLE IV

CERTAIN EFFECTS OF THE MERGER

SECTION 4.01  Effect of the Merger.    The Merger shall have the effects set forth in this Agreement and under the applicable provisions of the Florida Law.

SECTION 4.02  Further Assurances.    If at any time after the Effective Time the Surviving Corporation shall reasonably determine that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such property, deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation or otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01  Representations and Warranties of the Company. Except as otherwise set forth in the Company SEC Reports (as hereinafter defined) or in Disclosure Schedule (the “Disclosure Schedule”) annexed hereto as Schedule I, the Company represents and warrants to Fiserv, Fiserv Solutions and Fiserv Sub as follows:

(a)    Organization and Qualification, etc.    The Company is a corporation duly organized, validly existing and of active status under the laws of the State of Florida, has corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction as set forth in the Disclosure Schedule where the nature of the Company’s business in such jurisdiction requires such qualification and the failure to so qualify would have a Material Adverse Effect (as hereinafter defined) on the Company. The copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as amended to date, which have been delivered or made available to Fiserv and Fiserv Solutions, are complete and correct, and such instruments, as amended to date, are in full force and effect at the date hereof.

“Material Adverse Effect” for purposes of this Agreement when used with respect to any party means any change in, or effect on, or series of related changes in, or related effects on, the business of such party as

4

currently conducted by such party and its subsidiaries, taken as a whole, that is materially adverse to its results of operations or financial condition before giving effect to the transactions contemplated by this Agreement; provided, however, that any such change(s) or effect(s) resulting from (i) any change(s) in the economy or securities markets of the United States (or any region thereof) in general, (ii) any change(s) in the insurance or insurance administration industries in general, or (iii) the execution and delivery of this Agreement, the transactions contemplated hereby or the announcement thereof shall not be considered when determining if a Material Adverse Effect has occurred

(b)    Capital Stock.

(i)    The authorized capital stock of the Company consists of 20,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and 100,000,000 shares of Company Common Stock, of which as of the date hereof no shares of Preferred Stock and 12,276,063 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable. No shares of Company Common Stock or Preferred Stock are held in the treasury by the Company.

(ii)    There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of the Company to which the Company is a party.

(c)    Subsidiaries.    Except for the Subsidiaries (as hereinafter defined), the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any general or limited partnership, limited liability partnership, limited liability company, joint venture or other non-corporate business enterprise. The Company owns directly all the outstanding capital stock of the subsidiaries listed in Section 5.01(c) of the Disclosure Schedule (the “Subsidiaries”) (except for directors’ qualifying shares, if any), free and clear of all encumbrances other than Permitted Exceptions (as hereinafter defined). The capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable. No Subsidiary has issued or sold any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or given any person any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each Subsidiary is a corporation duly organized, validly existing and in good standing or of active status under the laws of its jurisdiction of organization, and has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. The copies of the articles or certificates of incorporation and by-laws (or, where applicable, other such similar governance documents) of each Subsidiary, as amended to date, which have been delivered to Fiserv were complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof. For purposes of this Section 5.01, the term “Company” shall be deemed to include the Subsidiaries except in Section 5.01(a) through Section 5.01(g) (inclusive) and Section 5.01(y) and except where otherwise noted.

(d)    Authority Relative to Agreement.    The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of the Company hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated on its part hereby, have been duly authorized by its Board of Directors. No other corporate action on the part of the Company (other than Shareholder Approval (as hereinafter defined)) or any Subsidiary is necessary to authorize the execution and delivery of this Agreement by the Company, and, subject to obtaining the Company Shareholder Approval, no other corporate action on the part of the Company or any Subsidiary is necessary to consummate the transactions

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contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(e)    Non-Contravention.    The execution and delivery of this Agreement by the Company do not and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company or the Articles or Certificate of Incorporation or Bylaws of any of its Subsidiaries, (ii) violate applicable requirements of the Exchange Act (as hereinafter defined), state takeover or securities laws, the rules of Nasdaq (as hereinafter defined), (iii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of the Company or any of its Subsidiaries pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which the Company or any of its Subsidiaries is a party or by which any of its assets is bound, and do not and will not violate or conflict with any other material restriction of any kind or character to which the Company or any of its Subsidiaries is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any such mortgage or lien or material lease, agreement, license or instrument to which the Company or any of its Subsidiaries is a party or (iv) violate any other law, ordinance or regulation to which the Company or any of its Subsidiaries is subject, except in each case or cases, for any such violations, acceleration, creation, imposition, conflict or termination which would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect (as hereinafter defined) on the Company. Under applicable law, the current Amended and Restated Articles of Incorporation of the Company and Nasdaq rules, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote required for the shareholders of the Company to approve the Merger (the “Company Shareholder Approval”). “Adverse Effect” means any change in, or effect on, or series of related changes in, or related effects on, the business of the Company as currently conducted that would result in damages or liability of the sum of $250,000 or more.

(f)    Government Approvals.    Except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Florida and (ii) applicable requirements of the Exchange Act, state takeover or securities laws and the rules of Nasdaq, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except (x) as may be necessary as a result of any facts or circumstances relating solely to Fiserv, Fiserv Solutions or Fiserv Sub or (y) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby.

(g)    Company SEC Reports.    The Company has filed with the Securities and Exchange Commission (the “SEC”), at or prior to the time due (or within the time prescribed by Rule 12b-25 under the Exchange Act), and has heretofore made available to Fiserv and Fiserv Solutions, true and complete copies of, all forms, reports, schedules, registration statements and definitive proxy statements (together with all information incorporated therein by reference, the “Company SEC Reports”) required to be filed by it with the SEC since January 1, 2000. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities

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Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and the information contained in the Company SEC Reports fairly presented, in all material respects, the financial condition and results of operations of the Company. As of their respective dates and as of the date any information from such Company SEC Reports has been incorporated by reference, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)    Financial Statements.    The Company’s SEC Reports contain consolidated audited balance sheets of the Company as of December 31, 2001 and December 31, 2002, and the related consolidated audited statements of income, shareholders’ equity and cash flows for the periods then ended, certified by Grant Thornton LLP, the certified public accounting firm retained by the Company (collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP consistently applied (except as otherwise indicated therein) and present fairly the financial position and results of operations of the Company and its Subsidiaries as of and for the respective periods then ended. In addition, the Company has provided or otherwise made available to Fiserv and Fiserv Solutions all “management letters” or similar letters addressing the integrity of the Company's consolidated financial statements and/or its financial controls issued by the Company’s certified public accounting firm with respect to, and for the years included in, the audited Company Financial Statements.

(i)    Absence of Certain Changes or Events. Since December 31, 2002, the Company has not:

(i)    incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice;

(ii)    discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

(iii)    mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than Permitted Exceptions (as hereinafter defined)), other than in the ordinary course of business and consistent with past practice;

(iv)    transferred, leased or otherwise disposed of any of its assets or properties or acquired any assets or properties, other than in any case in the ordinary course of business and consistent with past practice;

(v)    cancelled or compromised any debt or claim, other than in the ordinary course of business and consistent with past practice;

(vi)    waived or released, under any contract, rights of the Company having value to the Company, other than in any case in the ordinary course of business and consistent with past practice;

(vii)    transferred or granted any rights under any concessions, leases, licenses, agreements or Intellectual Property (as hereinafter defined), other than in the ordinary course of business and consistent with past practice;

(viii)    other than in the ordinary course of business and consistent with past practice, made or granted any wage or salary increase applicable to any group or classification of employees generally, paid any bonuses, entered into any employment contract with any officer or employee or made any loan to, or entered into any transaction of any other nature with, any officer or employee of the Company;

(ix)    entered into any transaction, contract or commitment, except those listed, or which pursuant to the terms hereof are not required to be listed, on the Disclosure Schedule, this Agreement and the transactions contemplated hereby, and those entered into in the ordinary course of business and consistent with past practice;

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(x)    declared, paid or made any provision for payment of any dividends or other distribution in respect of shares of Company Common Stock, or directly or indirectly, acquired, purchased, redeemed or made any provision for acquiring, purchasing or redeeming any shares of Company Common Stock;

(xi)    suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business;

(xii)    amended or changed the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company;

(xiii)    suffered any labor trouble or claim of wrongful discharge, discrimination or other unlawful labor practice or action;

(xiv)    changed any accounting method or practice (including any change in depreciation or amortization policies or rates);

(xv)    commenced, or threatened to commence, any material lawsuit or proceeding against a third party;

(xvi)    received any notice of any claim of ownership by a third party of the Company’s Intellectual Property or of infringement by the Company of any third party’s Intellectual Property rights;

(xvii)    agreed to do any of the things described in the preceding clauses (i) through (xvi) (other than with Fiserv, Fiserv Solutions, Fiserv Sub and their representatives); or

(xviii)    suffered any Material Adverse Effect.

“Permitted Exceptions” shall mean (i) mechanic’s, materialman’s, warehouseman’s and carrier’s liens and purchase money security interests arising in the ordinary course of business; (ii) liens for Taxes not yet payable; (iii) liens for Taxes, the validity of which the Company is contesting in good faith; (iv) zoning, entitlement, building and other land use regulations; (v) covenants, conditions, restrictions, easements and other similar matters of record; (vi) liens for workers compensation, unemployment insurance and other benefits incurred in the ordinary course of business; and (vii) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which would not reasonably be expected to have individually or in the aggregate an Adverse Effect on the Company.

(j)    Title to Properties; Absence of Liens and Encumbrances, etc.    The Company has good and valid title to all of the real, tangible, personal and mixed properties and assets owned by it and used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as reflected in the Company Financial Statements. The Company’s intangible properties and assets (excluding leasehold interests and any intangible properties and assets described in Section 5.01(k), which section contains the Company’s representations and warranties with respect to such intangible properties and assets) are free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as reflected in the Company Financial Statements.

(k)    Intellectual Property.

(i)    Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(A)    “Technology” means any or all of the following: (I) works of authorship including computer programs, algorithms, routines, source code and executable code, whether embodied in software or otherwise, documentation, designs, files, records and data; (II) inventions (whether or not patentable), improvements and technology; (III) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets, show how, know how and techniques; (IV) databases, data compilations and collections and technical data; (V) processes, tools, devices, methods, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware development tools; and all instantiations of the foregoing in any form and embodied in any media.

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(B)    “Intellectual Property Rights” means any or all of the following and all rights in, arising out of, or associated therewith: (I) all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures (“Patents”); (II) all trade secrets and other rights in the know-how and confidential or proprietary information (“Trade Secrets”); (III) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (IV) all industrial designs and any registrations and applications therefor throughout the world; (V) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, trade dress, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world (“Trademarks”); and (VI) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(C)    “Company Intellectual Property” means any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as hereinafter defined) that are owned by, or exclusively licensed to, the Company.

(D)    “Registered Intellectual Property Rights” means all United States, international and foreign: (I) Patents, including applications therefor; (II) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (III) Copyrights registrations and applications to register Copyrights; and (IV) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

(E)    “Governmental Entity” means any national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

(ii)    Company Products.    Section 5.01(k)(ii) of the Disclosure Schedule contains a complete and accurate list (by name and version number) of all products, software or service offerings of the Company (collectively, the “Company Products”) that have been sold, distributed or otherwise disposed of in the one-year period preceding the date hereof, including any material products, software or service offerings currently under development.

(iii)    Registered Intellectual Property Rights. Section 5.01(k)(iii) of the Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of or applied for by the Company as of the date of this Agreement (the “Company Registered Intellectual Property Rights”) and lists any proceedings or actions (excluding prosecutions), to the knowledge of the Company, before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Intellectual Property Rights or Company Intellectual Property. To the Company’s knowledge, necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the PTO or the United States Copyright Office or equivalent authorities in foreign jurisdictions, as the case may be, for the purposes of maintaining the Registered Intellectual Property Rights embodied in any Company Intellectual Property, except where the failure to make such filings would not reasonably be expected in the aggregate to have an Adverse Effect on the Company. As of the Effective Time, there will be no actions that must be taken by the Company within 120 days of the Effective Time in order to obtain, perfect, preserve, renew or maintain the Registered Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates. The Company has not claimed “small business status” in the

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application for, or registration of, any Company Intellectual Property that would not be applicable to Fiserv, Fiserv Solutions and/or Fiserv Sub.

(iv)     Valid Assignment.    In each case in which the Company has acquired any Company Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Company Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company, except where the failure to obtain such assignments would not reasonably be expected in the aggregate to have an Adverse Effect on the Company. The Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the PTO or the United States Copyright Office or equivalent authorities outside the United States.

(v)    No Invalidity, Etc.     The Company has no knowledge that any of the Company Intellectual Property is invalid or unenforceable. To the Company’s knowledge, no person is infringing or misappropriating any Company Intellectual Property. The Company has not received written notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefore). The Company does not operate interactive voice response units on behalf of clients in a service bureau environment.

(vi)    Confidentiality.    The Company has taken reasonable steps to protect the Company’s rights in confidential information and Trade Secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has and enforces a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements and, to the Company’s knowledge, all current and former employees, consultants and contractors of the Company have executed such an agreement. The Company has in place project management policies that require back-up procedures to be followed, including daily storage to a back-up server and at least weekly transmission to an off-site storage facility, that are reasonable in the circumstances. The Company does not permit employees, consultants or contractors to work from sites other than Company-approved sites and procedures are in place to assure that the Company maintains adequate possession and control of all Company Intellectual Property that may be being worked on by employees, consultants or contractors off-site.

(vii)    Transferability.    To the knowledge of the Company, all Company Intellectual Property will be fully transferable, alienable or licensable by the Surviving Corporation and/or Fiserv or Fiserv Solutions without restriction and without payment of any kind to any third party.

(viii)    No Liens.    Each item of Company Intellectual Property is free and clear of any liens except as reflected in the Company Financial Statements and for non-exclusive licenses granted to end-user customers in the ordinary course of business.

(ix)    No Transfer of Rights.    The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any material Technology or material Intellectual Property Right that is or was material Company Intellectual Property, to any other person.

(x)    Exclusive Rights.    All Technology necessary to the conduct of the Company’s business as presently conducted or currently planned to be conducted by the Company was written and created solely by (A) employees of the Company acting within the scope of their employment, (B) third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, or (C) third parties who have licensed the Company’s use thereof.

(xi)    All Necessary Rights. The Company Intellectual Property constitutes all the Technology, Intellectual Property Rights and Company Registered Intellectual Property Rights used in and/or

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necessary to the conduct of the business of the Company as it currently is conducted on the date of this Agreement, and as it is currently planned or contemplated to be conducted by the Company, including the design, development, manufacture, use, import and sale of Company Products.

(xii)    No Infringement.    To the knowledge of the Company, operation of the business of the Company as it is currently conducted, or is presently proposed to be conducted, by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of Company Products does not infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction.

(xiii)    No Proceedings.    No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

(xiv)    IP Contracts.    Other than inbound “shrink-wrap” and similar publicly available commercial binary code end-user licenses having an initial purchase price of $5,000 or less, Section 5.01(k)(xiv) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights (including licenses described in the opening clause of this sentence, the “IP Contracts”). The Company is not in material breach of nor has the Company failed to materially perform under any of the IP Contracts and, to the Company’s knowledge: (A) no other party to any such IP Contract is in breach thereof or has failed to perform thereunder, and (B) there are no disputes regarding the scope of or performance under such IP Contracts, including with respect to any payments to be made or received by the Company thereunder.

(xv)    Obligation to Warrant.    Other than inbound “shrink-wrap” and similar publicly available commercial binary code end-user licenses having an initial purchase price of $5,000 or less, Section 5.01(k)(xv) of the Disclosure Schedule lists all IP Contracts in which the Company has agreed to, or has assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

(xvi)    No Grants, Assignments.    To the Company’s knowledge, neither this Agreement nor the transactions contemplated by this Agreement will result in (A) either Fiserv’s, Fiserv Solutions’, Fiserv Sub’s or the Surviving Corporation’s granting to any person any right or license to any Technology or Intellectual Property Right owned by any of them; (B) either Fiserv’s, Fiserv Solutions’, Fiserv Sub’s or the Surviving Corporation’s being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (C) either Fiserv’s, Fiserv Solutions’, Fiserv Sub’s or the Surviving Corporation’s being obligated to pay any royalties or other amounts to any person in excess of those payable by Fiserv, Fiserv Solutions, Fiserv Sub or the Surviving Corporation, respectively.

(l)    List of Properties, Contracts and Other Data.    Section 5.01(l) of the Disclosure Schedule contains a list setting forth with respect to the Company as of the date hereof the following:

(i)    all real properties owned in fee simple by the Company;

(ii)    all leases of real or personal property to which the Company is a party, either as lessee or lessor with a brief description of the property to which each such lease relates, except such leases of personal property as require payment during their remaining life aggregating less than $150,000;

(iii)    all collective bargaining agreements, all agreements or arrangements that contain any severance pay or post-employment liabilities or obligations, all bonus, deferred compensation, pension, profit sharing or retirement plans or any other employee benefit plans or arrangements, all employment

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or consulting agreements or contracts with an employee or individual consultant or salesperson or consulting or sales agreements or contracts, under which a firm or other organization provides services to the Company pursuant to which the Company is obligated to make payments in excess of $150,000 per year and all agreements or plans, including all stock option plans, stock appreciation rights plans or stock purchase plans, any of the benefits of which will be increased or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iv)    all contracts and commitments to which the Company is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in the preceding clauses (i), (ii) or (iii) above; provided that there need not be listed in the Disclosure Schedule (unless required pursuant to the preceding clauses (i), (ii) or (iii) above) any contract or commitment incurred in the ordinary course of business and consistent with past practice which requires payments to or by the Company during its remaining life aggregating less than $250,000; and

(v)    the current annual total cash compensation of all employees of the Company (by position or by department) as of a recent date (a copy of which has been submitted to Fiserv but is not included in the Disclosure Schedule).

True and complete copies of all documents and descriptions complete in all material respects of all oral agreements or commitments (if any) referred to in (i) through (iv) above have been made available to Fiserv or its counsel. The Company has not been notified in writing of any claim that any contract listed in the Disclosure Schedule for this subsection (l) is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, except for any such claim which would have, individually or when taken together with all such other claims referred to in this Section 5.01(l), an Adverse Effect.

(m)    Litigation.    There are no actions, claims, charges, suits or proceedings with respect to the business of the Company pending against the Company of which the Company is aware at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality (individually, a “Governmental Entity”), nor, to the knowledge of the Company, has the Company received any notice or threat of any such actions, claims, charges, suits or proceedings with respect to the business of the Company. To the knowledge of the Company, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before a Governmental Entity. To the knowledge of the Company, no Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

(n)    Labor Controversies.    Except as would not reasonably be expected to have in the aggregate an Adverse Effect:

(i)    there are no controversies known to the Company between the Company and any employee or employees or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of the Company, threatened, related to the Company and, to the knowledge of the Company, there are not and during the last two years prior to the date hereof there have not been any formal or informal organizing efforts by a labor organization and/or group of Company employees and the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by the Company;

(ii)    the Company is in compliance in all material respects, and has not received notice of, nor, to the knowledge of the Company, has there been threatened any claim that the Company has not complied in all material respects, with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, the payment of social security and

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similar Taxes, equal employment opportunity, employment discrimination and employment safety nor has the Company received notice of or, to the knowledge of the Company, has there been threatened any claim that it is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing; and the Company is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice) and there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker’s compensation policy or long-term disability policy; and

(iii)    the Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in or contribute to any international or foreign employee benefit plan.

(o)    Use of Real Property.    The Company has not received any notice of any violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the Company (representations and warranties with respect to environmental matters being set forth in Section 5.01(p) hereof) or any notice of default under any lease, contract, commitment, license or permit, relating to the use and operation of the owned or leased real property listed in the Disclosure Schedule, in either case which would reasonably be expected to have, individually or in the aggregate, an Adverse Effect and, to the knowledge of the Company, there is no such violation or default which would have, individually or in the aggregate, an Adverse Effect. The Company has not received any written notice that any plant or other building that is owned or covered by a lease set forth in the Disclosure Schedule hereto does not substantially conform with all applicable ordinances, codes, regulations and requirements, and the Company has not received any written notice that any law or regulation presently in effect or condition precludes or restricts continuation of the present use of such properties by the Company.

(p)    Environmental Matters.    Except for such matters as would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect on the Company:

(i)    Hazardous Materials. The Company has not: (A) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (B) illegally released in violation of applicable law any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to the be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a “Hazardous Material”), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials have been released in violation of any applicable law, as a result of the actions of the Company, or, to the Company’s knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

(ii)    Hazardous Materials Activities.    The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has the Company disposed of, transported, sold or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as “Hazardous Materials Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(iii)    Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the “Environmental Permits”) necessary for the conduct of the Company’s Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

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(iv)    Environmental Liabilities.    No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to the Company’s knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

(q)    Additional Accounting Disclosure Matters.

(i)    Accounts Receivable.    The accounts receivable reflected on the balance sheet of the Company as of December 31, 2002 and all accounts receivable arising between December 31, 2002 and the date hereof, arose from bona fide transactions in the ordinary course of business. Except for amounts also recorded as deferred revenue, these transactions have been recorded in accordance with GAAP meeting the following criteria: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable and no further deliveries or services are required to be provided in order to entitle the Company or its assignees to collect the accounts receivable reflected on the balance sheet. No such account has been assigned or pledged to any other person, firm or corporation.

(ii)    No Undisclosed Liabilities.    The Company does not have any liabilities, indebtedness or obligations, whether accrued, absolute, contingent, matured or unmatured, that in the aggregate exceed $250,000, and which (A) has not been reflected or reserved against in the most recent Company Financial Statements in accordance with GAAP or (B) has arisen other than in the ordinary course of the Company’s business since the date of the latest balance sheet included in the Company Financial Statements.

(r)    Compliance with Law; Restrictions on Business Activities.

(i)    No Defaults.    The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which it is a party or, to the knowledge of the Company, to which the Company is subject and which applies to its business, and, to the knowledge of the Company, the Company has not been notified that is in violation of any laws, ordinances, governmental rules or regulations to which it is subject or that it has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its assets and properties or to the conduct of its business.

(ii)    Immigration Matters. The Company has on file a valid Form I-9 for each employee hired by the Company on or after November 7, 1986 and continuously employed after November 6, 1986 or the applicable date of hire. To the knowledge of the Company, all employees of the Company are (A) United States citizens, or lawful permanent residents of the United States, (B) aliens whose right to work in the United States is unrestricted, (C) aliens who have valid, unexpired work authorizations issued by the Attorney General of the United States (Immigration and Naturalization Service) or (D) aliens who have been continually employed by the Company since November 6, 1986 or the applicable date of hire. The Company has not been the subject of an immigration compliance or employment visit from, nor has the Company been assessed any fine or penalty by, or been the subject of any order or directive of, the United States Department of Labor or the Attorney General of the United States (Immigration and Naturalization Service).

(iii)    Restrictions on Business Activities.    There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice (including the licensing of any product) of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

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(iv)    Employees. To the knowledge of the Company, no employee of the Company (A) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others or (B) has given notice to the Company, nor is the Company otherwise aware that any key employee intends to terminate his or her employment with the Company.

(v)    Governmental Authorization.    The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity (A) pursuant to which the Company currently operates or holds any interest in any of its properties or (B) which is required for the operation of its business or the holding of any such interest, other than such consents, licenses, permits, grants or authorizations the failure to obtain which would not, either individually or in the aggregate, have an Adverse Effect (“Company Authorizations”), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets and each such Company Authorization is listed on Section 5.01(r)(v) of the Disclosure Schedule.

(s)    Employee Benefits.

(i)    Employee Plans.    Section 5.01(s)(i) of the Disclosure Schedule sets forth a list identifying each “employee pension benefit plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any “multiemployer plan”, as defined in Section 3(37) of ERISA, (the “Pension Plans”) and a list identifying each “employee welfare benefit plan”, as defined in Section 3(1) of ERISA, (the “Welfare Plans”) that, in either case, are maintained, administered or contributed to by the Company, or which cover any employee or former employee of the Company. Collectively, the Pension Plans and Welfare Plans are hereinafter referred to as the “Employee Plans”. No Employee Plan is maintained, administered or contributed to by any entity other than the Company, and no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

(ii)    Delivery of Copies of Plans, Documents, etc.    The Company has delivered or has caused to be delivered or otherwise made available to Fiserv and Fiserv Solutions true and complete copies of (A) the Employee Plans (including related trust agreements, custodial agreements, insurance contracts, investment contracts and other funding arrangements, if any, and adoption agreements, if any), (B) any amendments to the Employee Plans, (C) any written interpretations of the Employee Plans, (D) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications, as defined under ERISA), (E) the two most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if such report was required), including all attachments (including the audited financial statements, if any) and (F) the two most recent actuarial valuation reports prepared in connection with each Employee Plan (if any such report was required).

(iii)    No Change in Benefits.    Since December 31, 2001, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of expense incurred in respect of such Employee Plan for the most recent plan year with respect to Employee Plans. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute an event under any Employee Plan, which either alone or upon the occurrence of a subsequent event will or may result in any payment, acceleration, vesting or increase in benefits to any employee, former employee or director of the Company.

(iv)    Compliance.    Each Employee Plan has been maintained by the Company in material compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and

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regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), which are applicable to such Employee Plan.

(v)    Qualification, etc.    Each Pension Plan is “qualified” within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. The Company has delivered or caused to be delivered to Fiserv and Fiserv Solutions the latest determination letter of the Internal Revenue Service relating to each Pension Plan. Such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of the Company, threatened proceedings in which the “qualified” status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. Each such Pension Plan has not been amended or operated by the Company, since the receipt of the most recent determination letter, in a manner that would adversely affect the “qualified” status of the Plan. No distributions have been made from any of the Pension Plans that would violate in any respect the restrictions under Treasury Regulation Section 1.401(a)(4)-5(b), and none will be made prior to the Effective Time.

(vi)    No Claims.    There are no pending or, to the knowledge of the Company, threatened (A) claims, charges, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them against any Employee Plan, the assets held thereunder, the trustee of any such assets or the Company relating to any of the Employee Plans, other than ordinary and usual claims for benefits by participants or beneficiaries, or (B) suits, charges, investigations or other proceedings by any federal, state, local or other governmental agency or authority, of or against any Employee Plan, the assets held thereunder, the trustee of any such assets or the Company relating to any of the Employee Plans. If any of the actions described in this subsection are initiated prior to the Effective Time, the Company shall notify Fiserv of such action prior to the Effective Time.

(vii)    No Prohibited Transactions.    The Company has not engaged (A) in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA, or (B) in any “prohibited transaction” within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code, with respect to any Employee Plans, and will not so engage, act or fail to act prior to the Effective Time. Furthermore, to the knowledge of the Company, no other “party in interest”, as defined in Section 3(14) of ERISA, or “disqualified person”, as defined in Section 4975(e)(2) of the Code, has engaged in any such “prohibited transaction”.

(viii)    No Liability.    No liability has been incurred by the Company or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Company within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) for any Tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of the Company, such Plans do not expect to incur any such liability prior to the Effective Time.

(ix)    Required Contributions.    The Company has made all required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the financial statements. No Pension Plan has incurred any “accumulated funding deficiency” within the meaning of Section 302 of ERISA or Section 412 of the Code and no Pension Plan has applied for or received a waiver of the maximum funding standards imposed by Section 412 of the Code.

(x)    PBGC.    Except for required premium payments, no liability to the Pension Benefit Guaranty Corporation (the “PBGC”) has been incurred by the Company with respect to any Pension Plan that has not been satisfied in full, and no event has occurred and there exists no condition or set of circumstances that could result in the imposition of any such liability. The Company has complied, or will comply, with all requirements for premium payments, including any interest and penalty charges for late payment, due or to be due to PBGC on or before the Effective Time with respect to each Pension Plan for which any premiums are required. No proceedings to terminate, pursuant to Section

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4042 of ERISA, have been instituted or, to the knowledge of the Company, are threatened by the PBGC with respect to any Pension Plan (or any Pension Plan maintained by an ERISA Affiliate). There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan. No reportable event, within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan.

(xi)    Benefit Obligations.    No Pension Plan is covered by Title IV of ERISA.

(xii)    No Multiemployer Plan.    Neither the Company nor any ERISA Affiliate has ever maintained, adopted or established, contributed or been required to contribute to, or otherwise participated or been required to participate in, nor will they become obligated to do so prior to the Effective Time, any “multiemployer plan” (as defined in Section 3(37) of ERISA). No amount is due from, or owed by, the Company or any ERISA Affiliate on account of a “multiemployer plan” (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

(xiii)    No Post-Retirement Benefits.    No Employee Plan provides benefits, including any severance or other post-employment benefit, salary continuation, termination, death, disability or health or medical benefits (whether or not insured), life insurance or similar benefit with respect to current or former employees (or their spouses or dependents) of the Company beyond their retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death, disability or retirement benefits under any Pension Plan, (C) deferred compensation benefits accrued as liabilities on the Company Financial Statements, (D) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary) or (E) as expressly contemplated by this Agreement.

(xiv)    COBRA.    The Company has complied with, and satisfied, the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980(B) of the Code, and all regulations thereunder (“COBRA”) with respect to each Employee Plan that is subject to the requirements of COBRA. Each Employee Plan that is a group health plan within the meaning of Section 9832(a) of the Code, as maintained by the Company, has complied with and satisfied the applicable requirements of Sections 9801 and 9802 of the Code.

(t)    Insurance. The Disclosure Schedule summarizes the amount and kinds of insurance as to which the Company has insurance policies, contracts or fidelity bonds relating to the business or operations of the Company. All such insurance policies, contracts and bonds are in full force and effect. All such insurance policies, contracts and bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company contain provisions which, to the knowledge of the Company, are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies, contracts and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies, contracts and bonds (or other policies, contracts and bonds providing substantially similar insurance coverage). No notice of cancellation or termination of any such insurance policies, contracts or bonds has been given to the Company by the carrier of any such policy, contract or policy.

(u)    Bank Accounts.    Section 5.01(u) of the Disclosure Schedule lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories of persons having access to them.

(v)    Minute Books.    The minute books and stock books or share ledgers, as the case may be, of the Company made available to Fiserv and Fiserv Solutions are the only minute books and stock books or share ledgers, as the case may be, of the Company and contain a reasonably accurate summary of all meetings of directors (including committees thereof) and shareholders or actions by written consent and of all transactions in the capital stock of the Company since the time of incorporation of the Company.

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(w)    Taxes.

(i)    Compliance Generally.    The Company (A) has duly and timely filed or caused to be filed with the appropriate authorities all Tax Returns of, related to or including the Company, including its income, assets, payroll or operations, and properly included the items related thereto in such Tax Returns, which Tax Returns are true, correct and complete, and (B) has duly and timely paid or caused to be paid to the appropriate authorities all Taxes that are due and payable on or before the date hereof, and has properly accrued on its books and records in accordance with GAAP any Tax which not then due. The Company has complied with all applicable laws, rules and regulations relating to the reporting, payment, collection and withholding of Taxes and has duly and timely collected or withheld and paid over to the appropriate authorities all amounts required to be so collected or withheld and paid over under all applicable laws. All Taxable years or periods for the assessment of Taxes are closed either by agreement with the applicable Taxing authority or by operation of the normal statute of limitations or, if not yet closed, will close by operation of the normal statute of limitations for such Tax Returns (without extension). Section 5.01(w)(i) of the Disclosure Schedule sets forth a list of each jurisdiction where the Company files a Tax Return and the type of Tax Returns filed during the past five years. The Company has made available for review by Fiserv and Fiserv Solutions true, correct and complete copies of all Tax Returns filed by or with respect to the Company during the past five years and of all correspondence to or from a Taxing authority relating thereto and with respect to any Proceeding (as hereinafter defined).

(ii)    No Adjustments.    No Taxing authority has asserted any adjustment that would result in an additional Tax of the Company which has not been fully paid or which adjustment, if asserted, would apply to any other period. No such adjustment is pending or, to the knowledge of the Company, being considered. There is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, a “Proceeding”) relating to any Tax of the Company, and, to the knowledge of the Company, no Taxing authority is contemplating such a Proceeding.

(iii)    No Other Arrangements.    The Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162, 280G or 404 of the Code. The Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code. The Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively, of the Code. The Company has not entered into any sale-leaseback or leveraged lease transaction. None of the assets of the Company is required to be treated as being owned by any other person pursuant to the “safe harbor” leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said leasing provisions. The Company has never made or been required to make an election under Section 338 of the Code. The Company has never been included in a consolidated, combined or unitary Tax Return. The Company is not and has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding. No Tax authority has ever asserted that the Company should file a Tax Return in a jurisdiction where it does not file. The Company does not have outstanding any closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information with or by any Taxing authority in connection with any Tax matter. There is no outstanding power of attorney authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Proceeding relating to any Tax. The Company is not required to include any adjustment under Section 481 of the Code (or any similar provision of applicable law) in income for any period (or portion of a period) ending after the Closing Date. During the last two years the Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.

(iv)    Taxes Defined.    For purposes of this Agreement, “Taxes” means all federal, state, local and foreign taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature (including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise,

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profits, built-in gains, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever), including any liability therefor as a transferee (including under Section 6901 of the Code), as a result of Treasury Regulation Section 1.1502-6, or in each case, any similar provision under applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing authority (domestic or foreign).

(v)    Tax Return Defined.    As used herein, “Tax Return” includes any return, declaration, report, claim for refund or credit, information return or statement, and any amendment to any of the foregoing, including any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes or ERISA.

(x)    Related Party Transactions.    Since January 1, 2000, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. There are no assets of any Related Party that are used in or necessary to the conduct of the business of the Company. “Related Party” means, with respect to any party, any officer, director or beneficial owner of more than 5% of the outstanding voting securities of such party (or any entity of which such person is an officer, director or beneficial owner of more than 5% of such entity’s outstanding voting securities).

(y)    Brokers.    All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Fiserv, Fiserv Solutions and Fiserv Sub, without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person against the Company or Fiserv, Fiserv Solutions or Fiserv Sub for a finder’s fee, brokerage commission or similar payment.

(z)    Voting Requirements.    The Company Shareholder Approval is the only vote of the holders of the Company’s capital stock required by law to approve and adopt this Agreement and the transactions contemplated hereby.

(aa)    Representations Complete.    Except for the representations and warranties contained in this Section 5.01, neither the Company nor any Subsidiary or other person makes any other express or implied representation or warranty on behalf of the Company or any or its affiliates to Fiserv, Fiserv Solutions or Fiserv Sub.

SECTION 5.02  Representations and Warranties of Fiserv, Fiserv Solutions and Fiserv Sub.    Fiserv, Fiserv Solutions and Fiserv Sub each represents and warrants to the Company as follows:

(a)    Organization and Qualification, etc.    Fiserv, Fiserv Solutions and Fiserv Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Wisconsin, the State of Wisconsin and the State of Florida, respectively, and each has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of Fiserv, Fiserv Solutions and Fiserv Sub is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

(b)    Authority Relative to Agreement.    Each of Fiserv, Fiserv Solutions and Fiserv Sub has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery by Fiserv, Fiserv Solutions and Fiserv Sub of this Agreement and the consummation by each of them of the transactions contemplated on its part hereby have been duly authorized by their respective Board of Directors and, in the case of Fiserv Sub, its sole shareholder. No other corporate proceedings on the part of Fiserv, Fiserv Solutions or Fiserv Sub are

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necessary to authorize the execution and delivery of this Agreement by Fiserv, Fiserv Solutions or Fiserv Sub or the consummation by Fiserv, Fiserv Solutions or Fiserv Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Fiserv, Fiserv Solutions and Fiserv Sub, and, assuming the due authorization, execution and delivery at the Effective Time of this Agreement by the Company, is their valid and binding agreement, enforceable against Fiserv, Fiserv Solutions and Fiserv Sub, as applicable, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(c)    Non-Contravention.    The execution and delivery of this Agreement by Fiserv, Fiserv Solutions and Fiserv Sub do not and the consummation by Fiserv, Fiserv Solutions and Fiserv Sub of the transactions contemplated hereby will not (i) violate any provision of the Articles or Certificate of Incorporation or By-laws of Fiserv, Fiserv Solutions or Fiserv Sub, as the case may be, or (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of Fiserv, Fiserv Solutions or Fiserv Sub pursuant to any provision of, any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which Fiserv, Fiserv Solutions or Fiserv Sub is a party or by which any of their respective assets is bound and do not and will not violate or conflict with any other material restriction of any kind or character to which Fiserv, Fiserv Solutions or Fiserv Sub is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any such mortgage or lien or material lease, agreement, license or instrument to which Fiserv, Fiserv Solutions or Fiserv Sub is a party or (iii) violate in any material respect any law, ordinance or regulation to which Fiserv, Fiserv Solutions or Fiserv Sub is subject, except, in each case or cases, for any such violation, acceleration, creation, imposition, conflict or termination which would not prevent the consummation of the transactions contemplated hereby by Fiserv, Fiserv Solutions or Fiserv Sub.

(d)    Government Approvals.    Except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Florida and (ii) applicable requirements of the Exchange Act, state takeover or securities laws and the rules of Nasdaq, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by Fiserv, Fiserv Solutions and Fiserv Sub and the consummation by Fiserv, Fiserv Solutions and Fiserv Sub of the transactions contemplated hereby, except where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby.

(e)    Financial Ability.    Fiserv has, and prior to the Closing will provide to Fiserv Sub, sufficient cash available to enable it to consummate the transactions contemplated by this Agreement.

(f)    Capitalization of Fiserv Sub.    The authorized capital stock of Fiserv Sub consists of 1,000 shares of common stock, $.01 par value, of which 100 shares are validly issued and outstanding, fully paid and nonassessable and all of which are owned by Fiserv Solutions, which is, and at the Effective Time will be, a wholly-owned subsidiary of Fiserv. Fiserv Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to or in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

(g)    Litigation and Liabilities.    There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Fiserv, threatened against Fiserv, Fiserv Solutions, Fiserv Sub, or any of their respective subsidiaries, which would prevent or materially impair the ability of Fiserv, Fiserv Solutions or Fiserv Sub to consummate the Merger or any of the other transactions contemplated by this Agreement.

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(h)    Compliance with Laws.    The business of Fiserv, Fiserv Solutions, Fiserv Sub and their respective subsidiaries, taken as a whole, is not being conducted in violation of any laws, except for violations that would not prevent or materially impair the ability of Fiserv, Fiserv Solutions or Fiserv Sub to consummate the transactions contemplated by this Agreement. As of the date hereof, no investigation or review by any Governmental Entity with respect to Fiserv, Fiserv Solutions, Fiserv Sub or any of their respective subsidiaries is pending or, to the knowledge of Fiserv, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not prevent or materially impair the ability of Fiserv, Fiserv Solutions, Fiserv Sub or their respective subsidiaries to consummate the transactions contemplated by this Agreement. Fiserv, Fiserv Solutions, Fiserv Sub and their respective subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals from Governmental Entities necessary to conduct its business as presently conducted, except for those the absence of which would not prevent or materially impair the ability to consummate the Merger and the other transactions contemplated by this Agreement.

(i)    Brokers.    All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Fiserv, Fiserv Solutions and Fiserv Sub directly with the Company, without the intervention of any person on behalf of Fiserv, Fiserv Solutions or Fiserv Sub in such manner as to give rise to any valid claim by any person against the Company or Fiserv, Fiserv Solutions or Fiserv Sub for a finder's fee, brokerage commission or similar payment.

(j)    No Other Representations or Warranties.    Except for the representations and warranties contained in this Section 5.02, none of Fiserv, Fiserv Solutions, Fiserv Sub or any other person makes any other express or implied representation or warranty on behalf of Fiserv, Fiserv Solutions or Fiserv Sub to the Company.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 6.01  Conduct of Business.    During the period from the date hereof to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall use commercially reasonable efforts to conduct its operations according to its ordinary and usual course of business and shall use commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its officers and employees and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it. The Company shall cause representatives of the Company to confer with representatives of Fiserv, Fiserv Solutions and Fiserv Sub to keep them reasonably informed with respect to the general status of the on-going operations of the business of the Company. For purposes of this Article VI, the term “Company” shall be deemed to include the Subsidiaries where relevant or appropriate.

SECTION 6.02  Access to Information by Fiserv, Fiserv Solutions and Fiserv Sub.    Fiserv, Fiserv Solutions and Fiserv Sub shall, prior to the Effective Time, be provided reasonable access to the business and properties of the Company and information concerning its financial and legal condition that Fiserv, Fiserv Solutions and Fiserv Sub deem reasonably necessary or advisable in connection with the consummation of the transactions contemplated hereby, provided that such access shall be during normal business hours and shall not interfere with normal operations of the Company. The Company agrees to permit Fiserv, Fiserv Solutions and Fiserv Sub and their authorized representatives, including Deloitte & Touche LLP, to have or cause them to be permitted to have, after the date hereof and until the Effective Time, reasonable access to the premises, books and records of the Company during normal business hours, and the officers of the Company will furnish Fiserv, Fiserv Solutions and Fiserv Sub with such financial and operating data and other information with respect to the business and properties of the Company as Fiserv, Fiserv Solutions and Fiserv Sub shall from time to time reasonably request.

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SECTION 6.03  Consents and Authorizations.    As soon as practicable, each of the parties hereto will commence to take all commercially reasonable action to obtain all authorizations, consents, orders and approvals of all third parties and of all federal, state and local regulatory bodies and officials which may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

SECTION 6.04  Non-Assignable Licenses, Leases and Contracts.    The Company shall use its commercially reasonable efforts to obtain and deliver to Fiserv, Fiserv Solutions or Fiserv Sub, as the case may be, at or prior to the Effective Time such consents or waivers as are required in order that any material contract listed or required to be listed on the Disclosure Schedule which would be breached or violated, or would give any other party the right to cancel the same, as a result of the occurrence of the Merger hereunder, shall not be so breached or violated or result in such right of cancellation. The Company shall use its commercially reasonable efforts to obtain and deliver to Fiserv, Fiserv Solutions or Fiserv Sub, as the case may be, at or prior to the Effective Time such consents or waivers as shall be reasonably requested by Fiserv, Fiserv Solutions or Fiserv Sub, as the case may be, for any non-material contracts required or not required to be listed on the Disclosure Schedule which, as a result of the occurrence of the Merger hereunder, would be breached or violated or would give any other party the right to cancel the same, in order that such contracts shall not be so breached or violated or result in such right of cancellation.

SECTION 6.05  Employee Matters.    The employees of the Company shall continue to be employees of the Surviving Corporation following the Merger, and except as otherwise set forth in the Disclosure Schedule, such employment to be employment at will. Thereafter, for so long as they are employed by the Surviving Corporation, they shall be paid, depending on their duties and responsibilities, in accordance with Fiserv’s compensation policies with respect to its employees generally. In addition, the Company’s employee benefit plans shall be terminated as soon as practicable after the Effective Time and the employees of the Company shall be entitled to participate in the benefit plans that Fiserv maintains for its employees, generally on the same terms and conditions as other employees of Fiserv (except with respect to Fiserv’s sabbatical policy and quarter century retirement stock plan). For this purpose, each “year of service” with the Company shall be treated as a “year of service” with Fiserv (except for Fiserv’s sabbatical policy and quarter century retirement stock plan).

SECTION 6.06   Taxes.    The Company will duly and timely file all Tax Returns required to be filed on or prior to the Effective Time, duly and timely pay all Taxes required to be paid on or prior to the Effective Time and accrue on the Company’s books and records in accordance with GAAP any Tax of or relating to the Company, its income, assets, payroll or operations which is not then due. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with prior Tax Returns of the Company and shall not make, amend or terminate any election or change any accounting method, practice or procedure without Fiserv’s prior written consent. The Company shall give Fiserv a copy of each such Tax Return for its review and comments prior to filing. The Company shall duly and timely withhold or collect and pay over to the proper governmental authority any Taxes required to be withheld or collected by the Company on or before the Effective Time under all applicable laws.

SECTION 6.07  Solicitation of Alternative Transaction.

(a)    The Company will not, and will cause its Subsidiaries and its and their officers, directors, employees, financial advisors, counsel, representatives and agents (collectively, “Representatives”) not to, (i) directly or indirectly, solicit, initiate, encourage or otherwise facilitate the making of an Acquisition Proposal (as hereinafter defined); (ii) participate or engage in or encourage in any way negotiations or discussions concerning, or provide any non-public information to, any person or entity relating to an Acquisition Proposal, or which may reasonably be expected to lead to an Acquisition Proposal; or (iii) agree to or endorse any Acquisition Proposal; provided, however, that nothing contained in this Section 6.07 or in any other provision of this Agreement will prohibit the Company or the Company’s Board of Directors from

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taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any legally required disclosure to the Company’s shareholders.

(b)    Notwithstanding the provisions of Section 6.07(a), this Agreement will not prohibit the Company’s Board of Directors from, prior to obtaining the Company shareholder approvals set forth in Section 7.01(b), furnishing nonpublic information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal (as hereinafter defined), if, and only to the extent that: (i) the failure of the Company’s Board of Directors to take action with respect to such Superior Proposal would be a breach of the Board’s fiduciary duties imposed by applicable law; (ii) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such person or entity after the date hereof, the Company (A) provides written notice of at least three business days to Fiserv to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such person or entity, and naming and identifying the person or entity making the Acquisition Proposal, and (B) receives from such person or entity an executed confidentiality agreement; and (iii) the Company concurrently provides Fiserv with all non-public information to be provided to such person or entity that Fiserv has not previously received from the Company, and the Company keeps Fiserv reasonably informed of the status and the material terms and conditions and all other material information with respect to any such discussions or negotiations.

“Acquisition Proposal” shall mean any offer or proposal for (i) a transaction or series of related transactions pursuant to which (A) any person or entity who does not currently own 15% or more of the outstanding shares of Company Common Stock (a “Non-Affiliated Person”) acquires 15% or more of the outstanding shares of Company Common Stock, including without limitation a tender offer or an exchange offer which, if consummated, would result in any Non-Affiliated Person acquiring 15% or more of the outstanding shares of Company Common Stock, or (B) any person or entity who currently owns more than 15% of the outstanding shares of Company Common Stock (a “Current Affiliated Person”) acquires 50% or more of the outstanding shares of Company Common Stock, including without limitation a tender offer or an exchange offer which, if consummated, would result in any Current Affiliated Person acquiring 50% or more of the outstanding shares of Company Common Stock; provided, however, that no transfer of Company Common Stock permitted by the terms of the Agreement to Facilitate Merger (as hereinafter defined) shall be deemed to constitute an Acquisition Proposal or to breach or violate the provisions of this Agreement, (ii) a merger or other business combination involving the Company pursuant to which any Non-Affiliated Person acquires securities representing 15% or more, or a Current Affiliated Person acquires securities representing 50% or more, of the aggregate voting power of all outstanding securities of the company surviving the merger or business combination, or (iii) any other transaction pursuant to which any person or entity acquires control of assets (including for this purpose the outstanding equity securities of any Company Subsidiary) of the Company having a fair market value equal to 15% or more of the fair value of all of the assets of the Company immediately prior to such a transaction.

“Superior Proposal” shall mean a bona fide Acquisition Proposal that the Board of Directors of the Company has reasonably and in good faith determined, after consultation with its financial advisors and outside counsel, to be more favorable to the Company’s shareholders than the Merger.

(c)    The Company agrees that it will notify Fiserv within three (3) business days if it or any of its Representatives receives an Acquisition Proposal or any inquiry reasonably likely to lead to a Acquisition Proposal or if any discussions or negotiations are sought to be initiated or continued with the Company or its Representatives concerning an Acquisition Proposal, and such notification will contain the name of the person or entity involved and the material terms and conditions of such an Acquisition Proposal.

(d)    Upon execution of this Agreement, the Company will immediately terminate all discussions with any person or entity (other than Fiserv and its subsidiaries) concerning any Acquisition Proposal, and will request that such person or entities promptly return any confidential information furnished by the Company in connection with any Acquisition Proposal. The Company will not waive any provision of any confidentiality, standstill or similar agreement entered into with any person or entity regarding any

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Acquisition Proposal, and prior to the Closing will enforce all such agreements in accordance with their terms.

(e)    Nothing contained in this Section 6.07 shall (i) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof), or (ii) permit the Company to enter into any agreement providing for an Acquisition Proposal (other than the confidentiality agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect.

SECTION 6.08  Proxy Material.

(a)    As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company’s shareholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company’s shareholders, the “Proxy Statement”). Each of Fiserv, Fiserv Solutions, Fiserv Sub and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable, the Company shall mail the Proxy Statement to its shareholders. No amendment or supplement to the Proxy Statement will be made by the Company without the approval of Fiserv (which approval shall not be unreasonably withheld, delayed or conditioned). The Company will advise Fiserv, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(b)    The information supplied by Fiserv, Fiserv Solutions and Fiserv Sub for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company, (ii) the time of the Company Special Meeting, and (iii) the Effective Time, contain (as to Fiserv, Fiserv Solutions, Fiserv Sub and their respective subsidiaries or their respective officers and directors) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Fiserv, Fiserv Solutions, Fiserv Sub or their respective subsidiaries, or their respective officers or directors, should be discovered by Fiserv, Fiserv Solutions or Fiserv Sub which should be set forth in an amendment or a supplement to the Proxy Statement, Fiserv shall promptly inform the Company.

(c)    The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company, (ii) the time of the Company Special Meeting, and (iii) the Effective Time, contain (as to the Company and each of its Subsidiaries) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Fiserv. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

SECTION 6.09  Shareholders’ Meetings.

(a)    The Company shall, in accordance with applicable law and its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, the “Company Special Meeting”) of its shareholders for the purpose of approving and adopting the plan of merger (as such term is used in Section 607.1101 et seq. of

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the Florida Law) set forth in this Agreement and approving the Merger by the Company Shareholder Approval. The Company agrees to use its commercially reasonable efforts to cause the Company Special Meeting to occur as soon as practicable after the date hereof, but not earlier than 20 business days after the date the Proxy Statement is first mailed to its shareholders. The Company shall use reasonable best efforts to obtain the adoption and approval by the Company’s shareholders of this Agreement and the approval by the Company’s shareholders of the Merger, unless otherwise required under applicable law in order for the Board of Directors to comply with its applicable fiduciary duties to its shareholders imposed by law. The Board of Directors of the Company will, subject to Section 6.09(b), recommend the adoption and approval by the Company's shareholders of this Agreement and the approval by the Company's shareholders of the Merger.

(b)    The Board of Directors of the Company may not withdraw, or modify in a manner adverse to Fiserv, Fiserv Solutions or Fiserv Sub, its recommendation to its shareholders referred to in subsection (a) above unless (i) the Company has complied with the terms of Section 6.07 in all material respects, including, without limitation, the requirement in Section 6.07 that it notify Fiserv after its receipt of any Acquisition Proposal, and (ii) such withdrawal or modification is required under applicable law in order for the Board of Directors of the Company to comply with its fiduciary duties.

SECTION 6.10  State Takeover Statutes.    The Company and its Board of Directors shall (a) take all commercially reasonable actions necessary to ensure that neither Section 607.0901 nor Section 607.0902 of the Florida Law is or becomes applicable to this Agreement or the Agreement to Facilitate Merger, the Merger or any of the other transactions contemplated hereby or thereby and (b) if either of such statutes becomes applicable to this Agreement or the Agreement to Facilitate Merger, the Merger or any other transaction contemplated hereby or thereby, take all commercially reasonable action necessary to ensure that the Merger, and the other transactions contemplated hereby and thereby, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby and thereby.

SECTION 6.11  Shareholder Litigation.    Subject to any confidentiality obligations and the preservation of any attorney-client privilege, the parties shall cooperate and consult with one another, to the fullest extent reasonably possible, in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective commercially reasonable efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Fiserv's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

SECTION 6.12  Confidentiality.    Fiserv, Fiserv Solutions, Fiserv Sub and their respective subsidiaries on the one hand and the Company on the other hand will comply with, and will cause their respective representatives to comply with, in all respects, all of their respective obligations under the Confidentiality Agreement dated as of February 11, 2002 (the “Confidentiality Agreement”) between Fiserv and the Company, and in no event, will the negotiation, entering into or termination of this Agreement be deemed to waive or otherwise adversely affect the rights and obligations of the parties under the Confidentiality Agreement, which rights and obligations will continue in full force and effect in accordance with their terms.

SECTION 6.13  Further Actions.    Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to

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carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will take all such necessary action.

SECTION 6.14  Notification of Certain Matters.    The Company will give prompt written notice to Fiserv, and Fiserv will give prompt written notice to the Company, of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of the Company or Fiserv, Fiserv Solutions or Fiserv Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.14 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 6.15  Voting of Shares.    To induce Fiserv to execute this Agreement, the Principal Shareholders have executed and delivered as of the date hereof an Agreement to Facilitate Merger substantially in the form attached as Exhibit B hereto (the “Agreement to Facilitate Merger”), pursuant to which each such Principal Shareholder has agreed to vote its shares of Company Common Stock in favor of the Merger at the Company Special Meeting.

SECTION 6.16  Indemnification.

(a)    The Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its Subsidiaries. This Section 6.16(a) shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

(b)    After the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (the “Indemnified Persons”) against (a) all losses, claims, damages, costs, expenses (including, without limitation, reasonable counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that each person is or was an officer or director of the Company or any of its subsidiaries whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time (“Indemnified Liabilities”) and (b) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation’s Articles of Incorporation or Bylaws, as amended and/or restated, but not in excess of that permitted by applicable law. The parties thereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 6.16(b) shall apply without limitation to negligent acts or omissions by an Indemnified Person. Fiserv and Fiserv Solutions, jointly and severally, hereby guarantee the payment and performance of the Surviving Corporation’s obligations in this Section 6.16 and Section 6.17. Each Indemnified Person is intended to be a third-party beneficiary of this Section 6.16 and Section 6.17 and may specifically enforce their terms. This Section 6.16 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

(c)    The obligations of the Company and the Surviving Corporation contained in this Section 6.16 and Section 6.17 shall be binding on the successors and assigns of the Surviving Corporation. If Fiserv, Fiserv

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Solutions, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Fiserv, Fiserv Solutions or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.16 and Section 6.17.

SECTION 6.17  Officer and Director Insurance.    Immediately prior to the Effective Time, the Company shall obtain “tail insurance coverage” to continue in effect following the Effective Time the coverage currently provided to current and former directors and officers of the Company, and naming BIG as an additional insured. The Surviving Corporation shall not cancel such coverage at any time before December 31, 2004. The Company shall pay half the premium for the “tail insurance coverage” and, as provided in the Agreement to Facilitate Merger (as hereinafter defined), BIG shall pay the other half, plus any additional premium payable in respect of naming it as an additional insured.

SECTION 6.18  Deposit of Aggregate Merger Consideration.    Prior to the Closing, Fiserv shall deposit, or cause to be deposited, with the Paying Agent an amount of cash sufficient to satisfy the obligations to pay the Merger Consideration as provided in Article III hereof, except any obligations to pay Merger Consideration to the parties to the Agreement to Facilitate Merger, dated the date hereof, by and among Fiserv, Fiserv Solutions, Fiserv Sub and the Principal Shareholders, in substantially the form and to the effect set forth in Exhibit B hereto (the “Agreement to Facilitate Merger”).

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.01  Conditions to Obligations of Fiserv, Fiserv Solutions, Fiserv Sub, and the Company.    The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a)    No Injunction.    None of Fiserv, Fiserv Solutions, Fiserv Sub, or the Company shall be subject to any final order, decree or injunction of a court of competent jurisdiction within the United States that (i) prevents the consummation of the Merger or (ii) would impose any material limitation on the ability of Fiserv Solutions effectively to exercise full rights of ownership of the Company or the assets or business of the Company.

(b)    Shareholder Approval.

(i)    The approval of the shareholders of the Company hereof shall have been obtained, in accordance with the Florida Law and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

(ii)    The approval of at least 50.01% of the outstanding Shares that are not owned or controlled by those shareholders of the Company who are parties to the Agreement to Facilitate Merger shall have been obtained.

SECTION 7.02  Conditions Precedent to the Obligations of Fiserv, Fiserv Solutions and Fiserv Sub.    The obligations of Fiserv, Fiserv Solutions and Fiserv Sub to consummate the Merger under this Agreement are subject to the satisfaction or waiver by Fiserv, Fiserv Solutions and Fiserv Sub prior to or at the Effective Time of each of the following conditions:

(a)    Accuracy of Representations and Warranties.    The representations and warranties of the Company contained in Section 5.01 of this Agreement shall be true and correct at and as of the Effective Time as though made at and as of that time other than such representations and warranties as are specifically made as of another date (provided, however, that this condition shall be deemed satisfied unless all

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inaccuracies in such representations and warranties (considered collectively) would reasonably be expected to have a Material Adverse Effect on the Company or would prevent the Company from consummating the Merger), and the Company shall have delivered to Fiserv, Fiserv Solutions and Fiserv Sub a certificate of an authorized officer of the Company to that effect.

(b)    Compliance with Covenants.    The Company shall have performed and complied in all material respects with all covenants of this Agreement to be performed or complied with by it at or prior to the Effective Time, and the Company shall have delivered to Fiserv, Fiserv Solutions and Fiserv Sub a certificate of an authorized officer of the Company to that effect.

(c)    Opinion of Counsel for the Company.    Fiserv, Fiserv Solutions and Fiserv Sub shall have received an opinion of Foley & Lardner, counsel to the Company, dated the Closing Date, substantially in the form and to the effect set forth in Exhibit C annexed hereto.

(d)    Legal Actions or Proceedings.    No legal action or proceeding shall have been instituted after the date hereof against the Company or against Fiserv, Fiserv Solutions or Fiserv Sub, arising by reason of the Merger pursuant to this Agreement, which would reasonably be expected to have a Material Adverse Effect on the Company.

(e)    Tax Matters.    The Company shall have delivered to Fiserv and Fiserv Solutions an executed FIRPTA Affidavit with respect to the Company substantially in the form of Exhibit D annexed hereto, signed by the Company under penalties of perjury.

(f)    Consents.    On or prior to the Effective Time, the Company shall have obtained the consents or waivers to the Merger set forth in Exhibit E annexed hereto.

(g)    Supporting Documents.    On or prior to the Effective Time, Fiserv, Fiserv Solutions, Fiserv Sub and their counsel shall have received copies of the following supporting documents:

(i)    (A)    copies of the Amended and Restated Articles of Incorporation of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Florida and (B) a certificate of said Secretary dated as of a recent date as to the active status (and good standing and as to tax status, if available from such Secretary) of the Company; and

(ii)    certificates of the Secretary or an Assistant Secretary of the Company, dated the Effective Time, and certifying substantially to the effect: (A) that attached thereto is a true and complete copy of the Amended and Restated Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and that all such resolutions and minutes are still in full force and effect and are all the resolutions and minutes adopted in connection with the transactions contemplated by this Agreement; and (C) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certificate by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

SECTION 7.03  Conditions Precedent to the Obligations of the Company.    The obligations of the Company to consummate the Merger under this Agreement are subject to the satisfaction or waiver by the Company prior to or at the Effective Time of each of the following conditions:

(a)    Accuracy of Representations and Warranties.    The representations and warranties of Fiserv, Fiserv Solutions and Fiserv Sub contained in Section 5.02 of this Agreement shall be true and correct on and as of the Effective Time as though made at and as of that date, other such representations and warranties as are specifically made as of another date (provided, however, that this condition shall be deemed satisfied unless all inaccuracies in such representations and warranties (considered collectively) would reasonably be expected to have a Material Adverse Effect on Fiserv, Fiserv Solutions and Fiserv Sub collectively or would prevent any of them from consummating the Merger), and Fiserv, Fiserv Solutions and Fiserv Sub shall each have delivered to the Company a certificate of any authorized officer thereof to that effect.

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(b)    Compliance with Covenants.    Each of Fiserv, Fiserv Solutions and Fiserv Sub shall have performed and complied in all material respects with all covenants of this Agreement to be performed or complied with by Fiserv, Fiserv Solutions and/or Fiserv Sub on or prior to the Effective Time, and Fiserv, Fiserv Solutions and Fiserv Sub shall each have delivered to the Company and the Shareholders a certificate of an authorized officer thereof to such effect.

(c)    Opinion of Counsel for Fiserv, Fiserv Solutions and Fiserv Sub.    The Company shall have received an opinion of Charles W. Sprague, General Counsel of Fiserv, dated the Closing Date, substantially in the form and to the effect set forth in Exhibit F annexed hereto.

(d)    Legal Actions or Proceedings.    No legal action or proceeding shall have been instituted which would reasonably be expected to have a Material Adverse Effect on Fiserv, Fiserv Solutions or Fiserv Sub or prevent Fiserv, Fiserv Solutions or Fiserv Sub from consummating the Merger or the other transactions contemplated by this Agreement.

(e)    Supporting Documents.    On or prior to the Effective Time, the Company shall have received copies of the following supporting documents:

(i)    (A)    copies of the Articles of Incorporation of Fiserv, Fiserv Solutions and Fiserv Sub, and all amendments thereto, certified as of a recent date by the Department of Financial Institutions of the State of Wisconsin and the Secretary of State of the State of Florida, respectively, (B) a certificate of said Department dated as of a recent date as to the status of Fiserv and Fiserv Solutions and (C) a certificate of said Secretary dated as of a recent date as to the active status and due incorporation of Fiserv Sub; and

(ii)    a certificate of the Secretary or an Assistant Secretary of each of Fiserv, Fiserv Solutions and Fiserv Sub dated the Effective Time and certifying substantially to the effect (A) that attached thereto is a true and complete copy of the By-laws of the particular company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the particular company authorizing the execution, delivery and performance of this Agreement and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (C) as to the incumbency and specimen signature of each officer of the particular company executing this Agreement and a certification by another officer of such company as to the incumbency and signature of the officer singing the certificate referred to in this paragraph (ii).

ARTICLE VIII

TERMINATION; AMENDMENT; WAIVER

SECTION 8.01  Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)    by mutual consent of Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, and the Company, on the other hand;

(b)    by either Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, or the Company on the other hand, if (i) the Effective Time shall not have occurred on or before the date that is six months from the date of this Agreement (provided that the right to terminate this Agreement under this Section 8.01(b) shall not available to any party whose failure to fulfill, or cause to be fulfilled, any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such time) or (ii) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift or reverse) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided, however, if a proceeding shall have been initiated by a Governmental Entity to restrain, enjoin or otherwise prohibit the Merger or any other transaction contemplated by the Agreement, and such proceeding is continuing on the

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date six months after the date referred to in clause (b)(i) above, then either Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, or the Company, on the other hand, may terminate this Agreement and abandon the Merger provided that such terminating party shall have used commercially reasonable efforts to cause any such proceeding to be dismissed as to all parties thereto; or

(c)    by either Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, or the Company on the other hand, if the Company shareholder approvals set forth in Section 7.01(b) are not received at the Company Special Meeting; except that the right to terminate this Agreement under this Section 8.01(c) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of the Company;

(d)    by Fiserv, Fiserv Solutions and Fiserv Sub if either (i) the Company has breached its obligations under Section 6.07 in any material respect, (ii) the Board of Directors of the Company has recommended, approved, accepted, or entered into an agreement regarding, a Superior Proposal, (iii) the Board of Directors of the Company has withdrawn or modified in a manner adverse to Fiserv its recommendation of the Merger, or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced, and the Board of Directors of the Company, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

(e)    by the Company prior to the Company shareholder approvals set forth in Section 7.01(b) being obtained if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements, conditions and procedures of Section 6.07 in all material respects, (ii) the Board of Directors of the Company has complied with, and continues to comply with, all requirements, conditions and procedures of Section 6.07 in all material respects and has authorized, subject to complying with the terms of this Agreement, the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Fiserv in writing that it intends to enter into such binding agreement, which notice must have attached to it the most current version of such agreement, and (iii) Fiserv does not make, within ten days after receipt of such notice from the Company, any offer that the Board of Directors of the Company reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of the Company as the Superior Proposal and during such ten-day period the Company reasonably considers and discusses in good faith all proposals submitted by Fiserv and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Fiserv and its advisors from time to time as requested by Fiserv to reasonably consider and discuss in good faith Fiserv's proposals. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the 11th day after Fiserv has received the notice to Parent required by clause (ii) above, and (y) to notify Fiserv promptly if its intention to enter into the binding agreement included in its notice to Fiserv shall change at any time after giving such notice;

(f)    by Fiserv, Fiserv Solutions and Fiserv Sub if (i) Fiserv, Fiserv Solutions and Fiserv Sub are not in material breach of their obligations under this Agreement and (ii) there has been a material breach by the Company of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 7.02 cannot be satisfied, and the breach is not curable or, if curable, is not cured by the Company or such Principal Shareholder within 30 calendar days after receipt by the Company of written notice from Fiserv of such breach;

(g)    by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Fiserv, Fiserv Solutions or Fiserv Sub of any of their representations, warranties, or obligations under this Agreement such that the conditions in Section 7.03 cannot be satisfied, and the breach is not curable or, if curable, is not cured by Fiserv, Fiserv Solutions or Fiserv Sub within 30 calendar days after receipt by Fiserv of written notice from the Company of such breach.

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SECTION 8.02  Effect of Termination.    In the event of the termination and abandonment of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability whatsoever on the part of any party or its affiliates, directors, officers or shareholders, other than pursuant to the provisions of this Section 8.02.

(a)    Nothing contained in this Section 8.02 shall relieve any party from liability for any willful breach of the covenants or agreements set forth in this Agreement, and the Confidentiality Agreement shall survive the termination and abandonment of this Agreement.

(b)    In recognition of the time, efforts, and expenses expended and incurred by Fiserv and its subsidiaries with respect to the Company and the opportunity that the acquisition of the Company presents to Fiserv, if this Agreement is (i) terminated pursuant to Section 8.01(c) or Section 8.01(d) and within twelve (12) months of the date of such termination, the Company shall have entered into an agreement for, or consummated, a transaction described in the definition of “Acquisition Proposal”, or (ii) terminated pursuant to Section 8.01(e), then the Company shall pay to Fiserv a fee in the amount of One Million Two Hundred Thousand Dollars ($1,200,000) (the “Fee”), payable in the event of clause (i) above only upon the date such transaction is consummated and payable in the event of clause (ii) above upon the date that this Agreement is so terminated; provided, however, that the Fee will not be owed to Fiserv by the Company in the event that the Vote Fee (as defined in the Agreement to Facilitate Merger) is payable by BIG upon termination of the Merger Agreement and is not otherwise payable at such time by the Company. The Fee, if payable, shall be paid by wire transfer of immediately available funds to an account designated by Fiserv for such purpose. The Company acknowledges that the agreements contained in this Section 8.02(b) are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Fiserv would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to this Section 8.02(b), the Company shall also pay to Fiserv Fiserv’s and its subsidiaries’ reasonable costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

SECTION 8.03  Amendment.    This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

SECTION 8.04  Extension; Waiver.    At any time prior to the Effective Time, Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, or the Company on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) to the extent permitted by applicable laws, waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01  Expenses, Etc.    Whether or not the transactions contemplated by this Agreement are consummated, none of the parties shall have any obligation to pay any of the fees and expenses of the other parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts.

SECTION 9.02  Execution in Counterparts.    For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 9.03  Notices.    All notices and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing, shall be effective when received, and shall in any

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event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) five business days after deposit with the U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one business day after the business day of timely deposit with a recognized national courier service for next day delivery (or two business days after such deposit if timely deposited for second business day delivery) or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgement of complete transmission), to the parties as follows:

If to the Company, to:

Insurance Management Solutions Group, Inc.

801 94th Avenue North

St. Petersburg, FL 33702

Telephone Number: 727-803-2040

FAX: 727-803-4081

Attention: David M. Howard

With a copy to:

Foley & Lardner

330 North Wabash Avenue

Suite 3300

Chicago, IL 60611

Telephone Number: 312-755-1900

FAX: 312-755-1925

Attention: Todd B. Pfister

If to Fiserv, Fiserv Solutions or Fiserv Sub, to:

Fiserv, Inc.

Fiserv Solutions, Inc.

Fiserv Merger Sub, Inc.

255 Fiserv Drive

Brookfield, WI 53045

or

P.O. Box 979

Brookfield, WI 53008-0979

Telephone Number: 262-879-5000

FAX: 262-879-5245

Attention: Kenneth R. Jensen

With a copy to:

Charles W. Sprague

Fiserv, Inc.

255 Fiserv Drive

Brookfield, WI 53045

or

P.O. Box 979

Brookfield, WI 53008-0979

Telephone Number: 262-879-5517

FAX: 262-879-5532

or such other address or addresses as any party shall have designated by notice in writing to the other parties.

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SECTION 9.04  Entire Agreement.    This Agreement, its Exhibits and Schedules and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

SECTION 9.05  Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any conflict of law provisions that would defer to the laws of another jurisdiction. The rights and obligations of the parties hereunder shall be governed by and determined in accordance with such laws.

SECTION 9.06  Binding Effect; Benefits.    This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 9.07  Investigation; Non-Survival of Representations and Warranties.    The respective representations and warranties of Fiserv, Fiserv Solutions and Fiserv Sub and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every representation and warranty contained herein or in any certificates or other documents delivered prior to or at the Closing shall be deemed to be conditions to the Merger in accordance with Article VII hereof and shall not survive the Merger. This Section 9.07 shall have no effect upon any covenant of the parties hereto, whether to be performed before or after the Closing.

SECTION 9.08  Specific Performance.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party will be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

SECTION 9.09  Assignability.    Neither this Agreement nor any of the parties‘ rights hereunder shall be assignable by any party without the prior written consent of the other parties.

SECTION 9.10  Prevailing Party.    The prevailing party in any suit or action brought against any other party to enforce the terms of this Agreement or any rights or obligations hereunder shall be entitled to receive reimbursement of its reasonable costs, expenses and attorneys‘ fees and disbursements, including the costs and expenses of experts, incurred in connection with such suit or action.

SECTION 9.11  Public Announcements.    Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement without the approval of the others, unless counsel has advised such party that such release or other public statement must be issued immediately and the issuing party has not been able, despite its good faith efforts, to secure the prior approval of the other parties.

SECTION 9.12  Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this

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Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

SECTION 9.13  Interpretation.    Unless otherwise qualified, references in this Agreement to "Article", “article”, “Section“ or “section“ are to provisions of this Agreement and a reference thereto includes any subparts. The Table of Contents and the descriptive headings of the articles and sections, or of or in the Exhibits and Schedules, are inserted for convenience only and are not a part of this Agreement. As used herein, the singular includes the plural, the plural includes the singular, and words in one gender include the others. As used herein, the terms “herein“, “hereunder“ and “hereof“ refer to the whole of this Agreement, and “include“, “including“ and similar terms are not words of limitation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FISERV, INC.

By	/s/ LESLIE M. MUMA
Name:	Leslie M. Muma
Title:	President and Chief Executive Officer

FISERV SOLUTIONS, INC.

By	/s/ LESLIE M. MUMA
Name:	Leslie M. Muma
Title:	President

FISERV MERGER SUB, INC.

By	/s/ LESLIE M. MUMA
Name:	Leslie M. Muma
Title:	President

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

By	/s/ DAVID M. HOWARD
Name:	David M. Howard
Title:	Chairman of the Board, President and Chief Executive Officer

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APPENDIX B

[LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.]

WWW.hlhz.com

April 4, 2003

The Board of Directors

Insurance Management Solutions Group, Inc.

801 94th Avenue North

St. Petersburg, FL 33702

Dear Members of the Board of Directors:

We understand that Insurance Management Solutions Group, Inc. (“IMSG” or the “Company”) is considering a potential merger transaction pursuant to which Fiserv, Inc. (“Fiserv”), or an affiliate thereof, would become the owner of all of the outstanding common shares of the Company (“Transaction”). The consideration to be received by the Company’s shareholders in connection with the Transaction consists of: (i) $3.30 per share in cash (“Public Shareholder Transaction Consideration”) for all shares held by shareholders other than Banker’s Insurance Group (“BIG”) and its subsidiaries (BIG, together with its subsidiaries, the “Majority Shareholders”) and (ii) $3.26 per share in cash as well as certain other non-cash consideration for all shares held by the Majority Shareholders. For purposes hereof, “Public Shareholders” refers to the shareholders of the Company other than the Majority Shareholders.

The Board of Directors of the Company (“Board”) has requested that Houlihan Lokey render an opinion as to the fairness, from a financial point of view, to the Public Shareholders of the Public Shareholder Transaction Consideration to be received by them in connection with the Transaction (the “Opinion”). The Opinion does not address the Company’s underlying business decision to effect the Transaction and does not address the Majority Shareholders’ decision to accept consideration of $3.26 per share. The Opinion does not constitute, and should not be construed, as a recommendation to any shareholder as to how such shareholder should vote on the Transaction. Houlihan Lokey has not acted as the Company’s financial advisor. The Board did not request, and accordingly, we have not undertaken to negotiate any portion of the Transaction, nor have we solicited alternative transactions.

In connection with this Opinion, we have, among other things:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for each of the three fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002;

2.	reviewed income statement and balance sheet projections and other projected financial data provided by the management of IMSG (“Management”) for the fiscal years 2003 through 2005, which Management has represented to be its best estimate of the Company’s future expectations;

3.	reviewed the Full Service Vendor Agreement between the Company and First Community Insurance Company (“FCIC” or “Fidelity”) as filed in the 8-K dated January 3, 2003;

4.	reviewed industry analyses from various sources;

5.	met with certain members of Management to discuss the operations, financial condition, future prospects and projected operations and performance of IMSG, as well as the Transaction;

The Board of Directors of Insurance Management Solutions Group, Inc. April 4, 2003

6.	reviewed drafts dated February 24, 2003 of documents pertaining to the Transaction, including the Agreement and Plan of Merger and Agreement to Facilitate Merger, which Management attests are in substantially final form;

7.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

8.	reviewed certain other publicly available financial data for certain companies that we deem comparable to IMSG, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

9.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed the accuracy and completeness of such information for purposes of rendering our Opinion. In particular, we have relied upon and assumed, without independent verification, that (i) the financial forecasts and projections provided to us, and our related discussions with Management, have been prepared in good faith and reflect the only available estimates of the future financial condition of IMSG (as of the dates of such forecasts and projections), and that (ii) there has been no material change in the assets, financial condition, results of operations, business or prospects of IMSG since the date of the most recent financial statements made available to us. We have also assumed that there are no facts or information regarding the Company that would cause the information supplied to us to be incomplete or misleading or fail to fairly represent the financial condition and results of operations of the Company in any material respect.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to IMSG and do not assume any responsibility with respect to it. Management has stated that they have supplied us with all relevant information related to the Transaction and we have no duty to resolve any conflicts that may occur within such information. We have not made any physical inspection or independent appraisal of any of the properties or assets of IMSG. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. This Opinion is rendered solely as of the date hereof and we have not assumed any obligation to update this Opinion.

The Opinion expressed herein is provided for the information and assistance of the Board of Directors in connection with its consideration of the Transaction and does not constitute a recommendation as to how any shareholder should vote with respect to such Transaction.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Public Shareholder Transaction Consideration is fair from a financial point of view to the Public Shareholders.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

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APPENDIX C

AGREEMENT TO FACILITATE MERGER

THIS AGREEMENT TO FACILITATE MERGER (this “Agreement”) is made and entered into as of April 9, 2003 by and among FISERV, INC., a Wisconsin corporation (“Fiserv”), FISERV SOLUTIONS, INC., a Wisconsin corporation (“Fiserv Solutions”), FISERV MERGER SUB, INC., a Delaware corporation (“Fiserv Sub”) and a wholly owned subsidiary of Fiserv Solutions, BANKERS INSURANCE GROUP, INC., a Florida corporation (“BIG”), BANKERS INSURANCE COMPANY, a Florida property and casualty insurance company (“BIC”), BANKERS SECURITY INSURANCE COMPANY, a Florida property and casualty insurance company (“BSIC”), and BONDED BUILDERS SERVICE CORP., a Florida home warranty company (“BBSC,” and with BIG, BIC and BSIC, each a “Shareholder” or, collectively, the “Shareholders”).

WHEREAS, as of the date hereof, the Shareholders own beneficially and of record or have the power to vote, or direct the vote of, an aggregate of 8,354,884 shares of common stock, par value $0.01 per share (“Company Common Stock”), of Insurance Management Solutions Group, Inc., a Florida corporation (the “Company”), representing approximately 68% of the outstanding Company Common Stock as of the date hereof; and

WHEREAS, on the date hereof, Fiserv, Fiserv Solutions, Fiserv Sub and the Company are entering into that certain Agreement and Plan of Merger, dated as of even date herewith (as entered into and as the same may be modified or amended or any of its provisions waived pursuant to the terms thereof, the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for the merger of Fiserv Sub with and into the Company (the “Merger”); and

WHEREAS, the Shareholders wish to see the Merger consummated, and have determined the consummation of the Merger to be in the best interests of the Shareholders; and

WHEREAS, as a condition to the willingness of Fiserv, Fiserv Solutions and Fiserv Sub to enter into the Merger Agreement, Fiserv, Fiserv Solutions and Fiserv Sub have requested that the Shareholders agree, and, in order to induce Fiserv, Fiserv Solutions and Fiserv Sub to enter into the Merger Agreement, the Shareholders have agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.

Vote in Favor of Merger.     During the period commencing on the date hereof and terminating upon the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, each Shareholder, in its capacity as a shareholder of the Company and holder of any proxy or other right to cause or direct the voting of any shares of Company Common Stock, agrees to (a) vote all shares of Company Common Stock presently owned by Shareholder or any of its Affiliates or for which Shareholder has voting power, and all shares of Company Common Stock with respect to which Shareholder in the future acquires ownership or is otherwise granted or obtains voting power, at any meeting of the Shareholders of the Company (or any adjournment thereof), (i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including without limitation the Merger; and (ii) against any action that could reasonably be expected to impede, interfere, delay, or discourage the Merger, facilitate an acquisition of the Company or all or substantially all of its assets or business, in any manner, by a party (other than Fiserv or a subsidiary of Fiserv), or result in any breach of representation, warranty, covenant or agreement of the Company under the Merger Agreement, or (b) in the event written consents are sought from the shareholders of the Company with respect to the actions proposed in (i) or (ii) above, cause to be executed, with respect to all shares of Company Common Stock then owned by Shareholder or as to which Shareholder has the power to vote or to direct the voting of, a written consent or written consents to such proposed action. To the extent inconsistent with the foregoing provisions of this Section 1, each Shareholder hereby revokes any and all previous proxies with respect to any shares of Company Common Stock that such Shareholder owns or has the right to vote. In addition, each Shareholder agrees not to dispose of or otherwise sell any shares of Company Common Stock owned by it, except to other Shareholders subject to this Agreement.

2.	No Solicitation. During the period commencing on the date hereof and terminating upon the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, each Shareholder hereby agrees, and agrees to use commercially reasonable efforts to cause its Affiliates, officers, directors, employees or consultants or agents, not to (a) directly or indirectly, solicit, initiate, encourage, accept or otherwise facilitate the making of an Acquisition Proposal, (b) participate or engage in or encourage in any way negotiations or discussions concerning, or provide any non-public information to, any person or entity relating to an Acquisition Proposal, or which may reasonably be expected to lead to an Acquisition Proposal or (c) agree to or endorse any Acquisition Proposal; provided, however, that nothing contained in this Section 2 or in any other provision of this Agreement will prohibit the Company or any individual who is a member of the Board of Directors of the Company from taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any legally required disclosure to the Company’s shareholders or to the extent otherwise specifically permitted by the Merger Agreement. For purposes of this Agreement, “Affiliate” shall mean, with respect to any person or entity, any person or entity that, directly or indirectly, controls, or any entity that is controlled by, or is under common control with that Person.

3.	Sale of Shares held by the Shareholders and their Affiliates. The Shareholders agree that, as provided in the Merger Agreement, the Merger Consideration to be paid pursuant to the Merger Agreement for all of the shares of Company Common Stock held by the Shareholders and their Affiliates that are not individuals shall be $3.26 per share, in cash, without interest.

4.	Limited Indemnification and Release. BIG will indemnify the Indemnitees (as hereinafter defined) in accordance with the terms set forth on Schedule 4 attached hereto [intentionally omitted].

Each of the Shareholders grants the release set forth on Schedule 4 attached hereto.

5.	Non-Competition. Each Shareholder, on behalf of itself and each of its current and future subsidiaries or Affiliates, covenants and agrees from the Effective Time (except with respect to clause (b), as qualified by clause (ii), from the date hereof) until the third anniversary of the Effective Time (the “Non-Competition Period”) not to, directly or indirectly, (a) engage or invest in, or have any competitive business relationship with, either as an owner, partner, agent, consultant, creditor or otherwise, any business or commercial activity relating to the processing of flood insurance in the United States or (b) solicit, hire, cause to be hired, engage the services of or otherwise enable, encourage or assist, directly or indirectly, any persons which they knew or reasonably should know are employees of the Company or any persons who are employees of Fiserv or its subsidiaries with whom they came into contact in connection with the transactions contemplated hereby to terminate their employment with the Company or Fiserv or its Affiliate, as the case may be. Notwithstanding the foregoing, either BIG or any other Shareholder may (i) own capital stock in a publicly-traded company not to exceed 1% of the outstanding capital stock of such company and (ii) solicit or hire any such IT personnel of the Company as are agreed to in writing by the Company and such Shareholder prior to the Effective Time. Each of Fiserv, Fiserv Solutions and Fiserv Sub, on behalf of itself and each of its current and future subsidiaries or Affiliates, covenants and agrees that during the Non-Competition Period, they shall not solicit, hire, cause to be hired or otherwise enable, encourage or assist, directly or indirectly, any persons which they know or reasonably should know are employees of the Shareholders. Each party agrees that the foregoing limitations are reasonable in time and scope. Each party’s obligations pursuant to this Section 5 shall arise only if the Merger becomes effective (except with respect to clause (b), as qualified by clause (ii), which shall be effective from the date hereof) and then such obligations shall survive for the Non-Competition Period. If the transactions contemplated by the Merger Agreement are abandoned in accordance with the Merger Agreement, the agreement set forth in this Section 5 shall terminate immediately upon such abandonment.

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6.	Representations and Warranties of the Shareholders. Each of the Shareholders represents and warrants to Fiserv, Fiserv Solutions and Fiserv Sub that: (i) each such Shareholder has the legal capacity to enter into and perform all of its respective obligations under this Agreement; (ii) the execution, delivery and performance of this Agreement by each such Shareholder will not violate any other agreement to which such Shareholder is a party, including, without limitation, any voting agreement, shareholders agreement or voting trust; (iii) this Agreement has been duly executed and delivered by each such Shareholder and constitutes a legal, valid and binding agreement of each such Shareholder, enforceable against it in accordance with its terms; (iv) each such Shareholder owns beneficially, and has full voting power with respect to, the shares of Company Common Stock that it is making its agreement with respect to under Section 1 hereof, other than shares beneficially owned by Affiliates over which such Shareholder does not have voting power, and; (v) no shares of Company Common Stock held by such Shareholder are subject to any voting agreement other than this Agreement.

7.	Officer and Director Insurance. After the Effective Time, Fiserv shall take all actions to ensure that the Surviving Corporation complies with its obligations set forth in Section 6.17 of the Merger Agreement. To the extent not paid prior to the Effective Time, Fiserv shall cause the Surviving Corporation to pay half the premium for any “tail coverage” policy acquired, and BIG agrees to pay the other half of the premium for any such “tail coverage” policy acquired plus any premium payable in respect of naming BIG as an additional insured under such policy.

8.	Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that any Shareholder may transfer shares of Company Common Stock, together with its rights, interests and obligations hereunder to BIG or any direct or indirect wholly owned subsidiary of BIG; provided, however, that no such assignment shall relieve any party of its obligations hereunder; and provided, further, however, that, at the Effective Time upon consummation of the Merger, by operation of law, the Surviving Corporation shall succeed to Fiserv Sub’s rights hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

9.	Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed according to its specific terms and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. The parties agree that in the event any or all of the Shareholders do not perform in full their obligations under Sections 1 and 2 hereof, BIG shall pay Fiserv (the “Vote Fee”), in consideration of the considerable effort and expense Fiserv has incurred in connection with the transactions contemplated under this Agreement, $1,200,000 payable upon the termination of the Merger Agreement; provided, however that (a) the Vote Fee will not be owed to Fiserv by BIG in the event that (i) the Fee is payable by the Company pursuant to the terms of the Merger Agreement or (ii) the approval of shareholders has been obtained in accordance with Section 7.01(b) of the Merger Agreement, and (b) the Fee under the Merger Agreement shall not be owed by the Company at any time after the Vote Fee has been paid by BIG.

10.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

11.	Further Assurances. Each of the Shareholders shall execute and deliver such additional documents and take such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

12.	Third-Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or by reason of this Agreement or any provision contained herein.

13.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein.

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14.	Jurisdiction and Venue. The parties agree that any proceeding relating to this Agreement shall be brought in a court of Florida. Each of the parties consents to personal jurisdiction in any such action brought in any such Florida court, consents to service of process by registered mail made upon such party and such party’s agent, and waives any objection to venue in any such Florida court or to any claim that any such Florida court is an inconvenient forum. The prevailing party in any suit or action brought against any other party to enforce the terms of this Agreement or any rights or obligations hereunder shall be entitled to receive reimbursement of its costs, expenses and attorneys’ fees (internal and external) and disbursements, including the costs and expenses of experts and internal resources expended, actually incurred in connection with such suit or action.

15.	No Amendment of Merger Agreement. Fiserv, Fiserv Solutions and Fiserv Sub shall not amend the Merger Agreement without the prior written consent of BIG, which consent shall not be unreasonably withheld.

16.	Payment for Shares. At the Effective Time, (a) each of the Shareholders and their Affiliates shall surrender their Company Certificates representing all shares of Company Common Stock held by the Shareholders or their Affiliates and (b) Fiserv shall pay to each Shareholder or their Affiliates, as the case may be, by wire transfer cash in the amount of $3.26 per share of Company Common Stock represented by each Shareholder’s Company Certificates to such accounts as are designated by such Shareholders or their Affiliates.

17.	Termination. This Agreement shall terminate upon the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms; provided, however, that the provisions of Section 4, Section 5, Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14 and this Section 17 shall continue in effect following the Effective Time in accordance with the respective provisions thereof, and the provisions of Section 9 and Section 14 shall continue in effect following the termination of the Merger Agreement.

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IN WITNESS WHEREOF, each of Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, and the Shareholders, on the other hand, has caused this Agreement to Facilitate Merger to be executed by its duly authorized officer, as of the date and year first above written.

FISERV, INC.		BANKERS INSURANCE GROUP, INC.

By:	/s/ LESLIE M. MUMA	By:	/s/ ROBERT M. MENKE
Name:	Leslie M. Muma	Name:	Robert M. Menke
Title:	President and Chief Executive Officer	Title:	President

FISERV SOLUTIONS, INC.		BANKERS INSURANCE COMPANY

By:	/s/ LESLIE M. MUMA	By:	/s/ DAVID K. MEEHAN
Name:	Leslie M. Muma	Name:	David K. Meehan
Title:	President	Title:	President

FISERV MERGER SUB, INC.		BANKERS SECURITY INSURANCE COMPANY

By:	/s/ LESLIE M. MUMA	By:	/s/ DAVID K. MEEHAN
Name:	Leslie M. Muma	Name:	David K. Meehan
Title:	President	Title:	President

BONDED BUILDERS SERVICE CORP.

		By:	/s/ BRIAN KESNECK
		Name:	Brian Kesneck
		Title:	Chairman

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APPENDIX D

FLORIDA DISSENTERS’ RIGHTS STATUTES

607.1301. DISSENTERS’ RIGHTS; DEFINITIONS.

The following definitions apply to ss. 607.1302 and 607.1320:

(1) “Corporation” means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Fair value,” with respect to a dissenter’s shares, means the value of the shares as of the close of business on the day prior to the shareholders’ authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) “Shareholders’ authorization date” means the date on which the shareholders’ vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302. RIGHT OF SHAREHOLDERS TO DISSENT.

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1.    If the shareholder is entitled to vote on the merger, or

2.    If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.    Altering or abolishing any preemptive rights attached to any of his or her shares;

2.    Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.    Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.    Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.    Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6.    Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7.    Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder’s rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS.

(1)(a) If a proposed corporate action creating dissenters’ rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights and be accompanied by a copy of (S)(S). 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters’ rights shall:

1.    Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated, and

2.    Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b) If proposed corporate action creating dissenters’ rights under (S). 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of (S)(S). 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder’s written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders’ authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder’s name and address, the number,

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classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder’s election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

(a) Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders’ authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders’ authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair

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value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

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                                      PROXY

                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON         , 2003

     The undersigned shareholder appoints DAVID M. HOWARD AND ANTHONY R.
MARANDO, and each of them, as proxy, with full power of substitution, to vote the shares of voting securities of INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.
(the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of the Company, 801 94th Avenue North,
St. Petersburg, Florida 33702, on                 , 2003, at           , local
time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Special Meeting and proxy statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE FISERV MERGER AND
AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR
ADJOURNMENTS THEREOF.

PLEASE CHECK THE BOXES BELOW, SIGN, DATE AND RETURN THIS PROXY TO MELLON
INVESTOR SERVICES, PROXY PROCESSING, P.O. BOX 3578, S. HACKENSACK, NJ
07606-9278, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

             * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *

           INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. SPECIAL MEETING

1.   APPROVAL OF THE MERGER AGREEMENT AND THE FISERV MERGER:    [ ]  FOR the  approval of     [ ]  AGAINST the
                                                                     the  Merger Agreement         approval of the
                                                                     and  the Fiserv Merger.       Merger Agreement
                                                                                                   and the Fiserv
                                                                                                   Merger.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

                                                     Date                             NO. OF
                                                          ______________________      SHARES______________
     Check appropriate box
     Indicate changes below:  [ ] Name Change?   [ ] Address Change?

                                                                     ______________________________________

                                                                     ______________________________________

                                                                      SIGNATURE(s) IN BOX
                                                                      Please sign exactly as your name appears hereon. When
                                                                      signing as attorney, executor, administrator, trustee or
                                                                      guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized
                                                                      officer. If a partnership, please sign in partnership name by an authorized person.